FREE WRITING PROSPECTUS

The issuing entity has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the base prospectus in that registration statement and other documents the issuing entity has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuing entity, any underwriter or any dealer participating in the offering will arrange to send you the base prospectus if you request it by calling toll-free 1-866-803-9204. Please click here http://www.bearstearns.com/prospectus/bsabs or visit the following website: www.bearstearns.com/prospectus/bsabs for a copy of the base prospectus applicable to this offering.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The securities referred to in this free writing prospectus are being offered when, as and if issued. Our obligation to sell securities to you is conditioned on the securities having the characteristics described in this free writing prospectus. If that condition is not satisfied, we will notify you, and neither the issuing entity nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

$399,507,000
(Approximate)

SACO I Trust 2006-8
Issuing Entity

Mortgage-Backed Notes, Series 2006-8

EMC Mortgage Corporation
Sponsor

LaSalle Bank National Association
Master Servicer

Bear Stearns Asset Backed Securities I LLC
Depositor
________________

The issuing entity is offering the following classes of notes pursuant to this free writing prospectus and the accompanying prospectus:

Class	Original Note Principal Balance (5)	Note Interest Rate	Class	Original Note Principal Balance (5)	Note Interest Rate
Class A	$ 399,507,000	(1)(2)(3)	Class A-IO(4)	$ 0	(1)(2)

(1)   The note interest rates on these classes of notes are adjustable or variable rates as described under “Summary—Description of the Notes—Note Interest Rates” in this free writing prospectus.
(2)   Subject to a cap as described in this free writing prospectus.
(3)   Subject to a step-up if the optional termination right is not exercised.
(4)   The Class A-IO Notes are interest only notes, are not entitled to payments of principal and do not have an original note principal balance. The Class A-IO Notes will accrue interest on their notional amounts. The Class A-IO Notes are not covered by the certificate guaranty insurance policy provided by Ambac Assurance Corporation.
(5)   Approximate. The initial note principal balance of each class is subject to a variance of plus or minus 10%.

The notes represent obligations of a trust, the assets of which consist of adjustable-rate, primarily second-lien home equity lines of credit.

Credit enhancement will be provided by:
•      excess spread;
•      overcollateralization;
•      subordination provided to some classes of notes by other classes of notes as described in this free writing prospectus; and
•      a certificate guaranty insurance policy issued by Ambac Assurance Corporation for the benefit of the Class A Notes only.

The Attorney General of the State of New York has not passed on or endorsed the merits of this offering. Any representation to the contrary is unlawful.

Bear, Stearns & Co. Inc., as the underwriter, will offer the notes listed above at varying prices to be determined at the time of sale.

The underwriter will deliver to purchasers of the offered notes in book-entry form only through the facilities of The Depository Trust Company, Clearstream and Euroclear, in each case, on or about September 15, 2006.

Bear, Stearns & Co. Inc.
The date of this free writing prospectus is September 7, 2006
For use with the base prospectus dated September 5, 2006

TABLE OF CONTENTS

FREE WRITING PROSPECTUS

SUMMARY
TRANSACTION STRUCTURE
RISK FACTORS
RISK FACTORS
THE MORTGAGE POOL
STATIC POOL INFORMATION
THE ISSUING ENTITY
THE DEPOSITOR
THE SPONSOR
MASTER SERVICING AND SERVICING OF HELOCS
DESCRIPTION OF THE NOTES
INDENTURE
THE POLICY
YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS
USE OF PROCEEDS
FEDERAL INCOME TAX CONSEQUENCES
STATE AND OTHER TAXES
ERISA CONSIDERATIONS
LEGAL MATTERS
AFFILIATIONS, RELATIONSHIPS AND RELATED TRANSACTIONS
RATINGS
LEGAL INVESTMENT
AVAILABLE INFORMATION
SCHEDULE A
ANNEX I

PROSPECTUS

RISK FACTORS.
DESCRIPTION OF THE SECURITIES
THE TRUST FUNDS
CREDIT ENHANCEMENT
SERVICING OF LOANS.
THE AGREEMENTS.
MATERIAL LEGAL ASPECTS OF THE LOANS.
THE DEPOSITOR
USE OF PROCEEDS
MATERIAL FEDERAL INCOME TAX CONSIDERATIONS
PENALTY AVOIDANCE
REPORTABLE TRANSACTION
STATE AND LOCAL TAX CONSIDERATIONS.
ERISA CONSIDERATIONS.
LEGAL MATTERS
FINANCIAL INFORMATION
AVAILABLE INFORMATION
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
RATINGS.
LEGAL INVESTMENT CONSIDERATIONS.
PLAN OF DISTRIBUTION.
GLOSSARY OF TERMS

Important Notice About Information Presented In This
Free Writing Prospectus And The Accompanying Base Prospectus

We describe the notes in two separate documents that provide varying levels of detail: (a) the accompanying base prospectus, which provides general information, some of which may not apply to your notes and (b) this free writing prospectus, which describes the specific terms of your notes. The description of your notes in this free writing prospectus is intended to enhance the related description in the accompanying base prospectus and you are encouraged to rely on the information in this free writing prospectus as providing additional detail not available in the base prospectus.

Annex I and Schedule A are incorporated into and are a part of this free writing prospectus as if fully set forth in this free writing prospectus.

Cross-references are included in this free writing prospectus and the accompanying base prospectus to captions in these materials where you can find further discussions about related topics. The table of contents on page S-3 above provides the pages on which these captions are located.

You can find a listing of the pages where certain capitalized and other terms used in this free writing prospectus and the accompanying base prospectus are defined under the captions “Glossary” and “Index of Defined Terms” in this free writing prospectus or under the caption “Glossary of Terms” in the accompanying base prospectus.

SUMMARY

•
This summary highlights selected information from this document and does not contain all of the information that you need to consider when making your investment decision. To understand all of the terms of an offering of the notes, you should read this entire document and the accompanying base prospectus carefully.

•
Certain statements contained in or incorporated by reference in this free writing prospectus and the accompanying base prospectus consist of forward-looking statements relating to future economic performance or projections and other financial items. These statements can be identified by the use of forward-looking words such as “may,” “will,” “should,” “expects,” “believes,” “anticipates,” “estimates,” or other comparable words. Forward-looking statements are subject to a variety of risks and uncertainties that could cause actual results to differ from the projected results. Those risks and uncertainties include, among others, general economic and business conditions, regulatory initiatives and compliance with governmental regulations, customer preferences and various other matters, many of which are beyond our control. Because we cannot predict the future, what actually happens may be very different from what is contained in our forward-looking statements.

Trust

The depositor will establish a trust with respect to the Mortgage-Backed Notes, Series 2006-8, pursuant to a trust agreement, dated as of September 6, between the depositor and the owner trustee, as amended by the trust agreement to be dated as of September 15, 2006, among the depositor, the owner trustee and the securities administrator. On the closing date, pursuant to an indenture, among the issuing entity, the indenture trustee and the securities administrator, SACO I Trust 2006-8 will issue three classes of notes, two of which are being offered by this free writing prospectus and the accompanying base prospectus. The assets of the issuing entity that will support the notes will consist of a pool of adjustable-rate, primarily second-lien home equity lines of credit, or HELOCs.

The Class A Notes will have the benefit of a certificate guaranty insurance policy provided by Ambac Assurance Corporation, which will guarantee certain payments on the Class A Notes.

Originators

The principal originators of the HELOCs are: American Home Mortgage Corp., with respect to approximately 32.50% of the HELOCs, SouthStar Funding, LLC, with respect to approximately 18.31% of the HELOCs, Just Mortgage Inc., with respect to approximately 16.33% of the HELOCs, and Metrocities Mortgage, LLC, with respect to approximately 11.64% of the HELOCs. The remainder of the HELOCs were originated by various originators, none of which has originated more than 10% of the HELOCs.

Servicers

GMAC Mortgage Corporation, with respect to approximately 74.08% of the HELOCs, and EMC Mortgage Corporation, with respect to approximately 25.83% of the HELOCs.

Depositor

Bear Stearns Asset Backed Securities I LLC, a Delaware limited liability company and a limited purpose finance subsidiary of The Bear Stearns Companies Inc. and an affiliate of Bear, Stearns & Co. Inc.

Sponsor and Seller

EMC Mortgage Corporation, in its capacity as a HELOC seller, a Delaware corporation and an affiliate of the depositor and the underwriter, which will sell the HELOCs to the depositor.

Master Servicer and Securities Administrator

LaSalle Bank National Association, a national banking association organized under the laws of the United States.

Indenture Trustee

Citibank, N.A., a national banking association organized under the laws of the United States.

Owner Trustee

Wilmington Trust Company, a Delaware banking corporation acting not in its individual capacity, but solely as owner trustee under the trust agreement.

Issuing Entity

SACO I Trust 2006-8, a Delaware statutory trust.

Indenture

The indenture among the issuing entity, the indenture trustee and the securities administrator, under which the trust will issue the notes.

Note Insurer

With respect to the Class A Notes, Ambac Assurance Corporation, a Wisconsin domiciled stock insurance corporation.

Cut-off Date

The close of business on August 15, 2006. All statistical information regarding the HELOCs in this free writing prospectus is based on the aggregate principal balance of the HELOCs as of the cut-off date, unless otherwise specified in this free writing prospectus.

Closing Date

On or about September 15, 2006.

HELOCs

The HELOCs will consist of home equity lines of credit loans made under certain home equity revolving credit loan agreements secured primarily by second-lien mortgages on one- to four-family residential properties with initial draw periods of five, ten or fifteen years limited to interest only payments, generally followed by a fifteen-year amortized repayment period. Some of the HELOCs require repayment of the principal amount outstanding at the end of the draw period. During the applicable draw period, each borrower may borrow additional amounts from time to time up to the maximum amount of that borrower’s line of credit. If borrowed amounts are repaid, they may again be borrowed during the applicable draw period. The principal balance of a HELOC on any day is equal to its cut-off date principal balance, plus any additional borrowings on that loan, minus all collections credited against the principal balance of that HELOC before that day.

All percentages, amounts and time periods with respect to the characteristics of the HELOCs shown in this free writing prospectus and in Schedule A to this free writing prospectus are subject to a variance of plus or minus 10%.

The following table summarizes the approximate characteristics of all of the HELOCs as of the cut-off date:

Number of HELOCs:	5,854
Aggregate principal balance:	$405,385,319.52
Average drawn balance:	$69,249.29
Average credit limit:	$75,566.89
Weighted average credit limit utilization rate:(1)	97.04%
Current weighted average coupon:	10.37%
Weighted average margin:	2.78%
Weighted average seasoning (months):	5
Weighted average remaining term to stated maturity (months):	290
Weighted average remaining draw term to stated maturity (months):	119
Weighted average combined loan-to-value ratio:	92.06%
Weighted average credit score:	718
Lien position (%first/% junior):	2.07%/97.93%

(1) Weighted by credit limit amount.

Description of the Notes

Offered Notes

The trust will issue two classes of notes which are being offered by this free writing prospectus and the accompanying prospectus. The Class A Notes and Class A-IO Notes are the only classes of offered notes.

The last scheduled payment date for the Class A Notes is the payment date in June 2036. The last scheduled payment date for the Class A-IO Notes is August 2008.

We sometimes refer to the Class A Notes and Class A-IO Notes as the senior notes.

Other Notes

The trust will issue one additional class of notes. These Notes will be designated as the Class B Notes and are not being offered by this free writing prospectus. The initial note principal balance of the Class B Notes will be $4,864,000.

The Class B Notes are subordinate to the offered notes. We sometimes refer to the Class B Notes as the subordinate notes. We sometimes refer to the offered notes and the subordinate notes as the notes.

Certificates

In addition to the notes, the trust will also issue (i) the Class S Certificates, (ii) the Class E Certificates, (iii) the Class R-1 Certificates, (iv) the Class R-2 Certificates and (v) the Class RX Certificates. None of the certificates are being offered by this free writing prospectus.

Record Date

For the Class A Notes, the business day preceding the applicable payment date so long as such class of notes is in book-entry form; and otherwise the record date shall be the close of business on the last business day of the month immediately preceding the month of the applicable payment date. For the Class A-IO Notes, the close of business on the last business day of the month immediately preceding the month of the applicable payment date.

Denominations

With respect to the offered notes, $100,000 and multiples of $1.00 in excess thereof, except that one note of each class may be issued in the remainder of the class.

Registration of Offered Notes

The trust will issue the offered notes initially in book-entry form. Persons acquiring interests in the offered notes may elect to hold their beneficial interests through The Depository Trust Company, in the United States, or Clearstream Luxembourg or Euroclear, in Europe.

We refer you to “Description of the Notes — Book-Entry Registration” and “Annex I— Global Clearance, Settlement and Tax Documentation Procedures” in this free writing prospectus.

Note Interest Rates

The note interest rate for each class of the Class A Notes and Class B Notes may change from payment date to payment date. The note interest rate of the Class A Notes and Class B Notes will therefore be adjusted on a monthly basis. Investors will be notified of a note interest rate adjustment through the monthly payment reports. On any payment date, the note interest rate per annum for each such class will be based on One-Month LIBOR and, on or prior to the first possible optional termination date, a specified margin as follows:

•	Class A Notes: One-Month LIBOR plus ____% per annum.

•	Class B Notes: One-Month LIBOR plus ____% per annum.

One-Month LIBOR for the first accrual period and for all subsequent accrual periods shall be determined as described under “Description of the Notes — Calculation of One-Month LIBOR” in this free writing prospectus.

On any payment date, the note interest rate for the Class A Notes and Class B Notes will be subject to an interest rate cap, which we describe below.

After the first possible optional termination date, we will increase the margin applicable to the note interest rate for the Class A Notes, as described above, to ____% per annum, and the margin applicable to the note interest rate for the Class B Notes, as described above, to ____% per annum. Each such increased rate will remain subject to the interest rate cap.

The interest rate cap for the Class A Notes and Class B Notes is equal to (i) the weighted average of the net mortgage rates of all of the HELOCs adjusted to reflect the related accrual period, less (ii) the current interest payable to the Class A-IO Notes divided by the invested amount of the HELOCs.

The note interest rate for the Class A-IO Notes is equal to, for each payment date from and including September 2006 to and including the payment date in August 2008, 5.50% per annum. On any such payment date, the note interest rate for the Class A-IO Notes will be subject to an interest rate cap equal to the weighted average of the net mortgage rates of all of the HELOCs adjusted to reflect the related accrual period. The Class A-IO Notes will not be entitled to receive any payments after the payment date in August 2008.

If on any payment date, the note interest rates for the offered notes and the Class B Notes are limited to the related interest rate cap, the resulting interest shortfalls may be recovered by the holders of the related notes on the same payment date or future payment dates on a subordinated basis to the extent that on such payment date there are available funds remaining after certain other payments on the notes and the payment of certain fees and expenses of the trust. Any such interest shortfalls with respect to the Class A Notes will not be covered by the certificate guaranty insurance policy.

We refer you to “Description of the Notes—Payments on the Notes” in this free writing prospectus.

Payment Dates

The securities administrator will make payments on the notes on the 25th day of each calendar month beginning in September 2006 to the appropriate holders of record. If the 25th day of the month is not a business day, then the securities administrator will make payments on the following business day.

Interest Payments

On each payment date, holders of the offered notes and Class B Notes will be entitled to receive:

•	the interest that has accrued on the note principal balance or the notional amount, as applicable, of such note at the related note interest rate during the related accrual period, and

•	any interest due on any prior payment date that was not paid, less

•	interest shortfalls allocated to such notes.

The accrual period for the Class A Notes and Class B Notes will be the period from and including the preceding payment date (or from the closing date, in the case of the first payment date) to and including the day prior to the current payment date. The accrual period for the Class A-IO Notes will be the calendar month preceding the related payment date. Calculations of interest on the Class A Notes and Class B Notes will be based on a 360-day year and the actual number of days elapsed during the related accrual period. Calculations of interest on the Class A-IO Notes will be based on a 360-day year consisting of twelve 30-day months. Investors will be notified of a note interest rate adjustment through the monthly distribution reports.

The notional amount of the Class A-IO Notes, for purposes of calculating current interest, is equal to the lesser of (a) the invested amount as of the first day of the related Collection Period and (b) (i) for each payment date from and including September 2006 to and including the payment date in February 2007, $176,045,000, (ii) for each payment date from and including March 2007 to and including the payment date in August 2007, $140,836,000, (iii) for each payment date from and including September 2007 to and including the payment date in November 2007, $98,585,000, (iv) for each payment date from and including December 2007 to and including the payment date in February 2008, $70,418,000, (v) for each payment date from and including March 2008 to and including the payment date in May 2008, $28,167,000, (vi) for each payment date from and including June 2008 to and including the payment date in August 2008, $14,084,000, and (vii) for each payment date thereafter, $0.

Principal Payments

On each payment date, holders of the Class A Notes and Class B Notes will receive a payment of principal on their notes if there is cash available on that date for the payment of principal. Monthly principal payments will generally include:

•	principal payments on the HELOCs and

•	until a specified overcollateralization level has been reached, interest payments on the HELOCs not needed to pay interest on the notes and monthly fees and expenses.

You should review the priority of payments described under “Description of the Notes — Payments on the Notes” in this free writing prospectus.

Credit Enhancement

Credit enhancement provides limited protection to holders of specified notes against shortfalls in payments received on the HELOCs. This transaction employs the following forms of credit enhancement.

Subordination. By issuing senior notes and subordinated notes, the trust has increased the likelihood that senior noteholders will receive regular payments of interest and principal.

The Class A Notes and Class A-IO Notes will have a payment priority over the Class B Notes.

Subordination provides the holders of notes having a higher payment priority with protection against losses realized when the remaining unpaid principal balance on a HELOC exceeds the amount of proceeds recovered upon the liquidation of that HELOC or if a charge-off occurs with respect to a HELOC.

In general, we accomplish this loss protection with respect to HELOCs by allocating any charge-off amounts first to reduce the amount of excess cashflow, second to reduce the overcollateralization amount, and third, among the notes and certificates, as described in this free writing prospectus.

Excess Spread and Overcollateralization. We expect the HELOCs to generate more interest than is needed to pay interest on the notes and certain trust expenses, because we expect the weighted average net mortgage rate of the HELOCs to be higher than the weighted average note interest rate on the notes and, as overcollateralization increases, such higher interest rate is paid on a principal balance of HELOCs that is larger than the principal balance of the notes. Interest payments received in respect of the HELOCs in excess of the amount that is needed to pay interest on the notes and trust expenses will be used to reduce the total principal balance of such notes until a required level of overcollateralization has been achieved.

We refer you to “Description of the Notes — Payments on the Notes” in this free writing prospectus.

Certificate Guaranty Insurance Policy. The Class A Notes only will have the benefit of a certificate guaranty insurance policy pursuant to which Ambac Assurance Corporation will unconditionally and irrevocably guarantee certain interest shortfalls and charge-off amounts on the Class A Notes on each payment date and the principal balance of the Class A Notes to the extent unpaid on the payment date in June 2036.

Master Servicing and Servicing Fee

The master servicer will be entitled to receive a fee on each payment date as compensation for its activities under the sale and servicing agreement equal to 1/12 of the master servicing fee rate multiplied by the stated principal balance of the HELOCs as of the due date in the month preceding the month in which such payment date occurs. The master servicing fee rate will be 0.0195% per annum. The master servicer will pay the fees of the indenture trustee from the master servicing fee.

Each servicer will be entitled to receive a fee on each payment date as compensation for its activities under the servicing agreement or the sale and servicing agreement, as applicable, equal to 1/12 of the servicing fee rate multiplied by the stated principal balance of each HELOC serviced by it as of the due date in the month preceding the month in which such payment date occurs. The servicing fee rate will be 0.5000% per annum.

In addition to the primary compensation described above, the servicers will retain all assumption fees, tax service fees, fees for statements of account payoff and late payment charges, all to the extent collected from mortgagors.

The master servicer and each servicer will pay all related expenses incurred in connection with its master servicing or servicing responsibilities, as applicable, subject to limited reimbursement as described in this free writing prospectus.

Optional Termination

At its option, and with the consent of the note insurer if such action would result in a draw on the certificate guaranty insurance policy or if the note insurer would fail to receive all amounts owing to it, the majority holder of the Class E Certificates may purchase all of the remaining assets in the trust fund when the sum of the principal balances of the notes has declined to or below 10% of the sum of the original principal balances of the notes. Such a purchase will result in the early retirement of all the notes.

Federal Income Tax Consequences

One or more elections will be made to treat designated portions of the trust (other than the reserve fund) as a real estate mortgage investment conduit for federal income tax purposes.

We refer you to “Federal Income Tax Consequences” in this free writing prospectus and “Material Federal Income Tax Considerations” in the prospectus for additional information concerning the application of federal income tax laws.

Legal Investment

The offered notes will not be “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984.

We refer you to “Legal Investment” in this free writing prospectus and “Legal Investment Considerations” in the prospectus.

ERISA Considerations

The Class A Notes may be eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts, subject to important considerations. The Class A-IO Notes may not be purchased by plans. Plans should consult with their legal advisors before investing in the Class A Notes.

We refer you to “ERISA Considerations” in this free writing prospectus and in the prospectus.

Ratings

The classes of offered notes listed below will not be offered unless they receive the respective ratings set forth below from Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., which we refer to as “Standard & Poor’s,” and Moody’s Investors Service, Inc., which we refer to as “Moody’s.”

Class	Standard & Poor’s Rating	Moody’s Rating
A	AAA	Aaa
A-IO	AAA	Aaa

A rating is not a recommendation to buy, sell or hold securities and either rating agency can revise or withdraw such ratings at any time. In general, ratings address credit risk and do not address the likelihood of prepayments.

TRANSACTION STRUCTURE

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RISK FACTORS

In addition to the matters described elsewhere in this free writing prospectus and the prospectus, you should carefully consider the following risk factors before deciding to purchase a note.

Excess Interest May Be Inadequate to Cover Losses And/or to Build Overcollateralization
HELOCs are expected to generate more interest than is needed to pay interest on the notes and certain trust fund expenses because we expect the weighted average mortgage rate on the HELOCs to be higher than the weighted average note interest rate on the offered notes. If the HELOCs generate more interest than is needed to pay interest on the notes and trust fund expenses, we will use such excess cashflow to make additional principal payments on the notes, which will reduce the total note principal balance of those notes below the aggregate principal balance of the HELOCs, until the required level of overcollateralization is met. Overcollateralization is intended to provide limited protection to noteholders by absorbing the note’s share of charge-offs from charged-off HELOCs. However, we cannot assure you that the amount of excess cashflow generated on the HELOCs will be sufficient to maintain the required level of overcollateralization.

The excess cashflow available on any payment date will be affected by the actual amount of interest received or recovered in respect of the HELOCs during the preceding month. Such amount may be influenced by changes in the weighted average of the mortgage rates resulting from prepayments, defaults and liquidations of the HELOCs.

If the protection afforded by overcollateralization is insufficient, then you could experience a loss on your investment.

The Interest Rate Cap May Reduce the Yields on the Offered Notes
The note interest rates on the offered notes are each subject to a related interest rate cap as described in this free writing prospectus. If on any payment date the note interest rate for a class of offered notes is limited to the related interest rate cap, the holders of the offered notes will receive a smaller amount of interest than they would have received on that payment date had the note interest rate for that class not been calculated based on the related interest rate cap. If the note interest rates on the offered notes are limited for any payment date, the resulting interest shortfalls may be recovered by the holders of these notes on the same payment date or on future payment dates on a subordinated basis to the extent that on such payment date or future payment dates there are available funds remaining after certain other payments with respect to the notes and the payment of certain fees and expenses of the trust.
Any such interest shortfalls allocated to the Class A Notes will not be covered by the certificate guaranty insurance policy issued by the note insurer.
See “Description of the Notes—Payments on the Notes” in this free writing prospectus.

The Class A Notes May Not Always Receive Interest Based on One- Month LIBOR Plus the Related Margin
The Class A Notes may not always receive interest at a rate equal to One-Month LIBOR plus the related margin. If the related interest rate cap is less than One-Month LIBOR plus the related margin, the interest rate on the Class A Notes will be reduced to such interest rate cap. Thus, the yield to investors in such class will be sensitive both to fluctuations in the level of One-Month LIBOR and to the adverse effects of the application of the related interest rate cap. The prepayment or default of the HELOCs with relatively higher net mortgage rates, particularly during a period of increased One-Month LIBOR rates, may result in the related interest rate cap being lower than otherwise would be the case. If on any payment date the application of the related interest rate cap results in an interest payment lower than One-Month LIBOR plus the related margin on the Class A Notes during the related interest accrual period, the value of such class of notes may be temporarily or permanently reduced.

The Class A-IO Notes May Not Always Receive Interest Based on a Fixed Rate
The Class A-IO Notes may not always receive interest at a rate equal to, on any payment date prior to and including the payment date in August 2008, 5.50% per annum. If, during that period, the related interest rate cap is less than 5.50% per annum, the interest rate on the Class A-IO Notes will be reduced to such interest rate cap. Thus, the yield to investors in such class will be sensitive to the adverse effects of the application of the related interest rate cap. The prepayment or default of the HELOCs with relatively higher net mortgage rates may result in the related interest rate cap being lower than otherwise would be the case. If on any payment date the application of the related interest rate cap results in an interest payment lower than 5.50% per annum on the Class A-IO Notes during the related interest accrual period on any payment date prior to and including the payment date in August 2008, the value of such class of notes may be temporarily or permanently reduced.

To the extent interest on the Class A-IO Notes during the applicable period is limited to the related interest rate cap, the difference between such interest rate cap and 5.50% per annum will create a shortfall. Such shortfalls may remain unpaid on the final payment date, including the optional termination date.

Defaults Could Cause Payment Delays and Losses
There could be substantial delays in the liquidation of defaulted HELOCs and corresponding delays in receiving your portion of the proceeds of liquidation. These delays could last up to several years. Furthermore, an action to obtain a deficiency judgment is regulated by statutes and rules, and the amount of a deficiency judgment may be limited by law. In the event of a default by a borrower, these restrictions may impede the ability of the servicers to foreclose on or to sell the mortgaged property or to obtain a deficiency judgment. In addition, liquidation expenses such as legal and appraisal fees, real estate taxes and maintenance and preservation expenses, will reduce the amount of security for the HELOCs and, in turn, reduce the proceeds payable to noteholders.

In the event that: • the mortgaged properties fail to provide adequate security for the HELOCs, and

• the protection provided by the subordination of certain classes and the availability of excess cashflow and overcollateralization are insufficient to cover any shortfall,

you could lose all or a portion of the money you paid for your notes.

Your Yield Could Be Adversely Affected By the Unpredictability of Prepayments	No one can accurately predict the level of prepayments that the trust will experience. The trust’s prepayment experience may be affected by many factors, including:

• general economic conditions,

• the level of prevailing interest rates,

• the availability of alternative financing, and

• homeowner mobility.

Certain of the HELOCs contain due-on-sale provisions, and the servicers are obligated to enforce those provisions unless doing so is not permitted by applicable law or the servicers, in a manner consistent with reasonable commercial practice, permit the purchaser of the mortgaged property in question to assume the HELOC.

The weighted average lives of the notes will be sensitive to the rate and timing of principal payments, including prepayments, on the HELOCs, which may fluctuate significantly from time to time.

You should note that: • if you purchase any Class A Notes at a discount and principal is repaid on the HELOCs slower than you anticipate, then your yield may be lower than you anticipate;

• if you purchase your notes at a premium and principal is repaid on the HELOCs faster than you anticipate, then your yield may be lower than you anticipate;

• if you purchase a note bearing interest at an adjustable rate, your yield will also be sensitive both to the level of One-Month LIBOR and the interest rate cap;

• since repurchases of HELOCs as a result of breaches of representations and warranties and liquidations of HELOCs following default have the same effect as prepayments, your yield may be lower than you expect if the rate of such repurchases and liquidations is higher than you expect;

• the overcollateralization provisions, whenever overcollateralization is at a level below the required level, are intended to result in an accelerated rate of principal payments to the noteholders then entitled to payments of principal. An earlier return of principal to the noteholders as a result of the overcollateralization provisions will influence the yield on the offered notes in a manner similar to the manner in which principal prepayments on the HELOCs will influence the yield on the Class A Notes; and

• you bear the reinvestment risks resulting from a faster or slower rate of principal payments than you expected.

The sponsor may from time to time implement programs designed to encourage refinancing. These programs may include, without limitation, modifications of existing HELOCs, general or targeted solicitations, the offering of pre-approved applications, reduced origination fees or closing costs, or other financial incentives. Targeted solicitations may be based on a variety of factors, including the credit of the borrower or the location of the mortgaged property. As a result of these programs, with respect to the mortgage pool underlying any trust, the rate of principal prepayments of the mortgage loans in the mortgage pool may be higher than would otherwise be the case, and in some cases, the average credit or collateral quality of the mortgage loans remaining in the mortgage pool may decline.

We refer you to “The Mortgage Pool” and “Yield, Prepayment and Maturity Considerations” in this free writing prospectus and “Material Legal Aspects of the Loans—Due-on-Sale Clauses in Mortgage Loans” in the prospectus for a description of certain provisions of the mortgage loans that may affect the prepayment experience on the HELOCs.

The Class A-IO Notes Have Special Yield Considerations
The Class A-IO Notes are entitled to receive payments of interest commencing on the payment date in September 2006 and ending on the payment date in August 2008. The Class A-IO Notes will not receive any payments after the payment date in August 2008. However, if as a result of an extremely rapid rate of prepayments, the majority holder of the Class E Certificates exercises its option to terminate the trust fund as described under “Description of the Notes—Termination; Retirement of Notes” in this free writing prospectus and such action results in the retirement of the notes prior to the payment date in August 2008, then the holders of the Class A-IO Notes will receive fewer than the twenty-four payments of interest than they would otherwise have been entitled to receive.

In addition, the yield to maturity of the Class A-IO Notes will be extremely sensitive to the rate of principal prepayments on the HELOCs, if, prior to the payment date in August 2008, the aggregate stated principal balance of the HELOCs is reduced below the notional amount applicable on the respective payment date. Investors in the Class A-IO Notes should fully consider the risk that an extremely rapid rate of principal prepayment on the HELOCs could result in the failure of such investors to fully recover their investments.

A Reduction in Note Rating Could Have an Adverse Effect on the Value of Your Notes
The ratings of each class of offered notes will depend primarily on an assessment by the rating agencies of the HELOCs, the amount of overcollateralization and the subordination afforded by certain classes of notes and, with respect to the Class A Notes only, the certificate guaranty insurance policy and the financial strength rating of the note insurer. The ratings by each of the rating agencies of the offered notes are not recommendations to purchase, hold or sell the offered notes because such ratings do not address the market prices of the notes or suitability for a particular investor.

The rating agencies may suspend, reduce or withdraw the ratings on the offered notes at any time. Any reduction in, or suspension or withdrawal of, the rating assigned to a class of offered notes would probably reduce the market value of such class of offered notes and may affect your ability to sell them.

Your Payments Could Be Adversely Affected By the Bankruptcy or Insolvency of Certain Parties
The sponsor will treat the transfer of HELOCs to the depositor as a sale of the HELOCs. However, if the sponsor becomes bankrupt, the trustee in bankruptcy may argue that the HELOCs were not sold but were only pledged to secure a loan to the sponsor. If that argument is made, you could experience delays or reductions in payments on the notes. If that argument is successful, the bankruptcy trustee could elect to sell the HELOCs and pay down the notes early. Thus, you could lose the right to future payments of interest, and might suffer reinvestment loss in a lower interest rate environment.

In addition, if one of the servicers or master servicer becomes bankrupt or insolvent, a bankruptcy trustee or receiver may have the power to prevent the appointment of a successor servicer or master servicer, as applicable. Any related delays in servicing could result in increased delinquencies or charge-offs with respect to the HELOCs.

Developments in Specified Regions Could Have a Disproportionate Effect on the HELOCs Due to Geographic Concentration of Mortgaged Properties
Approximately 35.40%, 10.49%, 9.72% and 8.30% of the HELOCs, by aggregate principal balance as of the cut-off date, are secured by mortgaged properties that are located in the states of California, Virginia, Florida and Illinois, respectively. Property in those states or in any other region having a significant concentration of properties underlying the HELOCs may be more susceptible than homes located in other parts of the country to certain types of uninsurable hazards, such as earthquakes, floods, mudslides and other natural disasters. In addition,

• economic conditions in the specified regions, which may or may not affect real property values, may affect the ability of borrowers to repay their loans on time;

•  declines in the residential real estate market in the specified regions may reduce the values of properties located in those regions, which would result in an increase in the loan-to-value ratios; and

•  any increase in the market value of properties located in the specified regions would reduce the loan-to-value ratios and could, therefore, make alternative sources of financing available to the borrowers at lower interest rates, which could result in an increased rate of prepayment of the HELOCs.

Violation of Consumer Protection Laws May Result in Losses on the HELOCs and the Offered Notes
Applicable state laws generally regulate interest rates and other charges, require certain disclosure, and require licensing of the originator. In addition, other state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the mortgage loans and HELOCs.

The HELOCs are also subject to federal laws, including:

•  the Federal Truth-in-Lending Act and Regulation Z promulgated thereunder, which require certain disclosures to the mortgagors regarding the terms of the HELOCs;

•  the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; and

•  the Depository Institutions Deregulation and Monetary Control Act of 1980, which preempts certain state usury laws.

Violations of certain provisions of these federal and state laws may limit the ability of the related servicer to collect all or part of the principal of or interest on the HELOCs and in addition could subject the trust to damages and administrative enforcement. In particular, the failure of the originators to comply with certain requirements of the Federal Truth-in-Lending Act, as implemented by Regulation Z, could subject the trust to monetary penalties and result in the mortgagors’ rescinding the HELOCs against the trust. In addition to federal law, some states have enacted, or may enact, laws or regulations that prohibit inclusion of some provisions in HELOCs that have interest rates or origination costs in excess of prescribed levels, that require mortgagors be given certain disclosures prior to the consummation of the HELOCs and that restrict the ability of the related servicer to foreclose in response to the mortgagor’s default. The failure of the originators to comply with these laws could subject the trust to significant monetary penalties, could result in the mortgagors rescinding the HELOCs against the trust and/or limit the related servicer’s ability to foreclose upon the related mortgaged property in the event of a mortgagor’s default.

Under the anti-predatory lending laws of some states, the borrower is required to meet a net tangible benefits test in connection with the origination of the related mortgage loan. This test may be highly subjective and open to interpretation. As a result, a court may determine that a mortgage loan does not meet the test even if the originators reasonably believed that the test was satisfied. Any determination by a court that a mortgage loan does not meet the test will result in a violation of the state anti-predatory lending law, in which case the sponsor will be required to purchase that HELOC from the trust fund.

The sponsor will represent that, as of the closing date, each HELOC is in compliance with applicable federal and state laws and regulations. In the event of a breach of such representation, the sponsor will be obligated to cure such breach or repurchase or replace the affected HELOC in the manner described in this free writing prospectus. If the sponsor is unable or otherwise fails to satisfy such obligations, the yield on the offered notes may be materially and adversely affected.

You May Have Difficulty Selling Your Notes
The underwriter intends to make a secondary market in the offered notes, but the underwriter has no obligation to do so. We cannot assure you that a secondary market will develop or, if it develops, that it will continue. Consequently, you may not be able to sell your notes readily or at prices that will enable you to realize your desired yield. The market values of the notes are likely to fluctuate, and such fluctuations may be significant and could result in significant losses to you.

The secondary markets for asset-backed securities have experienced periods of illiquidity and can be expected to do so in the future. Illiquidity can have a severely adverse effect on the prices of notes that are especially sensitive to prepayment, credit or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors.

The Return on Your Notes Could Be Reduced by Shortfalls Due to the Application of the Servicemembers Civil Relief Act and Similar State Laws
The Servicemembers Civil Relief Act, or the Relief Act, and similar state or local laws provide relief to mortgagors who enter active military service and to mortgagors in reserve status who are called to active military service after the origination of their mortgage loans or HELOCs. The ongoing military operations of the United States in Iraq and Afghanistan have caused an increase in the number of citizens in active military duty, including those citizens previously in reserve status. Under the Relief Act the interest rate applicable to a mortgage loan or HELOC for which the related mortgagor is called to active military service will be reduced from the percentage stated in the related mortgage note to 6.00%. This interest rate reduction and any reduction provided under similar state or local laws will result in an interest shortfall because neither the servicers nor the master servicer will be able to collect the amount of interest which otherwise would be payable with respect to such mortgage loan if the Relief Act or similar state or local law was not applicable thereto. This shortfall will not be paid by the mortgagor on future due dates and, therefore, will reduce the amount available to pay interest to the noteholders on subsequent payment dates. We do not know how many HELOCs in the mortgage pool have been or may be affected by the application of the Relief Act or similar state or local laws. Any Relief Act shortfall respecting the Class A Notes will not be covered by the certificate guaranty insurance policy issued by the note insurer.

Junior Lien Positions May Cause a Payment Delay or a Loss on the Offered Notes
Approximately 97.93% of the aggregate principal balance of the HELOCs as of the cut-off date are secured by second mortgages or deeds of trust. The proceeds from any liquidation, insurance or condemnation proceedings will be available to satisfy the outstanding balance of the HELOCs in a junior lien position only to the extent that the claims of any senior mortgages have been satisfied in full. If it is uneconomical to foreclose on a mortgaged property, the servicers may write off the entire outstanding balance of the HELOC as a bad debt. These risks are greater if a HELOC has a high combined loan-to-value ratio or low junior-lien ratio because it is more likely that the servicers would determine foreclosure to be uneconomical. If the proceeds remaining from a sale of a mortgaged property are insufficient to satisfy the HELOCs and the other forms of credit enhancement are insufficient to cover the loss and, with respect to the Class A Notes, the note insurer fails to perform its obligations under the certificate guaranty insurance policy, then (i) there will be a delay in payments to holders of the offered notes while a deficiency judgment against the borrower is sought and (ii) the noteholders may incur a loss if a deficiency judgment cannot be obtained or is not realized upon.

Payments on the HELOCs And, With Respect to the Class A Notes, the Certificate Guaranty Insurance Policy, Are the Sole Sources of Payments on the Offered Notes
Credit enhancement will be provided for the offered notes in the form of excess interest collections allocable to the investors, as required and as described in this free writing prospectus, any overcollateralization that may be created, structural subordination and, with respect to the Class A Notes only, the certificate guaranty insurance policy. None of the sponsor , the depositor, the underwriter, the indenture trustee, the owner trustee, the securities administrator, the master servicer, the servicers, the note insurer or any of their affiliates will have any obligation to replace or supplement the credit enhancement, or take any other action to maintain any rating of the offered notes. To the extent that the investor's portion of any charge-offs incurred on any of the HELOCs are not covered by the foregoing, the holders of the offered notes will bear all risk of such losses resulting from default by mortgagors.

The Rate of Prepayments on the HELOCs Will Be Affected By Various Factors
The yield to maturity of the offered notes will depend on a variety of factors, including:

•  the rate and timing of principal payments on the HELOCs (including payments in excess of required installments, prepayments in full, liquidations and repurchases due to breaches of representations or warranties);
•  the majority holder of the Class E Certificate’s option to exercise its optional termination rights;
•  the rate and timing of new draws on the HELOCs;
•  the availability of excess interest to cover any basis risk shortfall on the offered notes; and
•  the purchase price.

Neither the servicers nor the master servicer will advance delinquent payments of principal or interest on the HELOCs.

Since mortgagors can generally prepay their HELOCs at any time, the rate and timing of principal payments on the Class A Notes will be highly uncertain. The interest rates on the HELOCs are subject to adjustment based on changes in the prime rate, and are subject to certain limitations. Any increase in the interest rate on a HELOC may encourage a mortgagor to prepay the loan. The deductibility of interest payments for federal tax purposes, however, may act as a disincentive to prepayment, despite an increase in the interest rate. In addition, due to the revolving feature of the loans, the rate of principal payments may be unrelated to changes in market rates of interest. Refinancing programs, which may involve soliciting all or some of the mortgagors to refinance their HELOCs, may increase the rate of prepayments on the HELOCs.

The Depositor Has Limited Information Regarding Prepayment History of the HELOCs
All of the HELOCs may be prepaid in whole or in part at any time. Neither the sponsor nor the depositor is aware of any publicly available studies or statistics on the rate of prepayment of home equity lines of credit. HELOCs usually are not viewed by borrowers as permanent financing and may experience a higher rate of prepayment than traditional home equity lines of credit. The trust’s prepayment experience may be affected by a wide variety of factors, including:

•  general economic conditions,
•  interest rates,
•  the availability of alternative financing,
•  homeowner mobility, and
•  changes affecting the ability to deduct interest payments on home equity lines of credit for federal income tax purposes.

Cash Flow Is Limited in Early Years of HELOCs
Each HELOC has a draw period that lasts up to five, ten or fifteen years, and, generally, a repayment term, following the draw period, of generally fifteen years. Some of the HELOCs require repayment of the principal amount outstanding at the end of the draw period. No principal or a minimal amount of principal is due during the draw period although a borrower may voluntarily make a principal payment. Following the draw period, monthly principal payments during the repayment period are required in amounts that will amortize the amount outstanding at the commencement of the repayment period over the remaining term of the HELOC. Collections on the HELOCs may also vary due to seasonal purchasing and payment habits of borrowers. As a result there may be limited collections available to make payments to holders of the offered notes and investors in the Class A Notes may receive payments of principal more slowly than anticipated.

There Is an Increased Risk of Loss to Noteholders As Monthly Payments Increase at the Beginning of the Repayment Period
The HELOCs require no principal payments or minimal principal payments during the first five, ten or fifteen years following origination. The HELOCs require repayment of the principal amount outstanding at the commencement of the repayment period over the remaining term in equal monthly installments or at the end of the draw period. The HELOCs pose a special payment risk because the borrower must start making substantially higher monthly payments at the start of the repayment period. If the borrower is unable to make such increased payments, the borrower may default. Investors in the Class A Notes may suffer a loss if the collateral for such loan, and the other forms of credit enhancement, are insufficient or unavailable to cover the loss and, with respect to the Class A Notes, the note insurer fails to perform under the certificate guaranty insurance policy.

Class A Notes Ratings Are Based Primarily on the Financial Strength of the Note Insurer
The rating on the Class A Notes depend primarily on an assessment by the rating agencies of the HELOCs and the financial strength of the note insurer. Any reduction of the rating assigned to the financial strength of the note insurer may cause a corresponding reduction in the rating assigned to the Class A Notes. A reduction in the rating assigned to the Class A Notes will reduce the market value of these notes and may affect the ability of investors in these notes to sell them.

The Incurrence of Debt By Borrowers Could Increase the Risk to Investors in the Offered Notes FICO Scores Are Not an Indicator of Future Performance of Borrowers
With respect to HELOCs that were used for debt consolidation, there can be no assurance that the borrower will not incur further debt. This reloading of debt could impair the ability of borrowers to service their debts, which in turn could result in higher rates of delinquency and loss on the HELOCs.
Investors should be aware that FICO scores are based on past payment history of the borrower. Investors should not rely on FICO scores as an indicator of future borrower performance. See “The Mortgage Pool — Underwriting Guidelines” herein.

THE MORTGAGE POOL

General

We have provided below and in Schedule A to this free writing prospectus information with respect to the HELOCs that we expect to include in the mortgage pool in the trust fund. Prior to the closing date of September 15, 2006, we may remove HELOCs from the mortgage pool and we may substitute other home equity lines of credit for the HELOCs we remove. The depositor believes that the information set forth in this free writing prospectus will be representative of the characteristics of the mortgage pool as it will be constituted at the time the notes are issued, although the range of mortgage rates and maturities and other characteristics of the HELOCs may vary. The characteristics of the HELOCs as described herein and in Schedule A may differ from the final pool as of the closing date due, among other things, to the possibility that certain HELOCs may become delinquent or default or may be removed or substituted and that similar or different home equity lines of credit may be added to the pool prior to the closing date. The actual HELOCs included in the trust fund as of the closing date may vary from the HELOCs as described in this free writing prospectus by up to plus or minus 10% as to any of the material characteristics described herein. If, as of the closing date, any material pool characteristics differs by 10% or more from the description in this free writing prospectus, revised disclosure will be provided either in a supplement to this free writing prospectus, the prospectus supplement or any supplement thereto, or in a current report on Form 8-K. Unless we have otherwise indicated, the information we present below and in Schedule A is expressed as of the Cut-off Date, which is August 15, 2006. The HELOC principal balances that are transferred to the trust will be the aggregate principal balance as of the Cut-off Date.

The HELOCs will be selected for inclusion in the mortgage pool based on rating agency criteria, compliance with representations and warranties, and conformity to criteria relating to the characterization of securities for tax, ERISA, Form S-3 eligibility and other legal purposes.

  HELOCs

The HELOCs will consist of a pool of first- and second-lien, adjustable-rate home equity lines of credit.

The HELOCs had an aggregate principal balance as of the Cut-off Date of approximately $405,385,319.52. Approximately 97.93% and 2.07% of the HELOCs, by aggregate principal balance as of the Cut-off Date, are secured by second liens and first liens, respectively.

The average drawn balance of the HELOCs as of the Cut-off Date will be approximately $69,249.29. No HELOC had a principal balance as of the Cut-off Date of greater than approximately $972,583.14.

As of the Cut-off Date, the HELOCs had HELOC rates ranging from approximately 3.250% per annum to approximately 17.750% per annum and the weighted-average HELOC rate will be approximately 10.371% per annum. The weighted average remaining term to stated maturity of the HELOCs will be approximately 290 months as of the Cut-off Date. None of the HELOCs will have a first due date prior to January 1, 2003, or after August 20, 2006, or will have a remaining term to maturity of less than 90 months or greater than 357 months as of the Cut-off Date. The latest maturity date of any HELOC is May 15, 2036.

None of the HELOCs provide for prepayment charges.

The HELOCs will have the following characteristics as of the Cut-off Date, unless otherwise indicated below:

•	The average credit limit of the HELOCs is approximately $75,566.89.
•	The weighted average margin of the HELOCs is approximately 2.70250%.
•	The weighted average seasoning of the HELOCs is 5 months.
•	The weighted average remaining term of the HELOCs is 290 months.
•	The weighted average remaining draw term of the HELOCs is 119 months.
•	The weighted average credit score of the HELOCs as of the Cut-off Date is approximately 718.
•	The weighted average credit limit utilization rate based on the credit limits of the HELOCs is approximately 97.04%.
•	The weighted average junior lien ratio of the HELOCs based on the related credit limit is approximately 61.24%.
•
With respect to 35.40%, 10.49%, 9.72% and 8.30% of the HELOCs, the related mortgaged properties are located in California, Virginia, Florida and Illinois, respectively, and no other state or geographic location had a concentration of HELOCs in excess of 5% as of the Cut-off Date.

•	The weighted average original term to maturity of the HELOCs as of the Cut-off Date will be approximately 295 months.
•	Approximately 90.68% of the HELOCs will be secured by owner occupied property and 9.32% of the HELOCs will be secured by non-owner occupied and second-home properties.
•	Approximately 30.33% of the HELOCs were originated under full/alternative documentation programs. The remainder of the HELOCs were originated under limited or no documentation programs.
•	No HELOC provides for deferred interest or negative amortization.
•	As of the Cut-off Date, none of the HELOCs were 31 or more days delinquent in payment of principal and interest.

With respect to each first-lien HELOC, the combined loan-to-value ratio is equal to the ratio, expressed as a percentage, of the credit limit to the lesser of the appraised value and the purchase price. With respect to each second-lien HELOC, the combined loan-to-value ratio is equal to the ratio, expressed as a percentage, of (A) the sum of (i) the credit limit and (ii) any outstanding principal balance, at the time of origination of such HELOC, of all other mortgage loans, if any, secured by senior liens on the related mortgaged property, to (B) (i) with respect to those second-lien HELOCs for which the proceeds were used to purchase the related mortgaged property, the lesser of the appraised value and the purchase price, and (ii) with respect to all other second-lien HELOCs, the appraised value.

HELOC Terms

Interest on each HELOC is calculated based on the average daily balance outstanding during the billing cycle. With respect to each HELOC, the billing cycle is the calendar month preceding the due date.

Each HELOC has a loan rate that is subject to adjustments on each adjustment date to equal the sum of (a) the index and (b) the gross margin specified in the related credit line agreement; provided, however, that the loan rate will in no event be greater than the maximum loan rate set forth in the related credit line agreement and subject to the maximum rate permitted by applicable law. The adjustment date is the first day of each related billing cycle beginning on the date specified in the applicable credit line agreement. The index for any adjustment date will be the prime rate for corporate loans at United States commercial banks, as published in The Wall Street Journal on the first business day of the month in which the relevant billing cycle begins. If, on any day, more than one prime rate or a range of prime rates for corporate loans at United States commercial banks is published in The Wall Street Journal, the index on such day will be the highest of the prime rates.

Each HELOC had a term to maturity from the date of origination of not more than 360 months. The borrower for each HELOC may make a draw under the related credit line agreement at any time during the draw period. The draw period begins on the related origination date and will be 5, 10 or 15 years. The maximum amount of each draw under any HELOC is equal to the excess, if any, of the credit limit over the outstanding principal balance under such credit line agreement at the time of such draw. Each HELOC may be prepaid in full or in part at any time and without penalty, but with respect to each HELOC, the related borrower will have the right during the related draw period to make a draw in the amount of any prepayment previously made with respect to such HELOC, up to the credit limit. Each borrower generally will have access to make draws with either checks or a credit card, subject to applicable law. The credit line agreement or mortgage related to each HELOC generally will contain a customary “due-on-sale” clause.

A borrower's rights to receive draws during the related draw period may be suspended, or the credit limit may be reduced for cause under a number of circumstances, including, but not limited to:

•	a materially adverse change in the borrower's financial circumstances;
•	a decline in the value of the mortgaged property significantly below its appraised value at origination; or
•	a payment default by the borrower.

However, a suspension or reduction generally will not affect the payment terms for previously drawn balances. The servicers will have no obligation to investigate as to whether any of those circumstances have occurred and may have no knowledge of their occurrence. Therefore, there can be no assurance that any borrower's ability to receive draws will be suspended or reduced if the foregoing circumstances occur. In the event of default under a revolving credit loan, the HELOC may be terminated and declared immediately due and payable in full. For this purpose, a default includes, but is not limited to:

•	the borrower's failure to make any payment as required;
•	any action or inaction by the borrower that adversely affects the mortgaged property or the rights in the mortgaged property; or
•	fraud or material misrepresentation by the borrower in connection with the home equity line of credit.

Prior to the end of the related draw period, the borrower for each HELOC will be obligated to make monthly payments in a minimum amount that generally will be equal to the finance charge for each billing cycle. In addition, except as described below, after the related draw period, the borrower will be obligated to make monthly payments consisting of principal installments that would substantially amortize the principal balance by the maturity date, and to pay any current finance charges and additional charges.

The finance charge for each HELOC for any billing cycle will be an amount equal to the aggregate, as calculated for each day in the billing cycle, of the then-applicable loan rate divided by 360 multiplied by that day's principal balance. The account balance on any day generally will equal:

•	the principal balance on that date, plus
•	additional charges, if any, consisting of unpaid fees, insurance premiums and other charges, plus
•	unpaid finance charges, plus
•	draws funded on that day, minus
•	all payments and credits applied to the repayment of the principal balance on that day.

Payments made by or on behalf of the borrower for each HELOC will be applied to any unpaid finance charges that are due thereon prior to application to any unpaid principal outstanding.

The principal balance of any HELOC, other than a Charged-Off HELOC, on any day will be the Cut-off Date balance, plus (x) any additional balances relating to that HELOC conveyed to the trust minus (y) all collections credited against the principal balance of that HELOC in accordance with the related credit line agreement prior to that day, and (z) all prior related Charge-Off Amounts. The principal balance of a Charged-Off HELOC after final recovery of substantially all of the related liquidation proceeds which the related servicer reasonably expects to receive shall be zero.

The servicers will have the option to allow an increase in the credit limit applicable to any HELOC under limited circumstances described under the Servicing Agreement or the Sale and Servicing Agreement, as applicable.

Originators

The principal originators of the HELOCs are: American Home Mortgage Corp., with respect to approximately 32.50% of the HELOCs, SouthStar Funding, LLC, with respect to approximately 18.31% of the HELOCs, Just Mortgage Inc., with respect to approximately 16.33% of the HELOCs, and Metrocities Mortgage, LLC, with respect to approximately 11.64% of the HELOCs. The remainder of the HELOCs were originated by various originators, none of which has originated more than 10% of the HELOCs.

American Home Mortgage Corp.

General
American Home Mortgage Corp. (“American Home”) is a New York corporation. American Home conducts lending through retail and wholesale loan production offices and its correspondent channel as well as its direct-to-consumer channel supported by American Home’s call center. American Home operates more than 600 retail and wholesale loan production offices located in 45 states and the District of Columbia and makes loans throughout all 50 states and the District of Columbia. American Home has been originating mortgage loans since its incorporation in 1988, and has been originating HELOCs since 2003. The principal executive offices of American Home are located at 538 Broadhollow Road, Melville, New York 11747.

The following table reflects American Home’s originations of HELOCs for the past three years and for the quarter ended March 31, 2006:

	Year Ended December 31, 2003	Year Ended December 31, 2004	Year Ended December 31, 2005	Quarter Ended March 31, 2006
Number of Loans	1,077	6,781	11,907	1,360
Principal Balance	$59,956,566	$423,815,336	$820,071,908	$106,148,293

American Home is not aware of any material legal proceedings pending against it or against any of its property, including any proceedings known to be contemplated by governmental authorities material to the holders of the offered notes.

Underwriting Criteria

The following information generally describes American Home’s underwriting guidelines with respect to HELOCs originated pursuant to its “conforming” or “prime” underwriting guidelines and its Alt-A underwriting guidelines.

The HELOCs loans have been purchased or originated, underwritten and documented in accordance with the guidelines of specific private investors and the non-conforming or Alt-A underwriting guidelines established by American Home.

Currently, American Home only originates HELOCs in cases where American Home also has originated the first-lien mortgage loan for that particular borrower.

American Home’s underwriting philosophy is to weigh all risk factors inherent in the loan file, giving consideration to the individual transaction, borrower profile, the level of documentation provided and the property used to collateralize the debt. These standards are applied in accordance with applicable federal and state laws and regulations. Exceptions to the underwriting standards may be permitted where compensating factors are present. In the case of investment properties and two- to four-unit dwellings, income derived from the mortgage property may have been considered for underwriting purposes, in addition to the income of the mortgagor from other sources. With respect to second homes and vacation properties, no income derived from the property will have been considered for underwriting purposes. Because each loan is different, American Home expects and encourages underwriters to use professional judgment based on their experience in making a lending decision.

American Home underwrites a borrower’s creditworthiness based solely on information that American Home believes is indicative of the applicant’s willingness and ability to pay the debt they would be incurring.

Non-conforming loans are generally documented to the requirements of Fannie Mae and Freddie Mac, in that the borrower provides the same information on the loan application along with documentation to verify the accuracy of the information on the application such as income, assets, other liabilities, etc. Certain non-conforming stated income or stated asset products allow for less verification documentation than Fannie Mae or Freddie Mac require. Certain non-conforming Alt-A products also allow for less verification documentation than Fannie Mae or Freddie Mac require. For these Alt-A products, the borrower may not be required to verify employment income, assets required to close or both. For some other Alt-A products, the borrower is not required to provide any information regarding employment income, assets required to close or both. Alt-A products with less verification documentation generally have other compensating factors such as higher credit score or lower combined loan-to-value requirements.

American Home obtains a credit report for each borrower that summarizes each borrower’s credit history. The credit report contains information from the three major credit repositories, Equifax, Experian and TransUnion. These companies have developed scoring models to identify the comparative risk of delinquency among applicants based on characteristics within the applicant’s credit report. A borrower’s credit score represents a comprehensive view of the borrower’s credit history risk factors and is indicative of whether a borrower is likely to default on a loan. Some of the factors used to calculate credit scores are a borrower’s incidents of previous delinquency, the number of credit accounts a borrower has, the amount of available credit that a borrower has utilized, the source of a borrower’s existing credit, and recent attempts by a borrower to obtain additional credit. Applicants who have higher credit scores will, as a group, have fewer defaults than those who have lower credit scores. The minimum credit score allowed by American Home non-conforming loan guidelines for these loans is 620 and the average is typically over 700. For American Home’s Alt-A products, the minimum credit score is generally 580. If the borrowers do not have a credit score they must have an alternative credit history showing at least three trade lines with no payments over 60 days past due in the last twelve months.

In addition to reviewing the borrower’s credit history and credit score, American Home underwriters closely review the borrower’s housing payment history. In general, for non-conforming loans the borrower should not have made any mortgage payments over 30 days after the due date for the most recent twelve months. In general, for Alt-A loans, the borrower may have no more than one payment that was made over 30 days after the due date for the most recent twelve months.

In order to determine if a borrower qualifies for a HELOC, such loan application is manually underwritten by American Home’s underwriters. American Home’s Alt-A loan products generally have been approved manually by its senior underwriters. For such underwritten loans, the underwriter must ensure that the borrower’s income will support the total housing expense on an ongoing basis. Underwriters may give consideration to borrowers who have demonstrated an ability to carry a similar or greater housing expense for an extended period. In addition to the monthly housing expense, the underwriter must evaluate the borrower’s ability to manage all recurring payments on all debts, including the monthly housing expense. When evaluating the ratio of all monthly debt payments to the borrower’s monthly income (debt-to-income ratio), the underwriter should be aware of the degree and frequency of credit usage and its impact on the borrower’s ability to repay the loan. For example, borrowers who lower their total obligations should receive favorable consideration and borrowers with a history of heavy usage and a pattern of slow or late payments should receive less flexibility.

Every mortgage loan is secured by a property that has been appraised by a licensed appraiser in accordance with the Uniform Standards of Professional Appraisal Practice of the Appraisal Foundation. The appraisers perform on-site inspections of the property and report on the neighborhood and property condition in factual and specific terms. Each appraisal contains an opinion of value that represents the appraiser’s professional conclusion based on market data of sales of comparable properties and a logical analysis with adjustments for differences between the comparable sales and the subject property and the appraiser’s judgment. In addition, each appraisal is reviewed for accuracy and consistency by American Home’s vendor management company or an underwriter of American Home or a mortgage insurance company contract underwriter.

The appraiser’s value conclusion is used to calculate the ratio (combined loan-to-value) of the loan amount(s) to the value of the property. For loans made to purchase a property, this ratio is based on the lower of the sales price of the property and the appraised value. American Home sets various maximum combined loan-to-value ratios based on the loan amount, property type, loan purpose and occupancy of the subject property securing the loan. In general, American Home requires lower combined loan-to-value ratios for those loans that are perceived to have a higher risk, such as high loan amounts, loans in which additional cash is being taken out on a refinance transaction, loans on second homes or loans on investment properties. A lower combined loan-to-value ratio requires a borrower to have more equity in the property, which is a significant additional incentive to the borrower to avoid default on the loan.

American Home realizes that there may be some acceptable quality loans that fall outside published guidelines and encourages “common sense” underwriting. Because a multitude of factors are involved in a loan transaction, no set of guidelines can contemplate every potential situation. Therefore, each case is weighed individually on its own merits and exceptions to American Home’s underwriting guidelines are allowed if sufficient compensating factors exist to offset any additional risk due to the exception.

STATIC POOL INFORMATION

The depositor will provide static pool information, material to this offering, with respect to the experience of the sponsor in securitizing asset pools of the same type at http://www.bearstearns.com/transactions/bsabs_i/saco2006-8/.

Information provided through the Internet address above will not be deemed to be a part of this prospectus or the registration statement for the securities offered hereby if it relates to any prior securities pool or vintage formed before January 1, 2006, or with respect to the mortgage pool (if applicable) any period before January 1, 2006.

THE ISSUING ENTITY

SACO I Trust 2006-8, a Delaware statutory trust, formed pursuant to the Trust Agreement. The Trust Agreement constitutes the “governing instrument” under the laws of the State of Delaware. After its formation, SACO I Trust 2006-8 will not engage in any activity other than (i) acquiring and holding the HELOCs and the other assets of the trust and proceeds therefrom, (ii) issuing the notes and the certificates, (iii) making payments on the notes and the certificates, and (iv) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith. The foregoing restrictions are contained in the Trust Agreement. For a description of other provisions relating to amending the Trust Agreement, please see “The Agreements — Amendment of Agreement” in the base prospectus.

The assets of SACO I Trust 2006-8 will consist of the HELOCs and certain related assets.

SACO I Trust 2006-8’s fiscal year end is December 31.

THE DEPOSITOR

The depositor, Bear Stearns Asset Backed Securities I LLC, was formed in the state of Delaware in January 2004, and is a wholly-owned subsidiary of The Bear Stearns Companies Inc. The depositor was organized for the sole purpose of serving as a private secondary mortgage market conduit. The depositor does not have, nor is it expected in the future to have, any significant assets.

The depositor has been serving as a private secondary mortgage market conduit for residential mortgage loans since 2004. As of March 31, 2006, the depositor has been involved in the issuance of securities backed by residential mortgage loans in excess of $61,960,758,571. In conjunction with the sponsor’s acquisition of the HELOCs, the depositor will execute a mortgage loan purchase agreement through which the loans will be transferred to itself. These HELOCs are subsequently deposited in a common law or statutory trust, described in this free writing prospectus, which will then issue the securities.

After issuance and registration of the securities contemplated in this free writing prospectus and any supplement hereto, the depositor will have no duties or responsibilities with respect to the pool assets or the securities.

The depositor’s principal executive offices are located at 383 Madison Avenue, New York, New York 10179. Its telephone number is (212) 272-2000.

THE SPONSOR

The sponsor, EMC Mortgage Corporation, was incorporated in the State of Delaware on September 26, 1990, as a wholly owned subsidiary corporation of The Bear Stearns Companies Inc., and is an affiliate of the depositor and the underwriter. The sponsor was established as a mortgage banking company to facilitate the purchase and servicing of whole loan portfolios containing various levels of quality from “investment quality” to varying degrees of “non-investment quality” up to and including real estate owned assets (“REO”). The sponsor commenced operation in Texas on October 9, 1990.

The sponsor maintains its principal office at 2780 Lake Vista Drive, Lewisville, Texas 75067. Its telephone number is (214) 626-3800.

Since its inception in 1990, the sponsor has purchased over $100 billion in residential whole loans and servicing rights, which include the purchase of newly originated alternative A, jumbo (prime) and sub-prime loans. Loans are purchased on a bulk and flow basis. The sponsor is one of the United States’ largest purchasers of scratch and dent, sub-performing and non-performing residential mortgages and REO from various institutions, including banks, mortgage companies, thrifts and the U.S. government. Loans are generally purchased with the ultimate strategy of securitization into an array of Bear Stearns’ securitizations based upon product type and credit parameters, including those where the loan has become re-performing or cash-flowing.

Performing loans include first lien fixed rate and ARMs, as well as closed end fixed rate second liens and lines of credit (“HELOCs”). Performing loans acquired by the sponsor are subject to varying levels of due diligence prior to purchase. Portfolios may be reviewed for credit, data integrity, appraisal valuation, documentation, as well as compliance with certain laws. Performing loans purchased will have been originated pursuant to the sponsor’s underwriting guidelines or the originator’s underwriting guidelines that are acceptable to the sponsor.

Subsequent to purchase by the sponsor, performing loans are pooled together by product type and credit parameters and structured into RMBS, with the assistance of Bear Stearns’ Financial Analytics and Structured Transactions group, for distribution into the primary market.

The sponsor has been securitizing residential mortgage loans since 1999. The following table describes size, composition and growth of the sponsor’s total portfolio of assets it has securitized as of the dates indicated.

	December 31, 2003		December 31, 2004		December 31, 2005		June 30, 2006
Loan Type	Number	Total Portfolio of Loans	Number	Total Portfolio of Loans	Number	Total Portfolio of Loans	Number	Total Portfolio of Loans
Alt-A ARM	12,268	$3,779,319,393.84	44,821	$11,002,497,283.49	73,638	$19,087,119,981.75	45,516	$12,690,441,830.33
Alt-A Fixed	15,907	$3,638,653,583.24	15,344	$4,005,790,504.28	17,294	$3,781,150,218.13	9,735	$2,365,141,449.49
HELOC	-	$-	-	$-	9,309	$509,391,438.93	4,360	$310,097,520.60
Prime ARM	16,279	$7,179,048,567.39	30,311	$11,852,710,960.78	27,384	$13,280,407,388.92	4,203	$2,168,057,808.87
Prime Fixed	2,388	$1,087,197,396.83	1,035	$509,991,605.86	3,526	$1,307,685,538.44	1,803	$484,927,212.35
Prime Short Duration ARM	7,089	$2,054,140,083.91	23,326	$7,033,626,375.35	38,819	$14,096,175,420.37	39,946	$15,102,521,877.81
Reperforming	2,800	$247,101,330.36	2,802	$311,862,677.46	2,877	$271,051,465.95	1,084	$115,127,847.83
Seconds	-	$-	14,842	$659,832,093.32	114,899	$5,609,656,263.12	68,788	$3,755,330,847.76
SubPrime	29,303	$2,898,565,285.44	98,426	$13,051,338,552.19	101,156	$16,546,152,274.44	34,396	$6,069,878,975.92
Totals	86,034	$20,884,025,641.01	230,907	$48,427,650,052.73	388,902	$74,488,789,990.05	209,831	$43,061,525,370.96

With respect to some of the securitizations organized by the sponsor, a “step-down” trigger has occurred with respect to the loss and delinquency experience of the mortgage loans included in those securitizations, resulting in a sequential payment of principal to the related certificates, from the certificates with the highest credit rating to the one with the lowest rating. In addition, with respect to one securitization organized by the sponsor, a servicing trigger required by the related financial guaranty insurer has occurred; however, the insurer has granted extensions enabling the normal servicing activities to continue.

The sponsor has received a civil investigative demand (CID), from the Federal Trade Commission (FTC), seeking documents and data relating to the sponsor’s business and servicing practices. The CID was issued pursuant to a December 8, 2005 resolution of the FTC authorizing non-public investigations of various unnamed subprime lenders, loan servicers and loan brokers to determine whether there have been violations of certain consumer protections laws. The sponsor is cooperating with the FTC’s inquiry.

Legal Proceedings

MortgageIT, Inc. (“MIT”) is the originator and seller to the sponsor with respect to approximately 6.47% of the mortgage loans in the aggregate. On February 16, 2006, the sponsor commenced litigation against MIT in connection with a dispute as to MIT's obligations to repurchase certain mortgage loans from the sponsor, due to alleged breaches of representations and warranties as well as early payment default repurchase obligations. Substantially all of the mortgage loans involved in the dispute are subprime loans. However, none of the mortgage loans involved in the dispute are or will be included in the mortgage pool.

MASTER SERVICING AND SERVICING OF HELOCS

General

LaSalle Bank National Association (“LaSalle”) will act as master servicer pursuant to the Sale and Servicing Agreement. LaSalle is a national banking association formed under the federal laws of the United States of America. Its parent company, LaSalle Bank Corporation, is a subsidiary of ABN AMRO Bank N.V., a Netherlands banking corporation. The long-term unsecured debt of LaSalle is rated “A+” by S&P, “Aa3” by Moody’s and “AA-” by Fitch Ratings.

LaSalle launched its master servicing business in June 2005 and since that time has served as master servicer on approximately 20 residential mortgage-backed securitization transactions with an outstanding principal balance of approximately $10.6 billion and involving mortgage loans and HELOCs. Though it is a new initiative, LaSalle’s master servicing business is managed and administered by a team of employees with collectively over 15 years of experience in the residential mortgage master servicing industry. As further described in the Sale and Servicing Agreement, LaSalle, as master servicer, will (i) supervise, oversee and monitor the performance by the servicers of their obligations under the Sale and Servicing Agreement and the Servicing Agreement, as applicable, (ii) review certain reports, information and data provided to it by the servicers, as applicable, (iii) enforce the obligations, covenants and conditions of the servicers as set forth in the Sale and Servicing Agreement and the Servicing Agreement, as applicable (iv) monitor the servicers’ servicing activities with respect to each HELOC, (v) reconcile the results of such monitoring with the information and data provided to the master servicer by the servicers on a monthly basis, (vi) coordinate necessary corrective adjustments to the servicers’ and the master servicer’s records, (vii) based on such reconciled and corrected information, provide such information to the securities administrator as shall be necessary in order for it to perform calculations in respect of the Notes and prepare the monthly statement to Noteholders, and (viii) enforce any remedies available to the trust against any servicer for the servicer’s failure to perform its obligations under the Sale and Servicing Agreement or the Servicing Agreement, as applicable, including terminating the servicer and appointing a successor servicer (which could be the master servicer) as further specified in the Sale and Servicing Agreement.

The depositor, the sponsor, the owner trustee, the indenture trustee, the Note Insurer and either servicer may maintain other banking relationships in the ordinary course of business with LaSalle. LaSalle’s corporate trust office for master servicing purposes is located at 135 South LaSalle Street, Suite 1511, Chicago, Illinois, 60603, Attention: Global Securities and Trust Services - SACO 2006-8 or at such other address as LaSalle may designate from time to time.

GMAC Mortgage Corporation (“GMACM”) will act as the servicer with respect to approximately 74.08% of the HELOCs. EMC Mortgage Corporation (“EMC”) will act as servicer with respect to approximately 25.83% of the HELOCs.

GMACM

General

GMACM is a Pennsylvania corporation and a wholly-owned subsidiary of GMAC Residential Holding Corporation, which is a wholly owned subsidiary of Residential Capital Corporation ("ResCap"). ResCap is a wholly-owned subsidiary of GMAC Mortgage Group, Inc., which is a wholly-owned subsidiary of General Motors Acceptance Corporation ("GMAC"). GMAC is a wholly-owned subsidiary of General Motors Corporation.

GMACM began acquiring, originating and servicing residential mortgage loans in 1985 through its acquisition of Colonial Mortgage Service Company, which was formed in 1926, and the loan administration, servicing operations and portfolio of Norwest Mortgage, which entered the residential mortgage loan business in 1906. These businesses formed the original basis of what is now GMACM.

GMACM maintains its executive and principal offices at 100 Witmer Road, Horsham, Pennsylvania 19044. Its telephone number is (215) 682 1000.

In addition, GMACM purchases mortgage loans originated by GMAC Bank, which is wholly-owned by ResCap and an affiliate of GMACM. All of the mortgage loans that GMAC Bank originates are originated in accordance with GMACM’s underwriting standards described below. GMAC Bank is a federal savings bank and was formed in 2001.

The diagram below illustrates the ownership structure among the parties affiliated with GMACM.

Servicing Activities

GMACM generally retains the servicing rights with respect to loans it sells or securitizes, and also occasionally purchases mortgage servicing rights from other servicers or acts as a subservicer of mortgage loans (and does not hold the corresponding mortgage servicing right asset).

As of June 30, 2006, GMACM acted as primary servicer and owned the corresponding servicing rights on approximately 2,127,293 million of residential mortgage loans having an aggregate unpaid principal balance of approximately $263 billion, and GMACM acted as subservicer (and did not own the corresponding servicing rights) on approximately 287,640 loans having an aggregate unpaid principal balance of over $42.5 billion.

The following tables set forth the mortgage loans serviced by GMACM for the periods indicated, and the annual average number of such loans for the same period. GMACM was the servicer of a residential mortgage loan portfolio of approximately $150.4 billion, $12.5 billion, $21.2 billion and $6.67 billion during the year ended December 31, 2002 backed by prime conforming mortgage loans, prime non-conforming mortgage loans, government mortgage loans and second-lien mortgage loans, respectively. GMACM was the servicer of a residential mortgage loan portfolio of approximately $194.9 billion, $32.9 billion, $18.3 billion and $17.2 billion during the six months ended June 30, 2006 backed by prime conforming mortgage loans, prime non-conforming mortgage loans, government mortgage loans and second-lien mortgage loans, respectively. The percentages shown under “Percentage Change from Prior Year” represent the ratio of (a) the difference between the current and prior year volume over (b) the prior year volume.

GMAC MORTGAGE CORPORATION PRIMARY SERVICING PORTFOLIO
($ IN MILLIONS)

	For the Six Months Ended June 30,	For the Year Ended December 31,
	2006	2005	2004	2003	2002
Prime conforming mortgage loans
No. of Loans	1,420,904	1,392,870	1,323,249	1,308,284	1,418,843
Dollar Amount of Loans	$194,872	$186,364	$165,521	$153,601	$150,421
Percentage Change from Prior Year	4.57%	12.59%	7.76%	2.11%	N/A
Prime non-conforming mortgage loans
No. of Loans	69,793	69,488	53,119	34,041	36,225
Dollar Amount of Loans	$32,896	$32,385	$23,604	$13,937	$12,543
Percentage Change from Prior Year	1.58%	37.20%	69.36%	11.12%	N/A
Government mortgage loans
No. of Loans	179,721	181,679	191,844	191,023	230,085
Dollar Amount of Loans	$18,342	$18,098	$18,328	$17,594	$21,174
Percentage Change from Prior Year	1.35%	(1.25)%	4.17%	(16.91)%	N/A
Second-lien mortgage loans
No. of Loans	456,875	392,261	350,334	282,128	261,416
Dollar Amount of Loans	$17,226	$13,034	$10,374	$7,023	$6,666
Percentage Change from Prior Year	32.16%	25.64%	47.71%	5.36%	N/A
Total mortgage loans serviced
No. of Loans	2,127,293	2,036,298	1,918,546	1,815,476	1,946,569
Dollar Amount of Loans	$263,336	$249,881	$217,827	$192,155	$190,804
Percentage Change from Prior Year	5.38%	14.72%	13.36%	0.71%	N/A

Billing and Payment Procedures. As servicer, GMACM collects and remits mortgage loan payments, responds to borrower inquiries, accounts for principal and interest, holds custodial and escrow funds for payment of property taxes and insurance premiums, counsels or otherwise works with delinquent borrowers, supervises foreclosures and property dispositions and generally administers the loans. GMACM sends monthly invoices or annual coupon books to borrowers to prompt the collection of the outstanding payments. Borrowers may elect for monthly payments to be deducted automatically from bank accounts on the same day every month or may take advantage of on demand ACH payments made over the internet or via phone.

A loan is considered to be “30 to 59 days” or “30 or more days” delinquent when a payment due on any due date remains unpaid as of the close of business on the last business day immediately prior to the next following monthly due date. The determination as to whether a loan falls into this category is made as of the close of business on the last business day of each month. Grace periods and partial payments do not affect these determinations.

Charge offs are taken only when GMACM has determined that it has received all payments or cash recoveries which GMACM reasonably and in good faith expects to be finally recoverable with respect to any mortgage loan.

There can be no assurance that the delinquency and foreclosure experience set forth in the Static Pool Data will be representative of the results that may be experienced with respect to the mortgage loans included in the trust.

As servicer, GMACM collects and remits mortgage loan payments, responds to borrower inquiries, accounts for principal and interest, holds custodial and escrow funds for payment of property taxes and insurance premiums, counsels or otherwise works with delinquent borrowers, supervises foreclosures and property dispositions and generally administers the loans. GMACM may, from time to time, outsource certain of its servicing functions, such as contacting delinquent borrowers, property tax administration and hazard insurance administration, although any such outsourcing will not relieve GMACM of any of its responsibilities or liabilities as a servicer

EMC

The principal business of EMC since inception has been specializing in the acquisition, securitization, servicing and disposition of mortgage loans. EMC’s portfolio consists primarily of two categories: (1) “performing loans,” or performing investment-quality loans serviced for the sponsor’s own account or the account of Fannie Mae, Freddie Mac, private mortgage conduits and various institutional investors; and (2) “non-performing loans,” or non-investment quality, sub-performing loans, non-performing loans and REO properties serviced for EMC’s own account and for the account of investors in securitized performing and non-performing collateral transactions.

EMC will service the mortgage loans in accordance with the description of the applicable servicing procedures contained in this section in the free writing prospectus. EMC will be responsible for servicing the HELOCs in accordance with the terms of the Sale and Servicing Agreement.

EMC has been servicing residential mortgage loans since 1990. From year end 2004 to June 30, 2006 EMC’s servicing portfolio grew by approximately 95.9%.

As of June 30, 2006, EMC was acting as servicer for approximately 250 series of residential mortgage-backed securities and other mortgage loans with an aggregate outstanding principal balance of approximately $64.6 billion.

The following table describes size, composition and growth of EMC’s total residential mortgage loan servicing portfolio as of the dates indicated.

	As of December 31, 2003				As of December 31, 2004
Loan Type	No. of Loans	Dollar Amount	Percent by No. of Loans	Percent by Dollar Amount	No. of Loans	Dollar Amount	Percent by No. of Loans	Percent by Dollar Amount
Alta-A Arm	2,439	$653,967,868.93	1.40%	4.75%	19,498	$4,427,820,707.76	7.96%	15.94%
Alta-AFixed	19,396	3,651,416,056.79	11.14	26.51	25,539	4,578,725,473.28	10.43	16.48
PrimeArm	7,978	868,798,347.46	4.58	6.31	8,311	1,045,610,015.30	3.39	3.76
PrimeFixed	16,377	1,601,411,491.35	9.40	11.63	14,560	1,573,271,574.42	5.95	5.66
Seconds	25,290	690,059,168.80	14.52	5.01	39,486	1,381,961,155.08	16.13	4.98
Subprime	76,166	5,058,932,125.93	43.73	36.73	114,436	13,706,363,249.78	46.74	49.34
Other	26,523	1,249,014,372.71	15.23	9.07	23,010	1,063,682,459.11	9.40	3.83
Total	174,169	$13,773,599,431.97	100.00%	100.00%	244,840	$27,777,434,634.73	100.00%	100.00%

	As of December 31, 2005				As of June 30, 2006
Loan Type	No. of Loans	Dollar Amount	Percent by No. of Loans	Percent by Dollar Amount	No. of Loans	Dollar Amount	Percent by No. of Loans	Percent by Dollar Amount
Alta-A Arm	57,510	$13,625,934,321.62	12.69%	23.00%	45,369	$11,945,448,033.57	9.46%	18.50%
Alta-A Fixed	17,680	3,569,563,859.33	3.90	6.03	26,199	5,240,887,578.52	5.46	8.11
Prime Arm	7,428	1,010,068,678.92	1.64	1.71	7,050	935,151,471.50	1.47	1.45
Prime Fixed	15,975	2,140,487,565.90	3.52	3.61	15,683	2,139,403,359.36	3.27	3.31
Seconds	155,510	7,164,515,426.20	34.31	12.10	179,330	8,547,703,139.94	37.38	13.24
Subprime	142,890	20,373,550,690.52	31.53	34.40	139,890	20,361,085,084.49	29.16	31.53
Other	56,216	11,347,144,055.57	12.40	19.16	66,235	15,414,138,024.47	13.81	23.87
Total	453,209	$59,231,264,598.06	100.00%	100.00%	479,756	$64,583,816,691.85	100.00%	100.00%

There have been no appreciable changes to EMC’s servicing procedures outside of the normal changes warranted by regulatory and product type changes in the portfolio

Collection and Other Servicing Procedures

The servicers will use reasonable efforts to ensure that all payments required under the terms and provisions of the HELOCs are collected and shall follow collection procedures comparable to the collection procedures of prudent mortgage lenders servicing mortgage loans and HELOCs for their own account, to the extent such procedures shall be consistent with the Servicing Agreement or the Sale and Servicing Agreement, as applicable.

If a mortgaged property has been or is about to be conveyed by the mortgagor and the related servicer has knowledge thereof, such servicer will accelerate the maturity of the HELOC, to the extent permitted by the terms of the related mortgage note and applicable law. If it reasonably believes that the due-on-sale clause cannot be enforced under applicable law, or would otherwise potentially impair any recovery under a primary mortgage insurance policy, if applicable, the servicers may enter into an assumption agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the mortgage note and the mortgagor, to the extent permitted by applicable law, remains liable thereon. The servicers will retain any fee collected for entering into assumption agreements as additional servicing compensation. In connection with any such assumption, the interest rate borne by the related mortgage note may not be changed.

Each of the servicers will establish and maintain, with respect to the HELOCs, in addition to the protected accounts described below under “—Protected Accounts” one or more servicing accounts in a Depository institution the deposits of which are insured by the FDIC to the maximum extent permitted by law. The servicers will deposit and retain therein all collections from the mortgagors for the payment of taxes, assessments, insurance premiums, or comparable items as agent of the mortgagors as provided under the Sale and Servicing Agreement or the Servicing Agreement, as applicable,. Each servicing account and the investment of deposits therein will comply with the requirements of the Servicing Agreement or the Sale and Servicing Agreement, as applicable, and will meet the requirements of the rating agencies. Withdrawals of amounts from the servicing accounts may be made only to effect timely payment of taxes, assessments, insurance premiums, or comparable items, to reimburse the related servicer for any advances made with respect to such items, to refund to any mortgagors any sums as may be determined to be overages, to pay interest, if required, to mortgagors on balances in the servicing accounts, to pay earnings not required to be paid to mortgagors to the related servicer, or to clear and terminate the servicing accounts at or at any time after the termination of the Servicing Agreement or the Sale and Servicing Agreement, as applicable.

The servicers will maintain errors and omissions insurance and a fidelity bond in certain specified amounts to the extent required under the Servicing Agreement or the Sale and Servicing Agreement, as applicable.

Hazard Insurance

The servicers will maintain and keep, or cause to be maintained and kept, with respect to each HELOC in full force and effect for each mortgaged property a hazard insurance policy with extended coverage customary in the area where the mortgaged property is located in an amount equal to the amounts required under the Servicing Agreement or the Sale and Servicing Agreement, as applicable, or in general equal to at least the lesser of the outstanding principal balance of the combined principal balance of the HELOC or the maximum insurable value of the improvements securing such HELOC and containing a standard mortgagee clause; but no less than the amount necessary to prevent loss due to the application of any co-insurance provision of the related policy. Any amounts collected by the related servicer under any such hazard insurance policy, other than amounts to be applied to the restoration or repair of the mortgaged property or amounts released to the mortgagor in accordance with normal servicing procedures, shall be deposited in the protected account. Any cost incurred in maintaining any such hazard insurance policy shall not be added to the amount owing under the HELOC for the purpose of calculating monthly payments to the Noteholders, notwithstanding that the terms of the HELOC so permit. Such costs shall be recoverable by the servicers out of related late payments by the mortgagor or out of Insurance Proceeds or Liquidation Proceeds or any other amounts in the protected account. The right of the servicers to reimbursement for such costs incurred will be prior to the right of the master servicer to receive any related Insurance Proceeds or Liquidation Proceeds or any other amounts in the related protected account.

In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Although the policies relating to the mortgage loans will be underwritten by different insurers and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by state law. Such policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mud flows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism and malicious mischief. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive.

Hazard insurance policies covering properties similar to the mortgaged properties typically contain a clause which in effect requires the insured at all times to carry insurance of a specified percentage generally at least 80% of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured’s coverage falls below this specified percentage, such clause provides that the insurer’s liability in the event of partial loss does not exceed the greater of (i) the replacement cost of the improvements less physical depreciation, or (ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

Since the amount of hazard insurance to be maintained on the improvements securing the HELOCs may decline as the principal balances owing thereon decrease, and since residential properties have historically appreciated in value over time, in the event of partial loss, hazard Insurance Proceeds may be insufficient to restore fully the damaged property.

Where the property securing a HELOC is located in a federally designated flood area, the related servicer will cause with respect to such HELOC flood insurance to the extent available and in accordance with industry practices to be maintained. Such flood insurance will generally be in an amount equal to the lesser of (i) the outstanding principal balance of the related HELOC, (ii) the maximum insurable value of the improvements securing such HELOC and (iii) the maximum amount of such insurance available for the related mortgaged property under either the regular or emergency programs of the National Flood Insurance Program, assuming that the area in which such mortgaged property is located is participating in such program.

The servicers, on behalf of the indenture trustee, the Note Insurer and the Noteholders, will present claims to the insurer under any applicable hazard insurance policy. As set forth above, all collections under such policies that are not applied to the restoration or repair of the related mortgaged property or released to the mortgagor in accordance with normal servicing procedures are to be deposited in the protected account. The servicers are required to deposit in the protected account the amount of any deductible under a blanket hazard insurance policy, if applicable.

Realization Upon Defaulted HELOCs

Each servicer will take such action either as such servicer deems to be in the best interest of the trust, or as is consistent with the requirements of Fannie Mae or in accordance with established practices for other mortgage loans or HELOCs serviced by the related servicer with respect to defaulted HELOCs and foreclose upon or otherwise comparably convert the ownership of properties securing defaulted HELOCs as to which no satisfactory collection arrangements can be made. To the extent set forth under the Servicing Agreement or the Sale and Servicing Agreement, as applicable, the servicers will service the property acquired by the trust through foreclosure or deed-in-lieu of foreclosure in accordance with procedures that the related servicer employs and exercises in servicing and administering mortgage loans for its own account and which are in accordance with accepted mortgage servicing practices of prudent lending institutions.

Since Insurance Proceeds received in connection with a HELOC cannot exceed deficiency claims and certain expenses incurred by the related servicer, no insurance payments will result in a recovery to related Noteholders which exceeds the principal balance of the defaulted HELOC together with accrued interest thereon at its applicable net mortgage rate.

Optional Purchase of Certain HELOCs

As to any HELOC which as of the first day of a Fiscal Quarter is delinquent in payment by 91 days or more, the sponsor may, at its option, purchase such HELOC at a price equal to 100% of the Stated Principal Balance thereof plus accrued interest thereon at the applicable mortgage rate, from the date through which interest was last paid by the related mortgagor to the first day of the month in which such amount is to be distributed; provided that such HELOC is still delinquent in payment by 91 days or more as of the date of such purchase and provided further, that this limited purchase option, if not theretofore exercised, shall terminate on the date prior to the last day of such Fiscal Quarter. Such option, if not exercised, shall not thereafter be reinstated as to any such HELOC unless the delinquency is cured and the HELOC thereafter again becomes delinquent in payment 91 days or more. In that event, the option shall again become exercisable on the first date of the subsequent Fiscal Quarter.

Master Servicing and Servicing Compensation and Payment of Expenses

The master servicer will be entitled to receive a fee on each payment date as compensation for its activities under the Sale and Servicing Agreement equal to 1/12 of the master servicing fee rate multiplied by the Stated Principal Balance of the HELOCs as of the due date in the month preceding the month in which such payment date occurs. The master servicing fee rate will be 0.0195% per annum. The master servicer will pay the fees of the indenture trustee from the master servicing fee.

Each servicer will be entitled to receive a fee on each payment date as compensation for its activities under the Servicing Agreement or the Sale and Servicing Agreement, as applicable, equal to 1/12 of the servicing fee rate multiplied by the Stated Principal Balance of each HELOC serviced by it as of the due date in the month preceding the month in which such payment date occurs. The servicing fee rate will be 0.5000% per annum.

In addition to the primary compensation described above, each servicer will retain all assumption fees, tax service fees, fees for statements of account payoff and late payment charges, all to the extent collected from mortgagors.

Each servicer will pay all related expenses incurred in connection with its servicing responsibilities, subject to limited reimbursement as described herein.

Protected Accounts

Each servicer will establish and maintain one or more custodial accounts (referred to herein as protected accounts) into which it will deposit daily or at such other time as specified under the Servicing Agreement or the Sale and Servicing Agreement, as applicable, all collections of principal and interest on any HELOCs, including principal prepayments, Insurance Proceeds, Liquidation Proceeds, Recoveries and Subsequent Recoveries, less the applicable servicing fee. All protected accounts and amounts at any time credited thereto shall comply with the requirements of the Servicing Agreement or the Sale and Servicing Agreement, as applicable, and shall meet the requirements of the rating agencies.

On the date specified under the Servicing Agreement or the Sale and Servicing Agreement, as applicable, the related servicer will withdraw from its protected account amounts on deposit therein and will remit them to master servicer for deposit in the Master Servicer Collection Account.

The Master Servicer Collection Account

The master servicer shall establish and maintain in the name of the indenture trustee, for the benefit of the Noteholders and the Note Insurer, an account (the “Master Servicer Collection Account”) into which it will deposit amounts received from each servicer (less the master servicer’s expenses, as provided in the Sale and Servicing Agreement) with respect to the HELOCs. The Master Servicer Collection Account and amounts at any time credited thereto shall comply with the requirements of the Sale and Servicing Agreement and shall meet the requirements of the rating agencies. The Master Servicer Collection Account may be a sub-account of the Payment Account for so long as LaSalle Bank National Association is the master servicer and LaSalle Bank National Association is the securities administrator. The amount at any time credited to the Master Servicer Collection Account may be invested in the name of the indenture trustee for the benefit of the master servicer in permitted investments selected by the master servicer as set forth in the Sale and Servicing Agreement. The master servicer will have sole discretion to determine the particular investments made so long as it complies with the investment terms of the Sale and Servicing Agreement.

Any one or more of the following obligations or securities held in the name of the indenture trustee for the benefit of the Noteholders will be considered a permitted investment:

(i)  obligations of the United States or any agency thereof, provided such obligations are backed by the full faith and credit of the United States;

(ii)  general obligations of or obligations guaranteed by any state of the United States or the District of Columbia receiving the highest long-term debt rating of each rating agency;

(iii)  commercial or finance company paper which is then receiving the highest commercial or finance company paper rating of each rating agency;

(iv)  Notes of deposit, demand or time deposits, or bankers’ acceptances issued by any Depository institution or trust company incorporated under the laws of the United States or of any state thereof and subject to supervision and examination by federal and/or state banking authorities (including the master servicer or the securities administrator in its commercial banking capacity), provided that the commercial paper and/or long term unsecured debt obligations of such depository institution or trust company are then rated one of the two highest long-term and the highest short-term ratings of each such rating agency for such securities;

(v)  guaranteed reinvestment agreements issued by any bank, insurance company or other corporation containing, at the time of the issuance of such agreements, such terms and conditions as will not result in the downgrading or withdrawal of the rating then assigned to the notes by each rating agency (without regard to the Policy), as evidenced in writing;

(vi)  repurchase obligations with respect to any security described in clauses (i) and (ii) above, in either case entered into with a depository institution or trust company (acting as principal) described in clause (v) above;

(vii)  securities (other than stripped bonds, stripped coupons or instruments sold at a purchase price in excess of 115% of the face amount thereof) bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States or any state thereof which, at the time of such investment, have one of the two highest short term ratings of each rating agency (except if the rating agency is Moody’s, such rating shall be the highest commercial paper rating of Moody’s for any such securities);

(viii)  interests in any money market fund (including any such fund managed or advised by the master servicer or the securities administrator or any affiliate thereof) which at the date of acquisition of the interests in such fund and throughout the time such interests are held in such fund has the highest applicable short term rating by each rating agency;

(ix)  short term investment funds sponsored by any trust company or banking association incorporated under the laws of the United States or any state thereof (including any such fund managed or advised by the master servicer or the securities administrator or any affiliate thereof) which on the date of acquisition has been rated by each rating agency in their respective highest applicable rating category; and

such other investments having a specified stated maturity and bearing interest or sold at a discount acceptable to each rating agency and as will not result in the downgrading or withdrawal of the rating then assigned to the notes by any rating agency (without regard to the Policy), as evidenced by a signed writing delivered by each rating agency;

The master servicer shall be entitled to any amounts earned and will be liable for any losses on permitted investments in the Master Servicer Collection Account. The master servicer will deposit in the Master Servicer Collection Account, as received, the following amounts:

(i)  Any amounts received from the servicers;

(ii)  Any Insurance Proceeds, Liquidation Proceeds, Recoveries or Subsequent Recoveries received by the master servicer which were not deposited in a protected account, collection account or other permitted account, as applicable;

(iii)  The repurchase price with respect to any HELOCs repurchased and all proceeds of any HELOCs or property acquired in connection with the optional termination of the trust;

(iv)  Any amounts required to be deposited with respect to losses on permitted investments; and

(v)  Any other amounts received by or on behalf of the master servicer or the indenture trustee and required to be deposited in the Master Servicer Collection Account pursuant to the Sale and Servicing Agreement.

Modifications

In instances in which a HELOC is in default or if default is reasonably foreseeable, and if determined by the related servicer to be in the best interest of the Noteholders and the Note Insurer, such servicer may permit servicing modifications of the HELOCs rather than proceeding with foreclosure. However, the related servicer’s ability to permit servicing modifications will be subject to some limitations, including but not limited to the following. Any amounts added to the principal balance of the HELOC, or capitalized amounts added to the HELOC, will be required to be fully amortized over the remaining term, or the extended term, of the HELOC, unless there is a balloon payment as provided in the modification document. All capitalizations are to be implemented in accordance with the sponsor’s standards and may be implemented only by the related servicer for that purpose. The final maturity of any HELOC shall not be extended beyond the assumed final payment date. No servicing modification with respect to a HELOC will have the effect of reducing the HELOC rate below one half of the HELOC rate as in effect on the cut off date, but not less than the Expense Fee Rate. Further, the aggregate current principal balance of all HELOCs subject to modifications can be no more than five percent (5%) of the aggregate principal balance of the HELOCs as of the cut off date, but this limit may increase from time to time with the consent of the rating agencies and the Note Insurer.

Evidence as to Compliance

The Sale and Servicing Agreement or the Servicing Agreement, as applicable, will provide that on or before a specified date in March of each year, beginning in 2007, each party responsible for the servicing function will provide to the depositor, the Note Insurer and the master servicer a report on an assessment of compliance with certain minimum servicing criteria established in Item 1122(d) of Regulation AB (the “AB Servicing Criteria”). The AB Servicing Criteria include specific criteria relating to the following areas: general servicing considerations, cash collection and administration, investor remittances and reporting, and pool asset administration. Such report will indicate that the AB Servicing Criteria were used to test compliance on a platform level basis and will set out any material instances of noncompliance.

The Sale and Servicing Agreement or the Servicing Agreement, as applicable will also provide that the each party responsible for the servicing function will deliver, at the same time, along with its report on assessment of compliance, an attestation report from a firm of independent public accountants on the assessment of compliance with the AB Servicing Criteria.

The Sale and Servicing Agreement or the Servicing Agreement, as applicable, will also provide for delivery to the rating agencies, the securities administrator, the master servicer and the Note Insurer, on or before a specified date in March of each year beginning in 2007, of a separate annual statement of compliance from each entity meeting the criteria set forth in item 1108(a)(2)(i) through (iii) of Regulation AB to the effect that, to the best knowledge of the signing officer, the related servicer has fulfilled in all material respects its obligations under the Sale and Servicing Agreement or the Servicing Agreement throughout the preceding year or, if there has been a material failure in the fulfillment of any obligation, the statement shall specify such failure and the nature and status thereof.

Copies of the annual reports of assessment of compliance, attestation reports, and statements of compliance may be obtained by Noteholders without charge upon written request to the master servicer at the address of the master servicer set forth above. These items will be filed with the issuing entity’s annual report on Form 10-K, to the extent required under Regulation AB.

Certain Matters Regarding the Master Servicer

The Sale and Servicing Agreement will provide that the master servicer may not resign from its obligations and duties under the Sale and Servicing Agreement except (a) upon a determination that its duties thereunder are no longer permissible under applicable law or (b) upon compliance with the requirements below:

•
the master servicer has proposed a successor master servicer, who shall also have agreed to serve as securities administrator, to the indenture trustee and the Note Insurer, and the indenture trustee and the Note Insurer have consented to the appointment of such successor master servicer, with such consent not to be withheld unreasonably;

•	the proposed successor is qualified to service mortgage loans on behalf of Fannie Mae or Freddie Mac; and

•
the indenture trustee has received written confirmation from each rating agency that the appointment of such successor will not cause that rating agency to reduce, qualify or withdraw its then-current ratings assigned to any class of Offered Notes (without regard to the Policy).

In addition, the master servicer may be removed from its obligations and duties as set forth in the Sale and Servicing Agreement. No such resignation or removal will become effective until the indenture trustee or a successor master servicer has assumed the master servicer’s and securities administrator’s obligations and duties under the Sale and Servicing Agreement. At any time the master servicer resigns or is removed under the Sale and Servicing Agreement, the securities administrator shall likewise be terminated as securities administrator thereunder and under the Indenture and the Administration Agreement.

The Sale and Servicing Agreement will further provide that neither the master servicer nor any of the directors, officers, employees or agents of the master servicer will be under any liability to the trust fund or Noteholders for any action taken or for refraining from the taking of any action in good faith pursuant to the Sale and Servicing Agreement, or for errors in judgment; provided, however, that the master servicer will not be protected against any breach of its representations and warranties in the Sale and Servicing Agreement or any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. The Sale and Servicing Agreement will further provide that the master servicer and LaSalle Bank National Association in its individual capacity and any director, officer, employee or agent of the master servicer and LaSalle Bank National Association in its individual capacity will be entitled to indemnification by the trust fund and will be held harmless against any loss, liability or expense incurred, arising out of, or in connection with the Sale and Servicing Agreement, the Indenture, the Notes or the HELOCs, other than any loss, liability or expense related to the failure to perform its duties in compliance with the Sale and Servicing Agreement any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties thereunder or by reason of reckless disregard of its obligations and duties thereunder.

In addition, the Sale and Servicing Agreement will provide that the master servicer will not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its responsibilities under the Sale and Servicing Agreement and which in its opinion may involve it in any expense or liability. The master servicer may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the Sale and Servicing Agreement and the rights and duties of the parties thereto and the interests of the Noteholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the trust fund, and the master servicer will be entitled to be reimbursed therefor out of funds otherwise distributable to Noteholders.

Any person into which the master servicer may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer is a party, or any person succeeding to the business of the master servicer, will be the successor of the master servicer under the Sale and Servicing Agreement, provided that such person is qualified to service mortgage loans on behalf of Fannie Mae or Freddie Mac and further provided that such merger, consolidation or succession does not adversely affect the then-current ratings of any class of Offered Notes (without giving effect to the Policy).

DESCRIPTION OF THE NOTES

General

The Mortgage-Backed Notes, Series 2006-8 consist of the classes of Notes reflected on the cover of this free writing prospectus, which we refer to collectively in this free writing prospectus as the Offered Notes, the Class B Notes and the Class S, Class E, Class R-1, Class R-2 and Class RX Certificates. The Class B Notes and the Class S, Class E, Class R-1, Class R-2 and Class RX Certificates are not being offered by this free writing prospectus.

We refer to the Class S, Class R-1, Class R-2 and Class RX Certificates collectively in this free writing prospectus as the Residual Certificates.

The trust will issue the Class A Notes in book-entry form as described below, in minimum dollar denominations of $100,000 and integral multiples of $1.00 in excess thereof, except that one Note of such class may be issued in the remainder of the class. The trust will issue the Class A-IO Notes in book-entry form as described below, in minimum notional amount dollar denominations of $100,000 and integral multiples of $1.00 in excess thereof, except that one Note of such class may be issued in the remainder of the class.

Book-Entry Registration

The Offered Notes will be issued in book-entry form. Persons acquiring beneficial ownership interests in the book-entry securities will hold their securities through The Depository Trust Company in the United States and through Clearstream, Luxembourg or the Euroclear System in Europe, if they are participants of any of such systems, or indirectly through organizations which are participants. The Depository Trust Company is referred to as “DTC”. Clearstream, Luxembourg is referred to as “Clearstream”. The Euroclear System is referred to as “Euroclear”. The book-entry securities will be issued in one or more Notes that equal the aggregate principal balance or notional amount, as applicable, of the applicable class or classes of securities and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries that in turn will hold such positions in customers’ securities accounts in the depositaries’ names on the books of DTC. Citibank, N.A. will act as the relevant depository for Clearstream and JPMorgan Chase Bank, N.A. will act as the relevant depositary for Euroclear. Except as described below, no person acquiring a book-entry security will be entitled to receive a physical note representing such security. Unless and until physical securities are issued, it is anticipated that the only “securityholder” with respect to a book-entry security will be Cede & Co., as nominee of DTC. Beneficial owners are only permitted to exercise their rights indirectly through participants and DTC.

An Owner’s ownership of a book-entry security will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a “Financial Intermediary”) that maintains the beneficial owner’s account for such purpose. In turn, the Financial Intermediary’s ownership of such book-entry security will be recorded on the records of DTC (or of a DTC participant that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner’s Financial Intermediary is not a DTC participant and on the records of Clearstream or Euroclear, as appropriate).

Beneficial owners will receive all payments allocable to principal and interest with respect to the book-entry securities from the securities administrator through DTC and DTC participants. While the book-entry securities are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating, governing and affecting DTC and its operations (the “Rules”), DTC is required to make book-entry transfers among participants on whose behalf it acts with respect to the securities. DTC is required to receive and transmit payments allocable to principal and interest with respect to the securities. Participants and Financial Intermediaries with whom beneficial owners have accounts with respect to securities are similarly required to make book-entry transfers and receive and transmit such payments on behalf of their respective beneficial owners. Accordingly, although beneficial owners will not possess physical notes, the Rules provide a mechanism by which beneficial owners will receive payments and will be able to transfer their beneficial ownership interests in the securities.

Beneficial owners will not receive or be entitled to receive definitive securities, except under the limited circumstances described below. Unless and until definitive securities are issued, beneficial owners who are not participants may transfer ownership of securities only through participants and Financial Intermediaries by instructing such participants and Financial Intermediaries to transfer beneficial ownership interests in the securities by book-entry transfer through DTC for the account of the purchasers of such securities, which account is maintained with their respective participants or Financial Intermediaries. Under the Rules and in accordance with DTC’s normal procedures, transfers of ownership of securities will be executed through DTC and the accounts of the respective participants at DTC will be debited and credited. Similarly, the participants and Financial Intermediaries will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing beneficial owners.

Because of time zone differences, credits of securities received in Clearstream or Euroclear as a result of a transaction with a participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Clearstream participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream participant or Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

Transfers between DTC participants will occur in accordance with DTC rules. Transfers between Clearstream participants and Euroclear participants will occur in accordance with their respective rules and operating procedures.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream participants or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the relevant depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the relevant depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream participants and Euroclear participants may not deliver instructions directly to the relevant depositaries.

DTC is a New York-chartered limited purpose trust company that performs services for its participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC participant in the book-entry securities, whether held for its own account or as a nominee for another person. In general, beneficial ownership of book-entry securities will be subject to the Rules as in effect from time to time.

Clearstream has advised that it is incorporated under the laws of the Grand Duchy of Luxembourg as a professional depository. Clearstream holds securities for its participating organizations or participants. Clearstream facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in account of Clearstream participants, eliminating the need for physical movement of securities.

Clearstream provides to Clearstream participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional Depository, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (the “CSSF”). Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream participant, either directly or indirectly.

Payments, to the extent received by the relevant Depository for Clearstream, with respect to the securities held beneficially through Clearstream will be credited to cash accounts of Clearstream participants in accordance with its rules and procedures.

Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for movement of physical securities and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in any of 32 currencies, including United States dollars. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Euroclear Bank S.A./NV under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation. Euroclear Bank S.A./NV conducts all operations. All Euroclear securities clearance accounts and Euroclear cash accounts are accounts with Euroclear Bank S.A./NV, not Euroclear Clearance Systems S.C. Euroclear Clearance Systems S.C. establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

Euroclear Bank S.A./NV has advised us that it is licensed by the Belgian Banking and Finance Commission to carry out banking activities on a global basis. As a Belgian bank, it is regulated and examined by the Belgian Banking Commission.

Securities clearance accounts and cash accounts with Euroclear Bank S.A./NV are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law. These terms and conditions, operating procedures and laws govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific notes to specific securities clearance accounts. Euroclear Bank S.A./NV acts under the Terms and Conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

The securities administrator will make payments on the book-entry securities on each payment date to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC participants in accordance with DTC’s normal procedures. Each DTC participant will be responsible for disbursing such payments to the beneficial owners that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the beneficial owners that it represents.

Under a book-entry format, beneficial owners may experience some delay in their receipt of payments, since the securities administrator will forward such payments to Cede & Co. Payments with respect to securities held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream participants or Euroclear participants in accordance with the relevant system’s rules and procedures, to the extent received by the relevant Depository. Such payments will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Because DTC can only act on behalf of DTC participants that in turn can only act on behalf of Financial Intermediaries, the ability of a beneficial owner to pledge book-entry securities to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such book-entry securities, may be limited due to the lack of physical notes for such book-entry securities. In addition, issuance of the book-entry securities in book-entry form may reduce the liquidity of such securities in the secondary market since certain potential investors may be unwilling to purchase securities for which they cannot obtain physical notes.

Monthly and annual reports of the trust fund will be provided to Cede & Co., as nominee of DTC, and Cede & Co. may make such reports available to beneficial owners upon request, in accordance with the Rules, and to the DTC participants to whose DTC accounts the book-entry securities of such beneficial owners are credited directly or are credited indirectly through Financial Intermediaries.

DTC has advised the securities administrator that, unless and until definitive securities are issued, DTC will take any action permitted to be taken by the holders of the book-entry securities under the Indenture or any other related agreement only at the direction of one or more DTC participants to whose DTC accounts the book-entry securities are credited, to the extent that such actions are taken on behalf of such participants whose holdings include such book-entry securities. Clearstream or Euroclear Bank S.A./NV, as the case may be, will take any other action permitted to be taken by a holder under the Indenture or any other related agreement on behalf of a Clearstream participant or Euroclear participant only in accordance with its relevant rules and procedures and subject to the ability of the relevant depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related participants, with respect to some securities which conflict with actions taken with respect to other securities.

Physical notes representing a security will be issued to beneficial owners only upon the events specified in the Indenture. Such events may include the following:

•
we advise the securities administrator in writing that DTC is no longer willing or able to properly discharge its responsibilities as Depository with respect to the securities, and that we or the securities administrator is unable to locate a qualified successor, or

•	we elect to terminate the book-entry system through DTC with the consent of DTC participants.

Additionally, after the occurrence of an event of default under the Indenture or any other related agreement, any Noteholder materially and adversely affected thereby may, at its option, request and, subject to the procedures set forth in the Indenture, receive a definitive note evidencing such note owner’s percentage interest in the related class of notes. Upon the occurrence of any of the events specified in the Indenture, DTC will be required to notify all participants of the availability through DTC of physical notes. Upon surrender by DTC of the notes representing the book-entry securities and instruction for re-registration, the securities administrator will issue the securities in the form of physical notes, and thereafter the securities administrator will recognize the holders of such physical notes as securityholders. Thereafter, payments of principal of and interest on the securities will be made by the securities administrator directly to securityholders in accordance with the procedures listed in this free writing prospectus and in the Indenture. The final payment on any security (whether physical notes or securities registered in the name of Cede & Co.), however, will be made only upon presentation and surrender of such securities on the final payment date at such office or agency as is specified in the notice of final payment to securityholders.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures to facilitate transfers of securities among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

Neither the trust nor the indenture trustee or the securities administrator will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the book-entry securities held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Glossary

“Accrual Period” means, with respect to any payment date and (a) the Class A Notes and Class B Notes, the period from and including the preceding payment date (or from the closing date, in the case of the first payment date) to and including the day prior to the current payment date, and (b) the Class A-IO Notes, the calendar month preceding the related payment date.

“Administration Agreement” means the Administration Agreement, dated as of September 15, 2006, among the issuing entity, the securities administrator, the owner trustee and the depositor.

"Available Principal Payment Amount" means, with respect to the Class A Notes and Class B Notes and any payment date, the sum of:

(i)  the greater of (A) zero and (B)

(1)  with respect to any payment date during the Managed Amortization Period and if the Sponsor Certificate Pro Rata Test is not met, the Principal Collection Amount less (a) the aggregate Draws for such payment date and (b) the aggregate Certificate Principal Balance of the Class S Certificates immediately prior to that payment date;

(2)  with respect to any payment date during the Managed Amortization Period and if the Sponsor 's Certificate Pro Rata Test is met, the Floating Allocation Percentage of the Principal Collection Amount less the aggregate Draws for the related payment date; and

(3)  with respect to any payment date during the Rapid Amortization Period, the Principal Collection Amount; and

(ii)  the Overcollateralization Increase Amount for that payment date, minus

(iii)  the Overcollateralization Reduction Amount for that payment date; and

(iv)  the servicing fees and Extraordinary Trust Fund Expenses (subject to the Extraordinary Trust Fund Expense Cap), to the extent not already covered by a reduction to the Interest Collection Amount.

“Basis Risk Shortfall” means, with respect to the Class A Notes and Class B Notes and any payment date, if such Notes are subject to the related Net WAC Cap on such payment date, the excess, if any, of (i) the amount of interest that would have been payable to such class of Notes on such payment date if the Note Interest Rate for such class for such payment date were calculated at the Formula Rate over (ii) the amount of interest payable on such class of Notes at the related Net WAC Cap Rate for such payment date; and with respect to the Class A-IO Notes and any payment date prior to and including the payment date in August 2008, if such Notes are subject to the related Net WAC Cap on such payment date, the excess, if any, of (i) the amount of interest that would have been payable to such class of Notes on such payment date if the Note Interest Rate for such class were equal to 5.50% per annum over (ii) the amount of interest payable on such class of Notes at the related Net WAC Cap Rate for such payment date.

“Certificate Principal Balance” with respect to the Class S Certificates shall equal the sum of amounts by which on each payment date Draws exceed the Principal Collection Amount, minus (i) all amounts in respect of principal distributed to the Class S Certificates on previous payment dates and (ii) any Charge-Off Amounts allocated to such class on previous payment dates.

“Certificates” means the Class E, Class S, Class R-1, Class R-2 and Class RX Certificates.

“Charge-Off Amount” with respect to any Charged-Off HELOC, the amount of the Stated Principal Balance of such HELOC that has been written down. To the extent that the servicers or the master servicer receive Subsequent Recoveries with respect to any HELOC, the amount of Charge-Off Amount with respect to that HELOC will be reduced to the extent that such recoveries are applied to reduce the Note Principal Balance of any class of related Notes on any payment date.

“Charged-Off HELOC” means any HELOC that is more than 180 days (or, earlier, in accordance with the related servicer’s servicing practices) past due.

“Class A Principal Payment Amount” with respect to any payment date is the lesser of (I) the Available Principal Payment Amount and any amounts drawn on the Policy for Charged-Off HELOCs for such payment date and (II) an amount equal to the excess (if any) of (A) the Note Principal Balance of the Class A Notes immediately prior to such payment date over (B) the lesser of (x) the product of (1) the Invested Amount as of the end of the related Collection Period multiplied by (2) approximately 93.60% and (y) (1) the Invested Amount as of the end of the related Collection Period, less (2) the Overcollateralization Floor.

“Class B Principal Payment Amount” with respect to any payment date is the lesser of (I) the Available Principal Payment Amount remaining after payment of the Class A Principal Payment Amount on such payment date, and (II) an amount equal to the excess (if any) of (A) the sum of (1) the Note Principal Balance of the Class A Notes (after taking into account the payment of the Class A Principal Payment Amount for that payment date) and (2) the Note Principal Balance of the Class B Notes immediately prior to such payment date over (B) the lesser of (x) the product of (1) the Invested Amount as of the end of the related Collection Period multiplied by (2) approximately 96.00% and (y) (1) the Invested Amount as of the end of the related Collection Period, less (2) the Overcollateralization Floor.

“Class S Floating Allocation Percentage” means, with respect to any payment date, 100% minus the Floating Allocation Percentage.

“Class S Principal Payment Amount” means, with respect to the Class S Certificates and any payment date during the Managed Amortization Period, (i) if the Sponsor’s Certificate Pro Rata Test is not met, the lesser of (a) the Certificate Principal Balance of the Class S Certificates immediately prior to such payment date and (b) the Principal Collection Amount less the aggregate Draws for the related payment date, and (ii) if the Sponsor’s Certificate Pro Rata Tests is met, the Class S Floating Allocation Percentage of the Principal Collection Amount less the aggregate Draws for the related payment date.

“Collection Period” with respect to any payment date and the HELOCs, the calendar month immediately preceding the calendar month in which such payment date occurs.

“Constant Draw Rate” means a constant rate of additional balances drawn on the HELOCs.

“CPR” means a constant rate of prepayment on the HELOCs.

“Cumulative Charge-Off Percentage” with respect to the Notes and any payment date is equal to the percentage obtained by dividing (x) the aggregate Charge-Off Amounts on the HELOCs incurred since the Cut-off Date through the end of the related Collection Period, minus the principal portion of any amounts received in respect of the HELOCs following the charge-off, by (y) the aggregate Stated Principal Balance of the HELOCs as of the Cut-off Date.

“Current Interest” with respect to each class of Notes and each payment date is the interest accrued at the applicable Note Interest Rate for the applicable Accrual Period on the Note Principal Balance or Notional Amount, as applicable, of such class.

“Current Specified Enhancement Percentage” with respect to any payment date, the percentage obtained by dividing (x) the sum of (i) the Note Principal Balance of the Class B Notes and (ii) the Overcollateralization Amount, in each case prior to the payment of the Available Principal Payment Amount on such payment date, by (y) the Invested Amount as of the end of the related Collection Period.

“Cut-off Date” means the close of business on August 15, 2006.

“Draw” with respect to any HELOC, an additional borrowing by the related mortgagor subsequent to the Cut-off Date in accordance with the related mortgage note.

“Draw Period” with respect to any HELOC, the period during which the related mortgagor is permitted to make Draws.

“Excess Overcollateralization Amount” with respect to HELOCs and any payment date, the excess, if any, of the Overcollateralization Amount on that payment date over the Overcollateralization Target Amount.

“Expense Adjusted Mortgage Rate” with respect to any HELOC or REO Property is the then applicable interest rate thereon less the Expense Fee Rate.

“Expense Fee Rate” with respect to any HELOC or REO Property is the sum of (i) the servicing fee rate, (ii) the master servicing fee rate and (iii) the premium due to the Note Insurer under the Policy multiplied by a fraction the numerator of which is the aggregate Note Principal Balance of the Class A Notes and the denominator of which is the Stated Principal Balance of the HELOCs, expressed as a per annum rate.

“Extraordinary Trust Fund Expenses” means any amounts reimbursable to the master servicer, the securities administrator or the indenture trustee, or any director, officer, employee or agent of the master servicer, the securities administrator or the indenture trustee, from the trust fund, any amounts reimbursable to the depositor, the master servicer, the securities administrator, the custodian, or any director, officer, employee or agent thereof, and any other amounts payable or reimbursable from the trust fund as Extraordinary Trust Fund Expenses pursuant to the terms of the Sale and Servicing Agreement, the Indenture, the Trust Agreement, the Administration Agreement, the Custodial Agreement, the Policy or the Insurance Agreement, including Extraordinary Trust Fund Expenses that are not reimbursed in any calendar year as a result of the Extraordinary Trust Fund Expenses Cap. Extraordinary Trust Fund Expenses for any calendar year, to the extent they may exceed the Extraordinary Trust Fund Expenses Cap, shall be paid pro rata among the parties entitled thereto from the amounts available therefor.

“Extraordinary Trust Fund Expenses Cap” means $250,000 for each calendar year; provided, however, that such cap will not apply to any costs and expenses (i) of the indenture trustee incurred in connection with the termination of the securities administrator or the master servicer, the transfer of master servicing to a successor master servicer and any costs incurred with the replacement of the custodian or (ii) of the master servicer incurred in connection with the termination of the related servicer and the transfer of servicing to a successor servicer.

“Fiscal Quarter” with respect to any quarter is December 1 to February 29 (or the last day in such month), March 1 to May 31, June 1 to August 31, or September 1 to November 30, as applicable.

“Floating Allocation Percentage” with respect to any payment date, the percentage equivalent of a fraction with a numerator equal to the Invested Amount at the end of the previous related Collection Period (in the case of the first payment date, the Invested Amount as of the Closing Date) and a denominator equal to the aggregate Stated Principal Balance of the HELOCs at the end of the previous Collection Period (in the case of the first payment date, the Closing Date), provided such percentage shall not be greater than 100%.

“Formula Rate” with respect to any class of Notes (other than the Class A-IO Notes), a per annum rate equal to One-Month LIBOR plus the applicable Margin.

“Indenture” means the indenture, dated as of September 15, 2006, among the issuing entity, the indenture trustee and the securities administrator.

“Insurance Agreement” means the Insurance and Indemnity Agreement dated as of September 15, 2006, among the parties thereto, including any amendments and supplements thereto in accordance with the terms thereof.

“Interest Collection Amount” with respect to each payment date, an amount equal to the amount received by the related servicer and consisting of interest collected during the related Collection Period on the HELOCs and allocated to interest in accordance with the terms of the Servicing Agreement or the Sale and Servicing Agreement, as applicable, together with the interest portion of any repurchase price relating to any repurchased HELOCs and the interest portion of any substitution adjustment amount paid during the related Collection Period and any Subsequent Recoveries, to the extent such Subsequent Recoveries relate to interest, reduced, without duplication, by any Extraordinary Trust Fund Expenses (subject to the Extraordinary Trust Fund Expense Cap).

“Invested Amount” with respect to any payment date, the aggregate Stated Principal Balance of the HELOCs reduced by the aggregate Certificate Principal Balance of the Class S Certificates, if any. The Invested Amount on the Closing Date is $405,385,319.52.

“Managed Amortization Period” with respect to the Notes is the period beginning on the Cut-off Date and ending on the occurrence of a Rapid Amortization Event.

“Margin” with respect to any payment date on or prior to the first possible Optional Termination Date and (i) with respect to the Class A Notes, ____% per annum, and (ii) with respect to the Class B Notes, ____% per annum; and with respect to any payment date after the first possible Optional Termination Date, the Margin will increase to (i) with respect to the Class A Notes, ____% per annum, and (ii) with respect to the Class B Notes, ____% per annum.

“Net WAC Cap Rate” with respect to any payment date and any Note (other than the Class A-IO Notes), a per annum rate equal to the excess, if any, of (i) the weighted average of the Expense Adjusted Mortgage Rates of the HELOCs as of the first day of the Collection Period preceding such payment date over (ii) the quotient of (a) the Current Interest payable to the Class A-IO Notes on such payment date, divided by (b) the Invested Amount on such payment date. With respect to any payment date and the Class A-IO Notes, a per annum rate equal to the weighted average of the Expense Adjusted Mortgage Rates of the HELOCs as of the first day of the Collection Period preceding such payment date. The Net WAC Cap Rate for each class of Notes (other than the Class A-IO Notes) will be calculated based on a 360-day year and the actual number of days elapsed in the related accrual period and, in the case of the Class A-IO Notes, based on a 360-day year consisting of twelve 30-day months.

“Net WAC Cap Rate Carryover Amount” with respect to any class of Notes (other than the Class A-IO Notes) and any payment date, the sum of (A) if such Notes are subject to the related Net WAC Cap on such payment date, the excess, if any, of (i) the amount of interest that would have been payable to such class of Notes on such payment date if the Note Interest Rate for such class for such payment date were calculated at the Formula Rate over (ii) the amount of interest payable on such class of Notes at the related Net WAC Cap Rate for such payment date, and (B) the Net WAC Cap Rate Carryover Amount for the previous payment date not previously paid, together with interest thereon at a rate equal to the related Formula Rate for such class of Notes for the current payment date. With respect to the Class A-IO Notes and any payment date prior to and including the payment date in August 2008, the sum of (A) if such Notes are subject to the related Net WAC Cap on such payment date, the excess, if any, of (i) the amount of interest that would have been payable to such class of Notes on such payment date if the Note Interest Rate for such class were equal to 5.50% per annum over (ii) the amount of interest payable on such class of Notes at the related Net WAC Cap Rate for such payment date, and (B) the Net WAC Cap Rate Carryover Amount for the previous payment date not previously paid, together with interest thereon at a rate equal to 5.50% per annum.

“Noteholders” means the holders of the Notes.

“Note Insurer” means Ambac Assurance Corporation.

“Note Interest Rate” with respect to each class of Notes (other than the Class A-IO Notes) is the lesser of (a) Formula Rate and (b) the Net WAC Cap Rate. With respect to the Class A-IO Notes (i) for each payment date from and including September 2006 to and including the payment date in August 2008, the lesser of (a) 5.50% per annum and (b) the related Net WAC Cap Rate, and (ii) for each payment date thereafter, 0.00% per annum.

“Note Principal Balance” with respect to the Class A Notes and any payment date is the original note principal balance of such class as set forth on the cover page of this free writing prospectus or with respect to the Class B Notes, approximately $4,864,000, less the sum of (i) all amounts in respect of principal distributed to such class on previous payment dates and (ii) any Charge-Off Amounts allocated to such class on previous payment dates; provided that the Note Principal Balance of any class of Class A Notes or Class B Notes to which Charge-Off Amounts have been allocated will be increased by the amount of any Subsequent Recoveries on the HELOCs not previously allocated, but not by more than the amount of Charge-Off Amounts previously allocated to reduce the Note Principal Balance of that Note. See “—Allocation of Losses” in this free writing prospectus.

“Notes” means the Offered Notes and Class B Notes.

“Notional Amount” means, with respect to the Class A-IO Notes, the lesser of (a) the Invested Amount as of the first day of the related Collection Period and (b) (i) for each payment date from and including September 2006 to and including the payment date in February 2007, $176,045,000, (ii) for each payment date from and including March 2007 to and including the payment date in August 2007, $140,836,000, (iii) for each payment date from and including September 2007 to and including the payment date in November 2007, $98,585,000, (iv) for each payment date from and including December 2007 to and including the payment date in February 2008, $70,418,000, (v) for each payment date from and including March 2008 to and including the payment date in May 2008, $28,167,000, (vi) for each payment date from and including June 2008 to and including the payment date in August 2008, $14,084,000, and (vii) for each payment date thereafter, $0. Reference to the Notional Amount of the Class A-IO Notes is solely for convenience in calculations and does not represent the right to receive any payments allocable to principal.

“Offered Notes” means the Class A Notes and Class A-IO Notes.

“Optional Termination Date” means the first date on which the majority holder of the Class E Certificates may terminate the trust fund (with the consent of the Note Insurer if such termination would result in a draw against the Policy), as described under “—Termination; Retirement of Notes”.

“Overcollateralization Amount” with respect to any payment date is the amount, if any, by which the Invested Amount exceeds the aggregate Note Principal Balance of the Notes as of such payment date after giving effect to payments to be made on such payment date.

“Overcollateralization Floor” means, with respect to the Notes, 0.50% of the Invested Amount as of the Cut-Off Date.

“Overcollateralization Increase Amount” with respect to any payment date is the amount payable to the Notes as provided in clause (6), under “Payments on the Notes — Interest Payments” below.

“Overcollateralization Reduction Amount” means, with respect to the Notes and any payment date for which the Excess Overcollateralization Amount is, or would be, after taking into account all other payments to be made on that payment date, greater than zero, an amount equal to the lesser of (i) the Excess Overcollateralization Amount for that payment date and (ii) the Available Principal Payment Amount for that payment date (without giving effect to the Overcollateralization Reduction Amount).

“Overcollateralization Target Amount” with respect to any payment date (a) prior to the Stepdown Date, an amount equal to 2.00% of the Invested Amount as of the Cut-off Date, (b) on or after the Stepdown Date and if a Trigger Event is not in effect, the greater of (A) the lesser of (i) an amount equal to 2.00% of the Invested Amount as of the Cut-off Date and (ii) approximately 4.00% of the then current Invested Amount as of the last day of the related Collection Period and (B) the Overcollateralization Floor or (c) on or after the Stepdown Date and if a Trigger Event is in effect, the Overcollateralization Target Amount for the immediately preceding payment date.

“Policy” means the certificate guaranty insurance policy (No. AB1020BE) with respect to the Class A Notes and all endorsements thereto, if any, dated the Closing Date, issued by the Note Insurer for the benefit of the holders of the Class A Notes only.

“Prepayment Assumption” means a specified CPR and a Constant Draw Rate of 10%.

“Principal Collection Amount” with respect to each payment date, an amount equal to the amount received by the related servicer and consisting of amounts collected during the related Collection Period on the HELOCs and allocated to principal in accordance with the terms of the Sale and Servicing Agreement, together with the principal portion of any repurchase price relating to any repurchased HELOCs, substitution adjustment amount paid during the related Collection Period and Subsequent Recoveries, to the extent such Subsequent Recoveries relate to principal.

“Rapid Amortization Event” means any of the events described in “Description of the Notes — Payments on the Notes” in this free writing prospectus.

“Rapid Amortization Period” means the period beginning upon the occurrence of the Rapid Amortization Event.

“Rapid Amortization Trigger Event” is in effect with respect to the Notes and any payment date if the cumulative amount of Charge-Off Amounts (net of Subsequent Recoveries) incurred on the HELOCs from the Cut-off Date through the end of the Collection Period immediately preceding such payment date exceeds the applicable percentage set forth below of the aggregate Stated Principal Balance of the HELOCs as of the Cut-off Date:

Prior to March 2009	3.25%
March 2009-February 2010	3.25%, plus an additional 1/12th of 2.25% for each payment date after March 2009 up to and including the payment date in February 2010
March 2010 to February 2011	5.50%, plus an additional 1/12th of 1.75% for each payment date after March 2010 up to and including the payment date in February 2011
March 2011 to February 2012	7.25%, plus an additional 1/12th of 1.25% for each payment date after March 2011 up to and including the payment date in February 2012
March 2012 to February 2013	8.50%, plus an additional 1/12th of 1.00% for each payment date after March 2012 up to and including the payment date in February 2013
March 2013 to February 2014	9.50%, plus an additional 1/12th of 0.50% for each payment date after March 2013 up to and including the payment date in February 2014
March 2014 and thereafter	10.00%

“Recoveries” means, with respect to a Charged-Off HELOC, the proceeds received by the related servicer in connection with such Charged-Off HELOC minus related servicing advances.

“Relief Act” means the Servicemembers Civil Relief Act, as amended, or any similar state law.

“Relief Act Shortfall” with respect to any payment date and any HELOC is any reduction in the amount of interest collectible on such HELOC for the most recently ended Collection Period as a result of the application of the Relief Act.

“REO Property” means a mortgaged property acquired by the related servicer on behalf of the trust fund through foreclosure or deed-in-lieu of foreclosure.

“Residual Certificates” means the Class S, Class R-1, Class R-2 and Class RX Certificates.

“Sale and Servicing Agreement” means the sale and servicing agreement, dated as of September 15, 2006, among the depositor, the issuing entity, the indenture trustee, the master servicer, the securities administrator, the sponsor and EMC Mortgage Corporation as the company.

“Servicing Agreement” means the Servicing Agreement, dated as of August 1, 2005, between GMACM and the sponsor, as amended.

“60 Day Plus Delinquency Percentage” with respect to any payment date is the arithmetic average for each of the three successive payment dates ending with the applicable payment date of the percentage equivalent of a fraction, the numerator of which is the aggregate Stated Principal Balance of the HELOCs that are 60 or more days delinquent in the payment of principal or interest for the relevant payment date, including HELOCs in foreclosure, REO Property and HELOCs with a related mortgagor subject to bankruptcy procedures, and the denominator of which is the aggregate Stated Principal Balance of all of the HELOCs immediately preceding the relevant payment date.

“Sponsor Certificate Pro Rata Test” is met with respect to any payment date during the Managed Amortization Period if the Certificate Principal Balance of the Class S Certificates is greater than 3.00% of the aggregate Stated Principal Balance of the HELOCs.

“Stated Principal Balance” with respect to any HELOC and any payment date, the principal balance of the HELOC as of the Cut-off Date, plus the aggregate amount of all Draws conveyed to the trust in respect of such HELOC minus all collections credited against the principal balance of such HELOC in accordance with the related mortgage note and minus all prior related Charge-Off Amounts.

The Stated Principal Balance of any Charged-Off HELOC is zero.

“Stepdown Date” means the later to occur of

(x) the payment date occurring in April 2009 and

(y) the first payment date for which the Current Specified Enhancement Percentage is greater than or equal to approximately 6.40%.

“Subsequent Recoveries” means subsequent recoveries, net of reimbursable expenses, with respect to HELOCs that have been previously liquidated and that resulted in a Charge-Off Amount.

“Trigger Event” with respect to any payment date is if any of the following tests is not satisfied: (A) the 60 Day Plus Delinquency Percentage is less than 4.50% of the aggregate Stated Principal Balance of the HELOCs, (B) for any payment date, the Cumulative Charge-off Percentage for such payment date is less than the following:

Prior to March 2009	2.65%
March 2009-February 2010	2.65%, plus an additional 1/12th of 1.45% for each payment date after March 2009 up to and including the payment date in February 2010
March 2010 to February 2011	4.10%, plus an additional 1/12th of 0.65% for each payment date after March 2010 up to and including the payment date in February 2011
March 2011 to February 2012	4.75%, plus an additional 1/12th of 0.25% for each payment date after March 2011 up to and including the payment date in February 2012
March 2012 and thereafter	5.00%

“Trust Agreement” means the Trust Agreement, dated as of September 6, 2006, between the depositor and the owner trustee, as amended and restated by the Trust agreement, dated as of September 15, among the depositor, the owner trustee, and the securities administrator.

“Unpaid Interest Shortfall Amount” means with respect to any class of Notes and (i) the first payment date, zero, and (ii) any payment date after the first payment date, the amount, if any, by which (A) the sum of (1) the Current Interest for such class of Notes for the immediately preceding payment date and (2) the outstanding Unpaid Interest Shortfall Amount, if any, for such class of Notes for such preceding payment date exceeds (B) the aggregate amount distributed on such class of Notes in respect of interest pursuant to clause (A) above on such preceding payment date, plus interest on the amount of the interest due but not paid on such class of Notes on such preceding payment date, to the extent permitted by law, at the Note Interest Rate for such class for the related accrual period.

Calculation of One-Month LIBOR

On the second LIBOR business day preceding the commencement of each accrual period, for the Notes bearing interest at an adjustable rate, which date we refer to as an interest determination date, the securities administrator will determine One-Month LIBOR for such accrual period on the basis of such rate as it appears on Telerate Screen Page 3750, as of 11:00 a.m. London time on such interest determination date. If such rate does not appear on such page, or such other page as may replace that page on that service, or if such service is no longer offered, such other service for displaying LIBOR or comparable rates as may be reasonably selected by the securities administrator, One-Month LIBOR for the applicable accrual period will be the Reference Bank Rate. If no such quotations can be obtained and no Reference Bank Rate is available, One-Month LIBOR will be the One-Month LIBOR applicable to the preceding accrual period.

The Reference Bank Rate with respect to any accrual period, means the arithmetic mean, rounded upwards, if necessary, to the nearest whole multiple of 0.03125%, of the offered rates for United States dollar deposits for one month that are quoted by the Reference Banks, as described below, as of 11:00 a.m., New York City time, on the related interest determination date to prime banks in the London interbank market for a period of one month in amounts approximately equal to the aggregate Note Principal Balance of all classes of Notes bearing interest at an adjustable rate for such accrual period, provided that at least two such Reference Banks provide such rate. If fewer than two offered rates appear, the Reference Bank Rate will be the arithmetic mean, rounded upwards, if necessary, to the nearest whole multiple of 0.03125%, of the rates quoted by one or more major banks in New York City, selected by the securities administrator, as of 11:00 a.m., New York City time, on such date for loans in U.S. dollars to leading European banks for a period of one month in amounts approximately equal to the aggregate Note Principal Balance of all classes of Notes bearing interest at an adjustable rate for such accrual period. As used in this section, “LIBOR business day” means a day on which banks are open for dealing in foreign currency and exchange in London and New York City; and “Reference Banks” means leading banks selected by the securities administrator and engaged in transactions in Eurodollar deposits in the international Eurocurrency market

•	with an established place of business in London,

•	which have been designated as such by the securities administrator and

•	which are not controlling, controlled by, or under common control with, the depositor, the sponsor or the master servicer.

The establishment of One-Month LIBOR on each interest determination date by the securities administrator and the securities administrator’s calculation of the rate of interest applicable to the classes of Notes bearing interest at an adjustable rate for the related accrual period shall, in the absence of manifest error, be final and binding.

Payments on the Notes

General. On each payment date, the securities administrator will make payments on the Notes to the persons in whose names such Notes are registered at the related record date.

The securities administrator will make payments on each payment date by wire transfer in immediately available funds to the account of a Noteholder at a bank or other depository institution having appropriate wire transfer facilities as instructed by a Noteholder in writing in accordance with the Indenture. If no such instructions are given to the securities administrator, then the securities administrator will make such payments by check mailed to the address of the person entitled thereto as it appears on the Note register; provided, however, that the final payment in retirement of the Notes will be made only upon presentation and surrender of such Notes at the offices of the securities administrator designated for such purposes. As of the closing date, the securities administrator designates its offices located at 135 South LaSalle Street, Suite 1511, Chicago, Illinois 60603 for purposes of surrender, transfer and exchange. On each payment date, a holder of a Note will receive such holder’s percentage interest of the amounts required to be distributed with respect to the applicable class of Notes. The percentage interest evidenced by a Note will equal the percentage derived by dividing the denomination of such Note by the aggregate denominations of all Notes of the applicable class.

Interest Payments. Interest on the Note Principal Balance or Notional Amount, as applicable, of each class of the Notes entitled thereto will accrue during each accrual period at the applicable Note Interest Rate and will be payable to such Notes on each payment date, commencing in September 2006. The securities administrator will calculate interest for the Notes (other than the Class A-IO Notes) based on a 360-day year and the actual number of days elapsed in the related accrual period, and, in the case of the Class A-IO Notes, based on a 360-day year consisting of twelve 30-day months.

On each payment date, the Class S Floating Allocation Percentage of the Interest Collection Amount for such payment date, reduced by the servicing and master servicing fees, will be distributed to the Class S Certificates. On each payment date, the Floating Allocation Percentage of the Interest Collection Amount for such payment date, reduced by the servicing and master servicing fees, will be distributed in the following order of priority:

1.	to the Note Insurer, the current and any past due premium due for the Policy;

2.	to the Class A Notes and the Class A-IO Notes, pro rata, the Current Interest and any Unpaid Interest Shortfall Amount for such payment date;

3.	to the Note Insurer, as reimbursement for prior draws (including applicable interest) made under the Policy;

4.	to the Class B Notes, the related Current Interest for such class and payment date;

5.
on each payment date prior to the payment date in September 2007, to the Class E Certificates, the lesser of (i) $20,000 and (ii) the Interest Collection Amount for such payment date remaining following the payments pursuant to clauses (1)-(4) above;

6.
to the classes of Notes (other than the Class A-IO Notes), as a payment of principal, the amount necessary to build the Overcollateralization Amount to the Overcollateralization Target Amount, including covering the Floating Allocation Percentage of the Charge-Off Amounts during the related Collection Period;

7.	to cover any Charge-Off Amounts allocated to the Class A Notes (to the extent not covered by the Policy);

8.	to the Class B Notes, any Unpaid Interest Shortfall Amount for such payment date and such class;

9.	to the Class A Notes and Class A-IO Notes, pro rata, any Net WAC Cap Rate Carryover Amounts for such payment date and each such class;

10.	to the Class B Notes, any Net WAC Cap Rate Carryover Amount for such payment date and such class;

11.	to the Note Insurer, any other amounts owed to the Note Insurer pursuant to the Insurance Agreement; and

12.	to the Certificates, as specified in the Trust Agreement.

On any Payment Date, any Relief Act Shortfalls, any prepayment interest shortfalls and any Extraordinary Trust Fund Expenses payable to any party (subject to the Extraordinary Trust Fund Expenses Cap) will be allocated as a reduction to the Current Interest for the Offered Notes and Class B Notes and the amounts payable from interest collections to the Class S Certificates, on a pro rata basis based on the respective amounts of interest accrued on those Notes and interest amounts payable to the Class S Certificates for that payment date. The holders of the Offered Notes and Class S Certificates will not be entitled to reimbursement for the allocation of any of those shortfalls and expenses described in the preceding sentence, nor will they be covered by the Policy.

Principal Payments. On each payment date during the Managed Amortization Period, the Class S Principal Payment Amount shall be distributed to the holders of the Class S Certificates, until the Certificate Principal Balance of such class has been reduced to zero. On each payment date, the Available Principal Payment Amount will be distributed as principal funds in the following order of priority:

(A) For each payment date prior to the Stepdown Date or on which a Trigger Event is in effect:

(1)  to the Class A Notes, the Available Principal Payment Amount for such payment date, until the Note Principal Balance thereof is reduced to zero;

(2)  to the Note Insurer, as reimbursement for prior draws (including applicable interest) made under the Policy, to the extent not covered by the Interest Collection Amount;

(3)  to the Class B Notes, the remaining Available Principal Payment Amount, until the Note Principal Balance of such class has been reduced to zero;

(4)  during the Rapid Amortization Period, to the Class S Certificates, in reduction of the Certificate Principal Balance thereof, until the Certificate Principal Balance is reduced to zero;

(5)  to the Note Insurer, any other amounts owed to the Note Insurer pursuant to the Insurance Agreement; and

(6)  to the Certificates, as specified in the Trust Agreement.

(B) For each payment date on or after the Stepdown Date, so long as a Trigger Event is not in effect:

(1)  to the Class A Notes, the Class A Principal Payment Amount, for such payment date, until the Note Principal Balance thereof is reduced to zero;

(2)  to the Note Insurer, as reimbursement for prior draws (including applicable interest) made under the Policy, to the extent not covered by the Interest Collection Amount;

(3)  to the Class B Notes, the Class B Principal Payment Amount for such payment date, until the Note Principal Balance thereof is reduced to zero;

(4)  during the Rapid Amortization Period, to the Class S Certificates, in reduction of the Certificate Principal Balance thereof, until the Certificate Principal Balance is reduced to zero;

(5)  to the Note Insurer, any other amounts owed to the Note Insurer pursuant to the Insurance Agreement; and

(6)  to the Certificates, as specified in the Trust Agreement.

Rapid Amortization Event. A Rapid Amortization Event is any of the following events:

(1)  a breach of any representations, warranties or covenants of the sponsor in a material manner, with such breach continuing unremedied for a specified period of time following the submission of the applicable written notice(s);

(2)  a declaration of bankruptcy or insolvency by any of the issuing entity, the depositor, the master servicer or the servicers;

(3)  the trust becomes subject to the Investment Company Act of 1940;

(4)  the occurrence of a Rapid Amortization Trigger Event; or

(5)  a draw is made on the Policy which remains unreimbursed for three months.

If any event described in clause (1) or (4) occurs, a Rapid Amortization Event will occur only if, after the applicable grace period, either the Note Insurer or the securities administrator acting at the direction of the Noteholders holding Notes evidencing more than 51% in Note Principal Balance of the Notes then outstanding, with the consent of the Note Insurer, by written notice to the holder of the Class E Certificates, the depositor, the sponsor and the servicers (and to the securities administrator, if given by the Note Insurer or the Noteholders) declare that a Rapid Amortization Event has occurred. If any event described in clauses (2) or (3) occurs, a Rapid Amortization Event will occur without any notice or other action on the part of the securities administrator, the Note Insurer or the Noteholders immediately on the occurrence of such event.

Table of Fees and Expenses

The following table indicates the fees and expenses to be paid from the cash flows from the HELOCs and other assets of the trust fund, while the offered notes are outstanding.

All fees are expressed as percentages, at an annualized rate, applied to the outstanding aggregate principal balance of the HELOCs.

Item	Fee	Paid From
Servicing Fee(1)	0.5000 (2) per annum	Mortgage Loan Interest Collections
Master Servicing Fee(1)	0.0195 (2) per annum	Mortgage Loan Interest Collections
Policy Premium(1)	0.2000 (2) per annum	Mortgage Loan Interest Collections

(1) The servicing fee, master servicing fee and policy premium are paid on a first priority basis from collections allocable to interest on the HELOCs, prior to payments to Noteholders.
(2) Subject to a variance of plus or minus 0.0025%.

Allocation of Losses

The Floating Allocation Percentage of Charge-Off Amounts on the HELOCs will be applied on any payment date as follows: first, to any available Interest Collection Amount through an increase in the Overcollateralization Increase Amount as provided in clause (6) under "Payments on the Notes — Interest Payments" above, and second, in reduction of the Overcollateralization Amount until reduced to zero. If on any payment date, as a result of the Charge-Off Amounts, the sum of the aggregate Note Principal Balances of the Notes exceeds the Invested Amount as of the last day of the related Collection Period, such excess will be allocated to the Notes in the following order: first, to the Class B Notes and, second, to the Class A Notes; provided that any Charge-Off Amounts allocated to the Class A Notes will be covered by the Policy. The Class S Floating Allocation Percentage of Charge-Off Amounts on the HELOCs will be applied on any payment date to the Class S Certificates.

The Indenture does not permit the allocation of Charge-Off Amounts to the Class A-IO Notes. Investors in the Class A-IO Notes should note that although Charge-Off Amounts cannot be allocated to the Class A-IO Notes, under certain loss scenarios there will not be enough interest collected on the HELOCs to pay the Class A-IO Notes the interest amounts to which they are then entitled.

Once Charge-Off Amounts have been allocated to a class of Notes, such amounts with respect to such Notes will no longer accrue interest nor will such amounts in respect of interest be reinstated thereafter.

In the event that the servicers or the master servicer receive any Subsequent Recoveries, such Subsequent Recoveries will be remitted in accordance with the priorities described under “—Payments on the Notes,” in this free writing prospectus, and the Note Principal Balance of each class of the Class A Notes and Class B Notes that has been reduced by the allocation of a Charge-Off Amount to such class will be increased, in order of seniority, by the amount of such Subsequent Recoveries. Holders of such classes of Notes will not be entitled to any payment in respect of Current Interest on the amount of such increases for any Accrual Period preceding the payment date on which such increase occurs. Any Subsequent Recoveries are received during a Collection Period will be included as a part of the Interest Collection Amount or Principal Collection Amount, as the case may be, for the related payment date.

Termination; Retirement of Notes

The HELOCs will be subject to optional purchase by the holder of the Class E Certificates, or, if there is no single holder, the majority holder of the Class E Certificates, on any payment date after the sum of the Note Principal Balances of the Notes is reduced to an amount less than or equal to 10% of the sum of the original Note Principal Balances of the Notes. Such optional purchase is subject to the Note Insurer’s consent if the termination would result in a draw on the Policy.

The optional purchase price payable upon optional termination will be equal to the lesser of (i) the fair market value of the HELOCs and (ii) the sum of the outstanding principal balance of the HELOCs, and accrued and unpaid interest thereon at the weighted average of the mortgage rates through the day preceding the final payment date; provided that the option may only be exercised if the purchase price is sufficient to repay all outstanding principal and accrued and unpaid interest on the Notes and all amounts owing under the Insurance Agreement.

Reports to Noteholders

On each payment date, the securities administrator will make available to each Noteholder, the master servicer, the indenture trustee, the Note Insurer and the depositor a statement, based upon information provided by the master servicer and the servicers, generally setting forth, among other information:

1.	the applicable record dates, accrual periods, determination dates for calculating payments and general payment dates;

2.	the total cash flows received and the general sources thereof;

3.	the amount, if any, of fees or expenses accrued and paid, with an identification of the payee and the general purpose of such fees;

4.
the amount of related payments to Noteholders (other than the holders of the Class A-IO Notes) allocable to principal, separately identifying (A) the aggregate amount of any principal prepayments in full included therein and (B) the aggregate of all other payments included therein;

5.	with respect to the Class A Notes, the amount of payments, if any, to holders of such Notes provided by the Policy;

6.	the amount of draws on the HELOCs;

7.	the amount of payments to Noteholders allocable to interest;

8.	Unpaid Interest Shortfall Amount and any Net WAC Cap Rate Carryover Amounts with respect to the Notes;

9.	the Note Principal Balances of the Notes, if applicable, before and after giving effect to the payment of principal and allocation of Charge-Off Amounts on such payment date;

10.	the number and Stated Principal Balance of all the HELOCs in the aggregate for the following payment date, together with updated pool composition information;

11.	the amount of the servicing fees for the related Collection Period;

12.	the Note Interest Rate for each class of Notes for such payment date and whether such rate was based on the Net WAC Cap Rate;

13.
the number and aggregate Stated Principal Balance of the HELOCs (A) delinquent (1) 31-60 days, (2) 61-90 days and (3) 91 or more days, (B) in foreclosure and delinquent (1) 31-60 days, (2) 61-90 days and (3) 91 or more days, in each case as of the close of business on the last day of the calendar month preceding such payment date, and (C) subject to bankruptcy or similar insolvency proceedings;

14.	the amount of, if any, of excess cash flow or excess spread and the application of such excess cash flow;

15.
with respect to any HELOC that was charged off during the preceding Collection Period, the loan number and Stated Principal Balance of, and Charge-Off Amount on such HELOC as of the end of the related Collection Period;

16.
information on loss, delinquency or other tests used for determining early amortization, liquidation, stepdowns or other performance triggers as more completely described in the prospectus supplement and whether the trigger was met;

17.	the total number and principal balance of any related real estate owned, or REO, properties as of the end of the related Collection Period;

18.	if applicable, material modifications, extensions or waivers to pool asset terms, fees, penalties or payments during the payment period or that have become material over time;

19.	material breaches of pool asset representations or warranties or transaction covenants;

20.	the cumulative Charge-Off Amounts through the end of the preceding month;

21.	the 60 Day Plus Delinquent Percentage for the related payment date;

22.	any modifications of the HELOCs;

23.	the total number and principal balance of any HELOCs repurchased due to delinquencies; and

24.
the special hazard amount, fraud loss amount and bankruptcy amount, if applicable, as of the close of business on the applicable payment date and a description of any change in the calculation of these amounts.

The securities administrator will make the monthly statement and, at its option, any additional files containing the same information in an alternative format, available each month to Noteholders via the securities administrator’s internet website at www.etrustee.net. Assistance in using the website service can be obtained by calling the securities administrator’s customer service desk at 312-992-1743. Parties that are unable to use the above distribution options are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk and indicating such. The securities administrator may change the way monthly statements are distributed in order to make such distributions more convenient or more accessible to the above parties.

The annual reports on Form 10-K, the distribution reports on Form 10-D, certain current reports on Form 8-K and amendments to those reports filed or furnished with respect to the trust pursuant to section 13(a) or 15(d) of the Exchange Act will be made available on the website of the securities administrator as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC.

In addition, within a reasonable period of time after the end of each calendar year, the securities administrator will prepare and deliver to each Noteholder of record during the previous calendar year a statement containing information necessary to enable Noteholders to prepare their tax returns. Such statements will not have been examined and reported upon by an independent public accountant.

INDENTURE

The following summary describes some of the terms of the Indenture. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the Trust Agreement and Indenture. Whenever particular defined terms of the Indenture are referred to, those defined terms are incorporated in this free writing prospectus by reference. The depositor will provide to a prospective or actual Noteholder without charge, on written request, a copy (without exhibits) of the Indenture and the Trust Agreement. Requests should be addressed to Bear Stearns Asset Backed Securities I LLC, 383 Madison Avenue, New York, New York 10179.

General

The Notes will be issued pursuant to the Indenture, a form of which is filed as an exhibit to the registration statement. A Current Report on Form 8-K relating to the Notes containing a copy of the Indenture, the Trust Agreement, the Administration Agreement and the Sale and Servicing Agreement as executed will be filed by the depositor with the Securities and Exchange Commission.

The Issuing Entity

The issuing entity is a statutory trust formed under the laws of the State of Delaware pursuant to the Trust Agreement. The Trust Agreement constitutes the “governing instrument” under the laws of the State of Delaware relating to statutory trusts. After its formation, the issuing entity will not engage in any activity other than (i) acquiring and holding the assets of the trust and proceeds therefrom, (ii) issuing the notes, (iii) making payments on the notes and (iv) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith.

The issuing entity is not expected to have any significant assets other than the HELOCs pledged to the indenture trustee as collateral to secure the Notes. The issuing entity's principal offices are in Wilmington, Delaware, in care of Wilmington Trust Company, as owner trustee.

The Owner Trustee

Wilmington Trust Company will be the owner trustee under the Trust Agreement. The owner trustee is a Delaware banking corporation and its principal offices are located in Wilmington, Delaware.

As compensation for its duties under the Trust Agreement, the owner trustee will be paid a fee as agreed upon by the owner trustee and the sponsor pursuant to a separate agreement, which amounts will be paid by the sponsor . The Trust Agreement will provide that the owner trustee and any director, officer, employee or agent of the owner trustee will be entitled to recover from the Payment Account all reasonable out-of pocket expenses, disbursements and expenses of the owner trustee, in connection with any event of default, any breach of the Trust Agreement or any claim or legal action (including any pending or threatened claim or legal action) incurred or made by the owner trustee (including the reasonable compensation and disbursements of its counsel), other than any such expense or disbursement as may arise from its gross negligence or intentional misconduct or which is the responsibility of the Noteholders.

Neither the owner trustee nor any director, officer or employee of the owner trustee will be under any liability to the issuing entity or the Noteholders under the Trust Agreement under any circumstances, except for the owner trustee’s own misconduct, gross negligence, bad faith or gross negligent failure to act or in the case of the inaccuracy of certain representations made by the owner trustee in the Trust Agreement. All persons into which the owner trustee may be merged or with which it may be consolidated or any person resulting from such merger or consolidation shall be the successor of the owner trustee under the Trust Agreement.

The Indenture Trustee

The indenture trustee is Citibank, N.A., a national banking association and wholly owned subsidiary of Citigroup Inc., a Delaware corporation. Citibank, N.A. performs as indenture trustee through the Agency and Trust line of business, which is part of the Global Transaction Services division. Citibank, N.A. has primary corporate trust offices located in both New York and London. Citibank, N.A. is a leading provider of corporate trust services offering a full range of agency, fiduciary, tender and exchange, depositary and escrow services. As of the end of the second quarter of 2006, Citibank’s Agency & Trust group manages in excess of 3.5 trillion in fixed income and equity investments on behalf of approximately 2,500 corporations worldwide. Since 1987, Citibank Agency & Trust has provided trustee services for asset-backed securities containing pool assets consisting of airplane leases, auto loans and leases, boat loans, commercial loans, commodities, credit cards, durable goods, equipment leases, foreign securities, funding agreement backed note programs, truck loans, utilities, student loans and commercial and residential mortgages. As of the end of the second quarter of 2006, Citibank, N.A. acts as trustee and/or paying agent on approximately 274 various residential mortgage-backed transactions.

Citibank, N.A. may resign at any time, in which event the depositor will be obligated to appoint a successor indenture trustee. The depositor may also remove Citibank, N.A. if it ceases to be eligible to continue as such under the Indenture or the Sale and Servicing Agreement, if it becomes incapable of acting, if it becomes insolvent, or if a receiver or public officer takes charge of Citibank, N.A. or its property, or if the credit rating of Citibank, N.A. falls below certain levels. Upon such resignation or removal of Citibank, N.A., the depositor will be entitled to appoint a successor indenture trustee with the consent of the Note Insurer. Citibank, N.A. may also be removed at any time by the holders of the Offered Notes evidencing ownership of not less than 51% of the Notes or the Note Insurer. Any such resignation or removal of Citibank, N.A. and appointment of a successor indenture trustee will not become effective until acceptance of the appointment by the successor indenture trustee.

On and after the time the master servicer receives a notice of termination pursuant to the Sale and Servicing Agreement, the indenture trustee shall automatically become the successor to the master servicer with respect to the transactions set forth or provided for in the Sale and Servicing Agreement and after a transition period (not to exceed 90 days), shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the master servicer by the terms and provisions in the Sale and Servicing Agreement; provided, however, pursuant to the Sale and Servicing Agreement, the indenture trustee in its capacity as successor master servicer shall be responsible for making any advances required to be made by the master servicer immediately upon the termination of the master servicer and any such advance shall be made on the payment date on which such advance was required to be made by the predecessor master servicer. Effective on the date of such notice of termination, as compensation therefor, the indenture trustee shall be entitled to all compensation, reimbursement of expenses and indemnification that the master servicer would have been entitled to if it had continued to act hereunder, provided, however, that the indenture trustee shall not be (i) liable for any acts or omissions of the master servicer, (ii) obligated to make advances if it is prohibited from doing so under applicable law, (iii) responsible for expenses of the master servicer or (iv) obligated to deposit losses on any permitted investment directed by the master servicer. Notwithstanding the foregoing, the indenture trustee may, if it shall be unwilling to so act, or shall, if it is prohibited by applicable law from making advances or if it is otherwise unable to so act, appoint, or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution the appointment of which does not adversely affect the then current rating of the Notes by each rating agency (without regard to the Policy) as the successor to the master servicer pursuant to the Sale and Servicing Agreement in the assumption of all or any part of the responsibilities, duties or liabilities of the master servicer pursuant to the Sale and Servicing Agreement. Any successor master servicer shall (i) be an institution that is a Fannie Mae and Freddie Mac approved seller/servicer in good standing, that has a net worth of at least $15,000,000, (ii) be acceptable to the Note Insurer (which consent shall not be unreasonably withheld) and (iii) be willing to act as successor servicer of any HELOCs under the Sale and Servicing Agreement, and shall have executed and delivered to the depositor, the Note Insurer and the indenture trustee an agreement accepting such delegation and assignment, that contains an assumption by such person of the rights, powers, duties, responsibilities, obligations and liabilities of the master servicer (other than any liabilities of the master servicer hereof incurred prior to termination of the master servicer as set forth in the Sale and Servicing Agreement), with like effect as if originally named as a party to the Sale and Servicing Agreement, provided that each rating agency shall have acknowledged in writing that its rating of the Notes in effect immediately prior to such assignment and delegation (without regard to the Policy) will not be qualified or reduced as a result of such assignment and delegation. If the indenture trustee assumes the duties and responsibilities of the master servicer, the indenture trustee shall not resign as master servicer until a successor master servicer has been appointed and has accepted such appointment. Pending appointment of a successor to the master servicer hereunder, the indenture trustee, unless the indenture trustee is prohibited by law from so acting, shall act in such capacity as provided in the Sale and Servicing Agreement. In connection with such appointment and assumption, the indenture trustee may make such arrangements for the compensation of such successor out of payments on HELOCs or otherwise as it and such successor shall agree; provided that no such compensation unless agreed to by the Noteholders and the Note Insurer shall be in excess of that permitted the master servicer hereunder. The indenture trustee and such successor shall take such action, consistent with the Sale and Servicing Agreement, as shall be necessary to effectuate any such succession. Neither the indenture trustee nor any other successor master servicer shall be deemed to be in default hereunder by reason of any failure to make, or any delay in making, any payment hereunder or any portion thereof or any failure to perform, or any delay in performing, any duties or responsibilities hereunder, in either case caused by the failure of the master servicer to deliver or provide, or any delay in delivering or providing, any cash, information, documents or records to it.

The costs and expenses of the indenture trustee in connection with the termination of the master servicer, appointment of a successor master servicer and, if applicable, any transfer of servicing, including, without limitation, all costs and expenses associated with the complete transfer of all servicing data and the completion, correction or manipulation of such servicing data as may be required by the indenture trustee to correct any errors or insufficiencies in the servicing data or otherwise to enable the indenture trustee or the successor master servicer to service the HELOCs properly and effectively, to the extent not paid by the terminated master servicer, will be payable to the indenture trustee pursuant to the Sale and Servicing Agreement. Any successor to the master servicer as successor servicer under any subservicing agreement shall give notice to the applicable mortgagors of such change of servicer and will, during the term of its service as successor servicer maintain in force the policy or policies that the master servicer is required to maintain pursuant to the Sale and Servicing Agreement.

If the indenture trustee will succeed to any duties of the master servicer respecting the HELOCs as provided herein, it will do so in a separate capacity and not in its capacity as indenture trustee and, accordingly, the provisions of the Indenture and the Sale and Servicing Agreement concerning the indenture trustee’s duties will be inapplicable to the indenture trustee in its duties as the successor to the master servicer in the servicing of the HELOCs (although such provisions will continue to apply to the indenture trustee in its capacity as indenture trustee); the provisions of the Sale and Servicing Agreement relating to the master servicer, however, will apply to it in its capacity as successor master servicer.

Upon any termination or appointment of a successor to the master servicer, the indenture trustee will give prompt written notice thereof to Noteholders of record pursuant to the Indenture and the Sale and Servicing Agreement and to the Note Insurer and to the rating agencies.

Within 60 days after the occurrence of any event of default, the indenture trustee shall transmit by mail to all Noteholders and the Note Insurer notice of each such event of default hereunder actually known to a responsible officer of the indenture trustee, unless such event of default shall have been cured or waived.

In no event will the indenture trustee be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the indenture trustee has been advised of the likelihood of such loss or damage and regardless of the form of action. Furthermore, the indenture trustee will not be responsible for the acts or omissions of the other transaction parties, it being understood that the Indenture and the Sale and Servicing Agreement will not be construed to render them partners, joint venturers or agents of one another. None of the foregoing will be construed, however, to relieve the indenture trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct. The indenture trustee will be entitled to reimbursement and indemnification by the trust for any loss, liability or expense arising out of or in connection with the Indenture and Sale and Servicing Agreement as set forth thereof except any such loss, liability or expense as may arise from its negligence or intentional misconduct.

In addition to having express duties under the Indenture and the Sale and Servicing Agreement, the indenture trustee, as a fiduciary, also has certain duties unique to fiduciaries under applicable law. In general, the indenture trustee will be subject to certain federal laws and, because the Indenture and the Sale and Servicing Agreement are governed by New York law, certain New York state laws. As a national bank acting in a fiduciary capacity, the indenture trustee will, in the administration of its duties under the Indenture and the Sale and Servicing Agreement, be subject to certain regulations promulgated by the Office of the Comptroller of the Currency, specifically those set forth in Chapter 12, Part 9 of the Code of Federal Regulations. The Indenture provides that the indenture trustee is subject to the prudent person standard only for so long as an event of default has occurred and remains uncured.

The compensation to the indenture trustee for its duties as indenture trustee will be paid by the master servicer pursuant to a separate fee agreement.

The Securities Administrator

LaSalle will be the securities administrator under the Sale and Servicing Agreement. LaSalle is a national banking association formed under the federal laws of the United States of America. Its parent company, LaSalle Bank Corporation, is a subsidiary of ABN AMRO Bank N.V., a Netherlands banking corporation.

LaSalle has extensive experience performing securities administration duties on securitizations of residential mortgage loans. Since January 1994, LaSalle has served as trustee, paying agent or securities administrator on over 450 residential mortgage-backed security transactions involving assets similar to mortgage loans. As of July 31, 2006, LaSalle served as trustee, paying agent or securities administrator on over 375 residential mortgage-backed security transactions. Using information set forth in this free writing prospectus, the securities administrator will develop the cashflow model for the trust. Based on the monthly loan information provided by the servicers and the master servicer on the HELOCs, the securities administrator will calculate the amount of principal and interest to be paid to each class of Notes and Certificates on each payment date. In accordance with the cashflow model and based on the monthly loan information provided by the servicers and the master servicer, the securities administrator will perform payment calculations, remit payments on the payment date to noteholders and prepare a monthly statement to noteholders detailing the payments received and the activity on the HELOCs during the Collection Period. In performing these obligations, the securities administrator will be able to conclusively rely on the information provided to it by the servicers and the master servicer, and the securities administrator will not be required to recompute, recalculate or verify the information provided to it by the servicers or the master servicer.

The depositor, sponsor, owner trustee, indenture trustee, the Note Insurer and either servicer may maintain other banking relationships in the ordinary course of business with LaSalle. LaSalle’s corporate trust office for securities administration purposes is located at 135 South LaSalle Street, Suite 1511, Chicago, Illinois, 60603, Attention: Global Securities and Trust Services - SACO 2006-8 or at such other address as LaSalle may designate from time to time.

The Custodian

Pursuant to the Custodial Agreement among, Citibank, N.A., as indenture trustee, LaSalle Bank National Association (“LaSalle”), as custodian, the sponsor , the master servicer, and the depositor (the “Custodial Agreement”), LaSalle will act as the custodian to hold a portion of the mortgage files for the HELOCs on behalf of the indenture trustee for the benefit of all present and future Noteholders and the Note Insurer. The custodian shall, on behalf of the indenture trustee, conduct the review of each mortgage file in its possession with respect to the HELOCs and perform all other duties relating to the custody of such mortgage files as are delegated to the custodian pursuant to the terms of the Custodial Agreement.

In its capacity as custodian, LaSalle will hold the HELOC loan files exclusively for the use and benefit of the trust. The custodian will not have any duty or obligation to inspect, review or examine any of the documents, instruments, notes or other papers relating to the mortgage loans delivered to it to determine that the same are valid. The disposition of the HELOC loan files will be governed by the custodial agreement. LaSalle provides custodial services on over 1,000 residential, commercial and asset-backed securitization transactions and currently maintains approximately 2.5 million custody files in its two vault locations in Elk Grove Village, Illinois and Irvine, California. LaSalle’s two vault locations can maintain a total of approximately 6 million custody files. All custody files are segregated and maintained in secure and fire resistant facilities in compliance with customary industry standards. The vault construction complies with Fannie Mae/Ginnie Mae guidelines applicable to document custodians. LaSalle maintains disaster recovery protocols to ensure the preservation of custody files in the event of force majeure and maintains, in full force and effect, such fidelity bonds and/or insurance policies as are customarily maintained by banks which act as custodians. LaSalle uses unique tracking numbers for each custody file to ensure segregation of collateral files and proper filing of the contents therein and accurate file labeling is maintained through a monthly quality assurance process. LaSalle uses a licensed collateral review system to track and monitor the receipt and movement internally or externally of custody files and any release of collateral or reinstatement of collateral.

LaSalle and the sponsor are parties to certain custodial agreements whereby LaSalle, for consideration, provides custodial services to the sponsor for certain residential mortgage loans originated or purchased by it. Pursuant to these custodial agreements, LaSalle is currently providing custodial services for all of the HELOCs to be sold by the sponsor to the depositor in connection with this securitization. The terms of the custodial agreements are customary for the residential mortgage-backed securitization industry providing for the delivery, receipt, review and safekeeping of mortgage loan files.

The Payment Account

The securities administrator shall establish and maintain in the name of the indenture trustee, for the benefit of the Noteholders and the Note Insurer, an account (the “Payment Account”), into which on the Business Day prior to each payment date it will deposit all amounts transferred to it by the master servicer from the Master Servicer Collection Account and all proceeds of any HELOCs and related REO Properties transferred in connection with the optional termination of the trust. All amounts deposited to the Payment Account shall be held in the name of the indenture trustee in trust for the benefit of the Noteholders and the Note Insurer in accordance with the terms and provisions of the Indenture. The amount at any time credited to the Payment Account may be invested in the name of the indenture trustee for the benefit of the securities administrator, in permitted investments selected by the securities administrator, as set forth in the Indenture.

On each payment date, the securities administrator will withdraw the Principal Collection Amount and Interest Collection Amount from the Payment Account and make payments to the Noteholders in accordance with the provisions set forth under “Description of the Notes—Payments on the Notes.” Each of the indenture trustee and the custodian will be entitled to compensation for its services under the Sale and Servicing Agreement, the Indenture and the Custodial Agreements which shall be paid by the master servicer. The securities administrator shall be entitled to any earnings on any amounts on deposit in the Master Servicer Collection Account and the Payment Account as compensation for its duties under the Sale and Servicing Agreement and the Indenture.

Each of the indenture trustee, the securities administrator and the custodian will also be entitled to be reimbursed for their respective expenses, costs and liabilities incurred by or reimbursable to it pursuant to the Sale and Servicing Agreement, the Indenture, the Trust Agreement, the Administration Agreement, the Policy, the Insurance Agreement or the Custodial Agreement prior to the distribution of the Principal Collection Amount and Interest Collection Amount, subject to the Extraordinary Trust Fund Expenses Cap.

Transfer of Servicing

EMC as servicer may sell and assign its rights and delegate its duties and obligations in its entirety as servicer under the Sale and Servicing Agreement; provided, however, that: (i) the purchaser or transferee accepting such assignment and delegation (a) shall be a person which shall be qualified to service mortgage loans for Fannie Mae or Freddie Mac; (b) shall have a net worth of not less than $15,000,000 (unless otherwise approved by each rating agency pursuant to clause (ii) below); (c) shall be reasonably satisfactory to the indenture trustee (as evidenced in a writing signed by the indenture trustee) and satisfactory to the Note Insurer; and (d) shall execute and deliver to the indenture trustee and the securities administrator an agreement, in form and substance reasonably satisfactory to the indenture trustee and the securities administrator, which contains an assumption by such person of the due and punctual performance and observance of each covenant and condition to be performed or observed by it as servicer under the Sale and Servicing Agreement, any custodial agreement from and after the effective date of such agreement; (ii) each rating agency shall be given prior written notice of the identity of the proposed successor to the related servicer and each rating agency’s rating of the notes in effect immediately prior to such assignment, sale and delegation (without regard to the Policy) will not be downgraded, qualified or withdrawn as a result of such assignment, sale and delegation, as evidenced by a letter to such effect delivered to the servicers, the Note Insurer, the indenture trustee and the securities administrator (at the expense of the related servicer); and (iii) the servicer assigning and selling the servicing shall deliver to the indenture trustee and the securities administrator an officer’s certificate and an opinion of counsel addressed to the indenture trustee and the securities administrator, each stating that all conditions precedent to such action under the Sale and Servicing Agreement have been completed and such action is permitted by and complies with the terms of the Sale and Servicing Agreement. No such assignment or delegation shall affect any liability of the related servicer arising prior to the effective date thereof.

Rights Upon Event of Default

If an Event of Default should occur and be continuing, then and in every such case the indenture trustee, so long as the Note Insurer is not in default under the Policy, at the written direction of the Note Insurer or at the written direction of the Noteholders representing more than 50% of the aggregate Note Principal Balance of the Notes then outstanding with the consent of the Note Insurer, may declare the related class or classes of Notes to be immediately due and payable, and upon any such declaration the unpaid Note Principal Balance of the class or classes of Notes, together with accrued and unpaid interest thereon through the date of acceleration, shall become immediately due and payable. Such declaration may, under certain circumstances as described in the Indenture, be rescinded and annulled by the Note Insurer, so long as the Note Insurer is not in default under the Policy, or the Noteholders representing more than 50% of the aggregate Note Principal Balance of the Notes then outstanding with the consent of the Note Insurer.

If, following an Event of Default and such declaration and its consequences have not been rescinded and annulled, the Notes have been declared to be due and payable, the indenture trustee may, with the consent of the Note Insurer (which consent shall not be required if the Note Insurer is in default under the Policy), and shall, at the written direction of the Note Insurer, so long as the Note Insurer is not in default under the Policy, elect to maintain possession of the collateral securing the Notes and to continue to apply payments on that collateral as if there had been no declaration of acceleration, as described in the Indenture. In addition, the indenture trustee may not sell or otherwise liquidate the collateral securing the Notes following an Event of Default, unless (A) the indenture trustee receives the consent of the Note Insurer or the holders of 100% of the aggregate Note Principal Balance of the Notes then outstanding (with the written consent of the Note Insurer), (B) it is determined that the proceeds of such sale or liquidation distributable to the holders of the Notes are sufficient to discharge in full all amounts then due and unpaid upon such Notes for principal and interest or (C) it is determined that the HELOCs will not continue to provide sufficient funds for the payment of principal of and interest on the Notes as they would have become due if the Notes had not been declared due and payable, and the indenture trustee receives the consent of the Note Insurer.

If, following an Event of Default, in accordance with above paragraph, the indenture trustee sells or causes to be sold the assets included in the trust, proceeds from the sale of such assets will be applied as provided in the Indenture.

Unless an Event of Default shall occur and be continuing, the indenture trustee shall be under no obligation to exercise any of the rights and powers under the Indenture at the request or direction of any of the Noteholders, unless such Noteholders shall have offered to the indenture trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction. Unless the Note Insurer is in default, the Note Insurer may exercise the rights of the Noteholders including the right to direct the indenture trustee in all matters with respect to the Notes under the Indenture.

Limitation on Suits

To the extent set forth in the Indenture, no Noteholder will have any right to institute any proceedings with respect to the Indenture unless (1) such Noteholder has previously given written notice to the indenture trustee of a continuing Event of Default; (2) Noteholders representing not less than 25% of the aggregate Note Principal Balance of the Notes then outstanding have made written request to the indenture trustee to institute proceedings in respect of such Event of Default in its own name as indenture trustee, on behalf of the Noteholder; (3) such Noteholders have offered to the indenture trustee indemnity satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request; (4) for 60 days after its receipt of such notice, request and offer of indemnity the indenture trustee has failed to institute any such proceedings; and (5) no direction inconsistent with such written request has been given to the indenture trustee during such 60-day period by the Noteholders representing more than 50% of the aggregate Note Principal Balance of the Notes then outstanding.

Voting Rights

Voting rights of the trust in general will be allocated among the classes of Notes based upon their respective Note Principal Balances, provided that (i) prior to and including the payment date in August 2008, 1% of all voting rights will be allocated among the holders of the Class A-IO Notes, and (ii) the Note Insurer will have the right to vote on behalf of the Class A Notes, for so long as there is no continuing default by the Note Insurer with respect to its obligations under the Policy.

THE POLICY

The following summary of terms of the certificate guaranty insurance policy to be issued by Ambac Assurance Corporation (the “Note Insurer”) does not purport to be complete and is qualified in its entirety by reference to the Policy.

General

The Note Insurer will issue a certificate guaranty insurance policy (the “Policy”) for the Class A Notes. The Policy unconditionally guarantees the payment to the securities administrator on behalf of the indenture trustee for the benefit of the Holders of the Class A Notes of any portion of Insured Amounts that have become Due for Payment and Preference Amounts on the Class A Notes. The Note Insurer will make each required Insured Amount payment to the securities administrator for the benefit of the Holders of the Class A Notes, on the later of (1) the payment date on which the Insured Amount is distributable to the Holders under the Indenture, and (2) the second Business Day (as defined in the Policy) following the Business Day on which the Note Insurer shall have received telephonic or telegraphic notice, subsequently confirmed in writing, or written notice by registered or certified mail, from the securities administrator on behalf of the indenture trustee, specifying that an Insured Amount is due in accordance with the terms of the Policy; provided that, if such Notice is received after 12:00 noon, New York City time, on such Business Day, it shall be deemed to be received on the following Business Day. If any such Notice is not in proper form or is otherwise insufficient for the purpose of making a claim under the Policy, it shall be deemed not to have been received for purposes of this paragraph, and the Note Insurer shall promptly so advise the securities administrator, and the securities administrator may submit an amended or corrected Notice.

For purposes of the Policy, a Holder as to a particular Class A Note does not and may not include the master servicer, the servicers, the seller, the originators, the depositor, the securities administrator, the indenture trustee, the owner trustee or any of their affiliates.

No parties other than the indenture trustee or the securities administrator can execute a Notice and the securities administrator on behalf of the indenture trustee or the indenture trustee shall be entitled to present the Notice.

With respect to any claim for payment hereunder for an Insured Amount or Preference Amount, the Note Insurer shall be obligated to pay such amount only once, notwithstanding that it may have received a Notice from both the indenture trustee and the securities administrator with respect to such claim.

The Note Insurer will be subrogated to the rights of each Holder of the Class A Notes to the extent of any payment by the Note Insurer under the Policy.

The Note Insurer agrees that if it shall be subrogated to the rights of the Holders of the Class A Notes, no recovery of such payment will occur unless the full amount of such Holders’ allocable distributions for such payment date can be made. In so doing, the Note Insurer does not waive its rights to seek full payment of all Reimbursement Amounts owed to it under the insurance agreement and the Indenture.

The Note Insurer insures only (i) the timely receipt of interest on the Class A Notes, calculated at the applicable Note Interest Rate, (ii) provided that the Overcollateralization Amount and the Note Principal Balance of the Class B Notes have been reduced to zero, the reduction of the Note Principal Balance of the Class A Notes as a result of the application of the principal portion of any Charge-Off Amounts allocated to reduce the Note Principal Balance of the Class A Notes, and (iii) the remaining Note Principal Balance of the Class A Notes on the payment date in June 2036. The Policy will not cover Home Loan Interest Shortfalls (as defined below), nor does the Policy guarantee to the Holders of the Class A Notes any particular rate of principal payment. In addition, the Policy does not cover shortfalls, if any, attributable to the liability of the trust fund, any REMIC thereof, the indenture trustee or the securities administrator for withholding taxes (or any interest or penalties due on such withholding taxes) due on payments made in respect of the Class A Notes or any other risk other than Nonpayment, including the failure of the indenture trustee or the securities administrator or a paying agent to make any payment required under the Indenture to the Holders of the Class A Notes. In addition, the Policy does not cover any interest shortfalls resulting from any Extraordinary Trust Fund Expenses payable to any party subject to the Extraordinary Trust Fund Expenses Cap. The Policy expires and terminates without any action on the part of the Note Insurer or any other person on the date that is one year and one day following the earlier to occur of (a) the date that the Class A Notes have been paid in full and (b) the payment date in June 2036.

The Note Insurer’s obligation under the Policy will be discharged to the extent that funds are received by the securities administrator, on behalf of the indenture trustee, the indenture trustee or a paying agent on their behalf, as applicable, for payment to the Holders of the Class A Notes whether or not those funds are properly paid by the securities administrator or the indenture trustee, as applicable. Payments of Insured Amounts will be made only at the time set forth in the Policy. In the event of a payment default by or insolvency of the trust fund, there shall be no acceleration of the payments required to be made under such Policy unless such acceleration is at the sole option of the Note Insurer.

In the absence of payments under the Policy, Holders will directly bear the credit risks associated with the Class A Notes.

The Policy is non-cancelable. The premium on the Policy is not refundable for any reason including payment, or provision being made for payment, prior to maturity of the Class A Notes.

The Policy is issued under and shall be construed under, the laws of the State of New York, without giving effect to the conflict of laws principles of the State of New York.

THE POLICY IS NOT COVERED BY THE PROPERTY/CASUALTY INSURANCE SECURITY FUND SPECIFIED IN ARTICLE 76 OF THE NEW YORK INSURANCE LAW.

As used in this section of the free writing prospectus, the following terms shall have the following meanings:

“Current Interest” means, with respect to the Class A Notes and any payment date, the interest accrued at the Note Interest Rate for the applicable accrual period on the Note Principal Balance of the Class A Notes reduced by any Relief Act Shortfalls to the extent allocated to the Class A Notes. Current Interest does not include any Net WAC Cap Rate Carryover Amounts or any prepayment interest shortfalls.

“Deficiency Amount” means, with respect to the Class A Notes, (a) for any payment date occurring prior to the payment date in June 2036, the excess, if any, of Required Interest Distributions over the amount payable on such payment date in respect of Current Interest pursuant to the Indenture from all sources other than the Policy, (b) for any payment date occurring prior to the payment date in June 2036, provided that the Overcollateralization Amount and the Note Principal Balances of the Class B Notes have been reduced to zero, the reduction of the Note Principal Balance of the Class A Notes as a result of the application of the principal portion of any Charge-Off Amounts allocated to reduce the Note Principal Balance of the Class A Notes, and (c) for the payment date occurring in June 2036, the sum of (x) the amount set forth in clause (a) above and (y) the aggregate Note Principal Balance of the Class A Notes, after giving effect to all payments of principal on the Class A Notes on that payment date from all sources other than the Policy.

“Due for Payment” means, with respect to any Insured Amounts, such amount is due and payable pursuant to the terms of the Indenture.

“Holder” means the registered owner or beneficial owner of any Class A Note, but shall not include the indenture trustee, the owner trustee, the master servicer, the securities administrator, the servicers, the seller, the originators, the depositor or any of their affiliates.

“Home Loan Interest Shortfalls” means any Basis Risk Shortfalls, Net WAC Cap Rate Carryover Amounts, Relief Act Shortfalls and prepayment interest shortfalls.

“Insurance Agreement” means the Insurance and Indemnity Agreement, dated as of September 15, 2006, by and among the parties thereto, as such agreement may be amended, modified or supplemented from time to time.

“Insured Amounts” means, with respect to any payment date, any Deficiency Amount for such payment date.

“Insured Payments” means the aggregate amount actually paid by the Note Insurer to the indenture trustee or to the securities administrator on behalf of the indenture trustee, as applicable, in respect of (i) Insured Amounts for any payment date and (ii) Preference Amounts for any given Business Day.

“Nonpayment” means, with respect to any payment date, an Insured Amount is Due for Payment but has not been paid pursuant to the Indenture.

“Notice” means the telephonic or telegraphic notice, promptly confirmed in writing by facsimile substantially in the form of Exhibit A attached to the Policy, the original of which is subsequently delivered by registered or certified mail, executed by the indenture trustee or the securities administrator on behalf of the indenture trustee and prepared and delivered by the securities administrator on behalf of the indenture trustee or the indenture trustee, specifying the Insured Amount or Preference Amount which shall be due and owing on the applicable payment date.

“Preference Amount” means any payment of principal or interest on a Class A Note, which has become Due for Payment and which is made to a Holder of a Class A Note, by or on behalf of the securities administrator or the indenture trustee which has been deemed a preferential transfer and was previously recovered from its owner pursuant to the United States Bankruptcy Code in accordance with a final, non-appealable order of a court of competent jurisdiction.

“Reimbursement Amount” means, with respect to any payment date, the sum of (x)(i) all Insured Payments and Preference Amounts paid by the Note Insurer, but for which the Note Insurer has not been reimbursed prior to such payment date, plus (ii) interest accrued on such Insured Payments and Preference Amounts not previously repaid calculated at the rate set forth in the Insurance Agreement, from the date the securities administrator received the related Insured Payments or Preference Amounts, and (y) without duplication (i) any amounts then due and owing to the Note Insurer under the Insurance Agreement, but for which the Note Insurer has not been paid or reimbursed prior to such payment date, plus (ii) interest on such amounts at the rate set forth in the Insurance Agreement.

“Relief Act Shortfalls” means interest shortfalls resulting from the application of the Relief Act or any similar state law.

“Required Interest Distributions” means, with respect to the Class A Notes and any payment date, the aggregate amount of Current Interest payable to the Class A Notes.

Drawings Under the Policy

If there is a Deficiency Amount for a payment date, the indenture trustee or the securities administrator on behalf of the indenture trustee is required to execute and the securities administrator on behalf of the indenture trustee is required to prepare and deliver a telephone or telegraphic notice, promptly confirmed in writing by telecopy substantially in the form of Exhibit A to the Policy, the original of which is subsequently delivered by registered or certified mail and submit the notice to the Note Insurer no later than 12:00 noon New York City time on the second Business Day preceding the payment date as a claim for an Insured Amount in an amount equal to the Deficiency Amount. The indenture trustee may also, in the absence of the securities administrator, prepare and deliver such notice.

Payment of Preference Amounts

Pursuant to the Policy, the Note Insurer shall pay any Preference Amount when due to be paid pursuant to the Order (as defined below), but in any event no earlier than the third Business Day following receipt by the Note Insurer of (i) a certified copy of a final, non-appealable order of a court or other body exercising jurisdiction in such insolvency proceeding to the effect that the securities administrator, the indenture trustee, or Holder, as applicable, is required to return such Preference Amount paid during the term of the Policy because such payments were avoided as a preferential transfer or otherwise rescinded or required to be restored by the securities administrator, the indenture trustee or Holder (the “Order”), (ii) a certificate by or on behalf of the securities administrator, the indenture trustee or Holder that the Order has been entered and is not subject to any stay, (iii) an assignment, in form and substance satisfactory to the Note Insurer, duly executed and delivered by the securities administrator, the indenture trustee or Holder, irrevocably assigning to the Note Insurer all rights and claims of the securities administrator, the indenture trustee or Holder relating to or arising under the Indenture against the estate of the securities administrator or the indenture trustee or otherwise with respect to such Preference Amount and (iv) a notice (in the form provided in the Policy) appropriately prepared by the securities administrator and executed by the indenture trustee or the securities administrator on behalf of the indenture trustee and delivered by the securities administrator on behalf of the indenture trustee or the indenture trustee, as applicable; provided, that if such documents are received after 12:00 noon, New York City time on such Business Day, they will be deemed to be received on the following Business Day; provided further, that the Note Insurer shall not be obligated to make any payment in respect of any Preference Amount representing a payment of principal on the Class A Notes prior to the time the Note Insurer would have been required to make a payment in respect of such principal pursuant to the first paragraph of the Policy. Such payment shall be disbursed to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order, and not to the Holder directly, unless the Holder has made a payment of the Preference Amount to the court or such receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order, in which case the Note Insurer will pay the securities administrator on behalf of the indenture trustee for the benefit of the Holder, subject to the delivery of (a) the items referred to in clauses (i), (ii), (iii) and (iv) above to the Note Insurer and (b) evidence satisfactory to the Note Insurer that payment has been made to such court or receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order.

The Note Insurer

The following information has been supplied by the Note Insurer for inclusion in this free writing prospectus. No representation is made by depositor, the sponsor , the master servicer, the securities administrator, the indenture trustee, the owner trustee or the underwriter as to the accuracy or completeness of the information.

The Note Insurer accepts no responsibility for the accuracy or completeness of this free writing prospectus or any other information or disclosure contained herein, or omitted herefrom, other than with respect to the accuracy of the information regarding the Note Insurer and its affiliates set forth under this heading. In addition, the Note Insurer makes no representation regarding the Offered Notes or the advisability of investing in the Offered Notes.

General

Ambac Assurance Corporation (“Ambac”) is a leading financial guarantee insurance company that is primarily engaged in guaranteeing public finance and structured finance obligations. Ambac is the successor to the founding financial guarantee insurance company, which wrote the first bond insurance policy in 1971. Ambac is licensed to transact financial guarantee and surety business in all 50 states, the District of Columbia, the Commonwealth of Puerto Rico, the Territory of Guam and the U.S. Virgin Islands. Ambac is subject to the insurance laws and regulations of the State of Wisconsin, its state of incorporation, and the insurance laws and regulations of other states in which it is licensed to transact business. Ambac is a wholly-owned subsidiary of Ambac Financial Group, Inc. (“Ambac Financial Group”), a 100% publicly-held company. Ambac has earned triple-A financial strength ratings from Moody’s Investors Service, Inc., Standard & Poor’s Ratings Services, Fitch, Inc., and Rating and Investment Information, Inc.

Capitalization

The following table sets forth the capitalization of Ambac and subsidiaries as of December 31, 2004, December 31, 2005 and June 30, 2006 in conformity with U.S. generally accepted accounting principles.

Ambac Assurance Corporation and Subsidiaries
CONSOLIDATED CAPITALIZATION TABLE
(Dollars in Millions)

	December 31, 2004	December 31, 2005	June 30, 2006
			(unaudited)
Unearned premiums	$2,783	$2,966	$3,052
Long -term debtLong-term debt	1,074	1,042	972
Other liabilities	2,199	1,996	1,770
Total liabilities	6,056	6,004	5,794
Stockholder's equity
Common stock	82	82	82
Additional paid-in capital	1,233	1,453	1,467
Accumulated other comprehensive income	238	137	10
Retained earnings	4,094	4,499	4,875
Total stockholder's equity	5,647	6,171	6,434
Total liabilities and stockholder's equity	$11,703	$12,175	$12,228

There has been no material adverse change in the capitalization of Ambac and subsidiaries from June 30, 2006 to the date of this free writing prospectus.

For additional financial information concerning Ambac, please refer to the note insurer’s website at http://www.ambac.com by clicking on the Investor Relations link, then clicking on the Financial Reports link and then clicking on the SEC Documents/Filings link to access the following documents: the consolidated financial statements of Ambac Assurance Corporation and subsidiaries as of December 31, 2005 and 2004 and for each of the years in the three-year period ended December 31, 2005, prepared in accordance with U. S. generally accepted accounting principles, included in the Annual Report on Form 10-K of Ambac Financial Group (which was filed with the Securities and Exchange Commission (the “Commission”) on March 13, 2006; Commission File No. 1-10777), the unaudited consolidated financial statements of Ambac Assurance Corporation and subsidiaries as of March 31, 2006 and for the three-month periods ended March 31, 2006 and 2005 included in the Quarterly Report on Form 10-Q of Ambac Financial Group, for the period ended March 31, 2006 (which was filed with the Commission on May 10, 2006), Ambac Financial Group’s Current Report on Form 8-K dated and filed on April 26, 2006; Ambac Financial Group’s Current Report on Form 8-K dated and filed on July 26, 2006; Ambac Financial Group’s Current Report on Form 8-K dated July 25, 2006 and filed on July 26, 2006; and the unconsolidated financial statements of Ambac Assurance Corporation and subsidiaries as of June 30, 2006 and the three- and six-month periods ended June 30, 2006 and 2005 included in the Quarterly Report on Form 10-Q of Ambac Financial Group, for the three-month period ended June 30, 2006 (which was filed with the Commission on August 9, 2006), as they relate to the note insurer. Such financial information regarding Ambac shall be deemed to be made a part of this free writing prospectus.

Copies of all information regarding Ambac that is referenced in this free writing prospectus can be read and copied at the SEC’s website at http://www.sec.gov, the SEC’s public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549, and the offices of the NYSE, 20 Broad Street, New York, New York 10005. Copies of the consolidated financial statements of Ambac referenced herein and copies of Ambac’s annual statement for the year ended December 31, 2005 prepared on the basis of accounting practices prescribed or permitted by the State of Wisconsin Office of the Commissioner of Insurance, are available without charge from Ambac. The address of Ambac’s administrative offices and its telephone number are One State Street Plaza, 19th Floor, New York, New York 10004 and (212) 668-0340.

Other Information

Ambac makes no representation regarding the Class A Notes or the advisability of investing in the Class A Notes. Ambac has not independently verified, is not responsible for, and makes no representation regarding, the accuracy or completeness of this free writing prospectus, other than the information supplied by Ambac and presented, included or referenced in this free writing prospectus under the heading “The Policy.”

THE POLICY IS NOT COVERED BY THE PROPERTY/CASUALTY INSURANCE SECURITY FUND SPECIFIED IN ARTICLE 76 OF THE NEW YORK INSURANCE LAW.

YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

General

The yields to maturity of the Offered Notes will be sensitive in varying degrees to defaults on the HELOCs. If a purchaser of an Offered Note calculates its anticipated yield based on an assumed rate of default and amount of losses that is lower than the default rate and amount of losses actually incurred, its actual yield to maturity will be lower than that so calculated. In general, the earlier a loss occurs, the greater is the effect on an investor’s yield to maturity. There can be no assurance as to the delinquency, foreclosure or loss experience with respect to the HELOCs.

The rate of defaults on the HELOCs will also affect the rate and timing of principal payments on the HELOCs. In general, defaults on HELOCs are expected to occur with greater frequency in their early years. Furthermore, the rate and timing of prepayments, defaults and liquidations on the HELOCs will be affected by the general economic condition of the region of the country in which the related mortgaged properties are located. The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values.

The weighted average life of, and the yield to maturity on, each class of the Offered Notes generally will be directly related to the rate of payment of principal, including prepayments, of the HELOCs. The actual rate of principal prepayments on pools of HELOCs is influenced by a variety of economic, tax, geographic, demographic, social, legal and other factors and has fluctuated considerably in recent years. In addition, the rate of principal prepayments may differ among pools of HELOCs at any time because of specific factors relating to the HELOCs in the particular pool, including, among other things, the age of the HELOCs, the geographic locations of the properties securing the loans, the extent of the mortgagors’ equity in such properties, and changes in the mortgagors’ housing needs, job transfers and employment status.

The timing of changes in the rate of prepayments may significantly affect the actual yield to investors who purchase the Offered Notes at prices other than par, even if the average rate of principal prepayments is consistent with the expectations of investors. In general, the earlier the payment of principal of the HELOCs the greater the effect on an investor’s yield to maturity. As a result, the effect on an investor’s yield of principal prepayments occurring at a rate higher or lower than the rate anticipated by the investor during the period immediately following the issuance of the Offered Notes may not be offset by a subsequent like reduction or increase in the rate of principal prepayments.

The weighted average life and yield to maturity of each class of the Offered Notes will also be influenced by the amount of excess cashflow generated by the HELOCs and applied in reduction of the Note Principal Balance of the Notes. The level of excess cashflow available on any payment date to be applied in reduction of the Note Principal Balances of the Class A Notes will be influenced by, among other factors,

•
the overcollateralization level of the assets in the mortgage pool at such time, i.e., the extent to which interest on the HELOCs is accruing on a higher Stated Principal Balance than the Note Principal Balance of the Notes;

•	the delinquency and default experience of the HELOCs; and

•
the provisions of the Trust Agreement that permit principal collections to be distributed to the Class E Certificates and the Residual Certificates in each case as provided in the Trust Agreement when required overcollateralization levels have been met.

To the extent that greater amounts of excess cashflow are distributed in reduction of the Note Principal Balance of the Class A Notes, the weighted average life thereof can be expected to shorten. No assurance, however, can be given as to the amount of excess cashflow to be distributed at any time or in the aggregate.

We refer you to “Description of the Notes — Payments on the Notes” in this free writing prospectus.

The yields to maturity of the Offered Notes will be sensitive to the rate, timing and severity of the Charge-Off Amounts on the HELOCs. If a Charge-Off Amount is allocated to a class of Notes, that class will thereafter accrue interest on a reduced Note Principal Balance.

Yield Sensitivity of the Class A-IO Notes

If, at any time prior to the payment date in August 2008, the aggregate Stated Principal Balance of the HELOCs as of the first day of the related Accrual Period is reduced below the then applicable Notional Amount (if calculated without regard to the Stated Principal Balance of the HELOCs), the yield to investors in the Class A-IO Notes will become extremely sensitive to the rate and timing of principal payments on the HELOCs, including prepayments, defaults and liquidations, which rate may fluctuate significantly over time. Further, if the majority holder of the Class E Certificates exercises its option to terminate the trust with respect to the HELOCs as described under “—Termination; Retirement of Notes” in this free writing prospectus and such action results in the retirement of the Notes prior to the payment date in August 2008, then the holders of the Class A-IO Notes will receive fewer than the twenty-four distributions of interest that they would otherwise have been entitled to receive. Investors in the Class A-IO Notes should fully consider the risk that an extremely rapid rate of prepayments on the HELOCs could result in the failure of such investors to fully recover their investments.

Based upon the structuring assumptions, and further assuming (i) prepayments on the HELOCs occur at approximately 78.25% CPR, (ii) an aggregate assumed purchase price, including accrued interest, of $10,573,458.31 and (iii) the majority holder of the Class E Certificates exercises its option to purchase the HELOCs on the first possible payment date, the pre-tax yield of the Class A-IO Notes would be approximately 0%. If the actual prepayment rate on the HELOCs were to exceed such rate, then assuming the HELOCs behave in conformity with all other structuring assumptions, investors in the Class A-IO Notes would not fully recover their initial investment. Timing of changes in the rate of prepayments may significantly affect the actual yield to investors, even if the average rate of principal payments on the HELOCs is consistent with the expectations of investors. Investors must make their own decisions as to the appropriate prepayment assumption to be used in deciding whether to purchase any Class A-IO Notes.

The 0% pre-tax yield described above was calculated by determining the monthly discount rates which, when applied to the assumed stream of cash flow to be paid on the Class A-IO Notes, would cause the discounted present value of such assumed stream of cash flow to the Closing Date to equal the assumed purchase price, which includes accrued interest, and converting such monthly rate to a corporate bond equivalent rate. Such calculations do not take into account the interest rates at which funds received by holders of the Class A-IO Notes may be reinvested and consequently does not purport to reflect the return on any investment in the Class A-IO Notes when such reinvestment rates are considered.

The Indenture does not permit the allocation of Charge-Off Amounts to the Class A-IO Notes. Investors in the Class A-IO Notes should note that although Charge-Off Amounts cannot be allocated to the Class A-IO Notes, under certain loss scenarios there will not be enough interest on the HELOCs to pay the Class A-IO Notes all interest amounts to which they are then entitled.

Prepayments and Defaults

The rate and timing of defaults on the HELOCs will affect the rate and timing of principal payments on the HELOCs and thus the yield on the Offered Notes. There can be no assurance as to the rate of losses or delinquencies on any of the HELOCs. However, the rate of such losses and delinquencies are likely to be higher than those of traditional first-lien mortgage loans, particularly in the case of HELOCs with high combined loan-to-value ratios or low junior lien ratios. See “Risk Factors” in this free writing prospectus. To the extent that any losses are incurred on any of the HELOCs that are not covered by excess interest allocable to Noteholders, the Noteholders will bear all risk of such losses resulting from default by mortgagors. The effect of losses may be to increase prepayment rates on the HELOCs, thus reducing the weighted average life and affecting the yield to maturity. In addition, the rate of prepayments of the HELOCs and the yield to investors on the Notes may be affected by certain refinancing programs, which may include general or targeted solicitations.

It is highly unlikely that the HELOCs will prepay at any constant rate until maturity or that all of the HELOCs will prepay at the same rate. Moreover, the timing of prepayments on the HELOCs may significantly affect the actual yield to maturity on the Offered Notes, even if the average rate of principal payments experienced over time is consistent with an investor's expectation.

The rate of payments (including prepayments) on pools of HELOCs is influenced by a variety of economic, geographic, social and other factors. Because prevailing interest rates are subject to fluctuation, there can be no assurance that investors in the Offered Notes will be able to reinvest the distributions thereon at yields equaling or exceeding the yields on the Offered Notes. Yields on any such reinvestment may be lower, and may even be significantly lower, than yields on the Offered Notes. If prevailing mortgage rates fall significantly below the mortgage rates on the HELOCs, the rate of prepayment (and refinancing) would be expected to increase. Conversely, if prevailing mortgage rates rise significantly above the mortgage rates on the HELOCs, the rate of prepayment on the HELOCs would be expected to decrease. Other factors affecting prepayment of HELOCs include changes in mortgagors’ housing needs, job transfers, unemployment, mortgagors’ net equity in the mortgaged properties, servicing decisions, seasonal purchasing and payment habits of borrowers. In addition, the existence of the applicable maximum mortgage rate and minimum mortgage rate may effect the likelihood of prepayments resulting from refinancings. Amounts received by virtue of liquidations of HELOCs, repurchases of HELOCs upon breach of representations or warranties and the optional termination of the trust also affect the receipt of principal on the HELOCs. In addition, the rates of prepayments will be affected by the rate and timing of the sale of mortgaged properties. There can be no certainty as to the rate of prepayments on the HELOCs during any period or over the life of the Offered Notes. See “Yield Considerations” and “Maturity and Prepayment Considerations” in the accompanying prospectus.

Although all of the mortgage rates on the HELOCs are subject to adjustment, the mortgage rates on the HELOCs adjust based on the Prime Rate, while the Class A Notes adjust based on One-Month LIBOR. Changes in One-Month LIBOR may not correlate with changes in the Prime Rate and may not correlate with prevailing interest rates. It is possible that an increased level of the Prime Rate could occur simultaneously with a lower level of prevailing interest rates, which would be expected to result in faster prepayments, thereby reducing the weighted average life of the Class A Notes. Any Net WAC Cap Rate Carryover Amount allocated to the Class A Notes will only be payable from excess interest on the HELOCs to the extent available for that purpose in current and future periods. Any Net WAC Cap Rate Carryover Amount may remain unpaid on the final payment date for the Class A Notes.

There can be no assurance as to the rate of principal payments and Draws on the HELOCs. The rate of principal payments and the rate of Draws may fluctuate substantially from time to time.

Generally, HELOCs are not viewed by mortgagors as permanent financing. Due to the unpredictable nature of both principal payments and Draws, the rates of principal payments net of Draws on the HELOCs may be much more volatile than for typical first-lien mortgage loans. See “Risk Factors” in this free writing prospectus.

Weighted Average Life

Weighted average life refers to the average amount of time that will elapse from the date of issuance of a security to the date of distribution to the Noteholder of each dollar distributed in reduction of principal of such security (assuming no losses). The weighted average life of the Offered Notes will be influenced by, among other things, the rate of principal payments and draws on the HELOCs.

The prepayment model used in this free writing prospectus for the HELOCs is a Constant Prepayment Rate (“CPR”). No representation is made that the HELOCs will prepay at that or any other rate. In addition, the model assumes that the amount of additional balances on the HELOCs drawn each month is drawn at a specified annual rate, referred to as the Constant Draw Rate in this free writing prospectus. This rate is converted to a constant monthly rate. To assume a 10% Constant Draw Rate is to assume the stated percentage of the outstanding principal balance of the pool is drawn on over the course of the year. No representation is made that draws will be made on the HELOCs at that or any other rate.

The table set forth below is based on the CPR and optional redemption assumptions as indicated in the table below. For the following table, it was assumed that the HELOCs have been aggregated into eleven pools with the following characteristics:

Loan Number	Current Balance ($)	Gross Rate (%)	Aggregate Fees (%)	Maximum Credit Limit ($)	Original Term to Maturity (in months)	Remaining Term to Maturity (in months)
1	19,014.02	12.251	0.520	19,260.00	120	90
2	321,011.50	11.290	0.520	381,850.00	180	167
3	206,511.29	11.117	0.520	351,000.00	180	172
4	3,475,185.80	11.487	0.520	3,593,225.00	180	173
5	1,531,770.21	11.418	0.520	1,870,353.00	180	176
6	885,767.29	11.111	0.520	1,003,400.00	180	161
7	1,207,895.33	9.863	0.520	1,780,394.00	240	235
8	18,844,379.54	8.943	0.520	25,215,389.00	240	229
9	6,777,905.84	9.094	0.520	8,386,565.00	240	230
10	222,520,493.82	9.902	0.520	244,270,002.50	300	294
11	21,758,096.92	12.780	0.520	21,952,732.00	300	297
12	10,106,093.42	12.587	0.520	10,120,425.00	300	293
13	76,812,042.61	10.480	0.520	80,643,130.00	300	296
14	160,000.00	12.751	0.520	160,000.00	300	295
15	17,575,246.19	11.830	0.520	17,939,006.00	300	296
16	14,014,483.40	12.648	0.520	14,052,719.00	300	297
17	9,169,422.34	9.591	0.520	10,629,123.00	360	355

Loan Number	Remaining Draw Period (in months)	Gross Margin (%)	Minimum Rate (%)	Maximum Rate (%)	Months between Rate Adjustment	Months to Next Rate Adjustment	Index
1	89	4.000	4.001	18.001	1	1	PRIME
2	107	3.040	3.040	18.001	1	1	PRIME
3	171	2.866	5.564	20.313	1	1	PRIME
4	53	3.237	3.237	18.001	1	1	PRIME
5	56	3.167	3.168	18.001	1	1	PRIME
6	160	2.861	2.861	21.341	1	1	PRIME
7	115	1.613	2.876	21.107	1	1	PRIME
8	109	0.692	3.715	25.341	1	1	PRIME
9	110	0.844	3.551	24.960	1	1	PRIME
10	114	2.268	2.294	17.995	1	1	PRIME
11	177	5.330	5.268	18.001	1	1	PRIME
12	113	4.336	3.818	18.001	1	1	PRIME
13	116	3.027	2.953	18.014	1	1	PRIME
14	175	4.500	4.501	18.001	1	1	PRIME
15	116	3.869	3.884	18.001	1	1	PRIME
16	177	5.462	5.346	18.001	1	1	PRIME
17	115	1.341	1.365	18.001	1	1	PRIME

In addition, in creating the tables below the following assumptions were made:

•	payments are made in accordance with the description set forth under “Description of the Notes,”
•	payments on the Notes will be made on the 25th day of each calendar month regardless of the day on which the payment date actually occurs, commencing in September 2006,
•	no extension past the scheduled maturity date of a HELOC is made,
•	no delinquencies or defaults occur,
•	the HELOCs pay on the basis of a 30-day month and a 360-day year,
•	no Rapid Amortization Event occurs,
•	the Closing Date is September 15, 2006,
•	the prime rate index with respect to the HELOCs remains constant at 8.250%, and One-Month LIBOR remains constant at 5.400%,
•	the Policy premium rate is as described in the Policy;
•	there are no initial or subsequent periodic rate caps;
•	the Constant Draw Rate is 10%; and
•	the balance of the Class S Certificates is equal to zero.

The actual characteristics and performance of the HELOCs will differ from the assumptions used in constructing the tables set forth below, which are hypothetical in nature and are provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is very unlikely that all of the HELOCs will prepay and that the HELOCs will experience Draws at a constant rate until maturity or that all of the HELOCs will prepay or that the HELOCs will experience Draws at the same rate. Moreover, the diverse remaining terms to stated maturity and current loan rates of the HELOCs could produce slower or faster principal distributions than indicated in the tables at the various assumptions specified, even if the weighted average remaining terms to stated maturity and current loan rates of the HELOCs are as assumed. Any difference between such assumptions and the actual characteristics and performance of the HELOCs, or actual prepayment experience, will affect the percentages of initial stated principal balance outstanding over time and the weighted average life of the Offered Notes.

Subject to the foregoing discussion and assumptions, the following table indicates the weighted average lives of the Offered Notes and sets forth the percentages of the initial stated principal balances of the Offered Notes that would be outstanding after each of the payment dates shown at various percentages of the CPR and Constant Draw Rates.

Percent of the Initial Class Note Principal Balance
at the Respective Percentages of CPR

	Class A Notes
Payment Date	20%	30%	40%	50%	60%
Initial Percentage	100	100	100	100	100
August 25, 2007	87	76	65	53	42
August 25, 2008	77	58	42	28	17
August 25, 2009	68	45	28	17	9
August 25, 2010	60	35	19	9	4
August 25, 2011	53	27	13	5	1
August 25, 2012	47	21	8	3	*
August 25, 2013	42	17	6	1	0
August 25, 2014	37	13	4	*	0
August 25, 2015	33	10	2	*	0
August 25, 2016	28	7	1	0	0
August 25, 2017	22	5	*	0	0
August 25, 2018	17	3	*	0	0
August 25, 2019	13	2	0	0	0
August 25, 2020	10	1	0	0	0
August 25, 2021	8	1	0	0	0
August 25, 2022	6	*	0	0	0
August 25, 2023	4	0	0	0	0
August 25, 2024	3	0	0	0	0
August 25, 2025	2	0	0	0	0
August 25, 2026	1	0	0	0	0
August 25, 2027	1	0	0	0	0
August 25, 2028	*	0	0	0	0
August 25, 2029	0	0	0	0	0
Weighted Average Life (in years)(1)	6.66	3.68	2.33	1.60	1.14
Weighted Average Life (in years)(1)(2)	6.39	3.45	2.14	1.46	1.04

*  Indicates a number that is greater than zero but less than 0.5%.

(1)        The weighted average life of the Offered Notes is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related payment date, (ii) adding the results, and (iii) dividing the sum by the initial respective Note Principal Balance for such class of Offered Notes.
(2)        To the first possible optional termination date.

Additional Information

The depositor intends to file certain additional yield tables and other computational materials with respect to the Notes with the Securities and Exchange Commission in a report on Form 8-K. Such tables and materials were prepared by the underwriter at the request of certain prospective investors, based on assumptions provided by, and satisfying the special requirements of, such prospective investors. Such tables and assumptions may be based on assumptions that differ from the modeling assumptions. Accordingly, such tables and other materials may not be relevant to or appropriate for investors other than those specifically requesting them.

USE OF PROCEEDS

The depositor will apply the net proceeds of the sale of the Offered Notes against the purchase price of the HELOCs.

FEDERAL INCOME TAX CONSEQUENCES

One or more elections will be made to treat designated portions of the trust (exclusive of the reserve fund) as one or more real estate mortgage investment conduits (each, a “REMIC”) for federal income tax purposes. Upon the issuance of the Offered Notes, Thacher Proffitt & Wood llp, counsel to the depositor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the Indenture, for federal income tax purposes, each REMIC elected by the trust will qualify as a REMIC under Sections 860A through 860G of the Internal Revenue Code of 1986, as amended (the “Code”).

For federal income tax purposes, (i) the Residual Certificates will each represent the sole class of “residual interests” in the related REMIC elected by the trust and (ii) the Notes (exclusive of any right of the holder of any Notes to receive payments in respect of Net WAC Cap Rate Carryover Amounts) and the Class E Certificates will represent the “regular interests” in, and be treated as debt instruments of, a REMIC. See “Material Federal Income Tax Considerations” in the prospectus.

For federal income tax purposes, a beneficial owner of a Note will be treated as owning both an undivided interest in a REMIC regular interest and the right to receive payments in respect of Net WAC Cap Rate Carryover Amounts. The treatment of amounts received by a holder of a Note under such holder’s right to receive payments in respect of Net WAC Cap Rate Carryover Amounts will depend on the portion, if any, of such holder’s purchase price allocable thereto. Under the REMIC regulations, each holder of a Note must allocate its purchase price for the Note between its undivided interest in the related REMIC regular interest and its undivided interest in the right to receive payments in respect of Net WAC Cap Rate Carryover Amounts in accordance with the relative fair market values of each property right. The trust intends to treat payments made to the holders of the Notes in respect of Net WAC Cap Rate Carryover Amounts as includible in income based on Treasury regulations relating to notional principal contracts (the “Notional Principal Contract Regulations”). The original issue discount (“OID”) regulations provide that the trust’s allocation of the issue price is binding on all holders unless the holder explicitly discloses on its tax return that its allocation is different from the trust’s allocation. For tax reporting purposes, the right to receive payments in respect of Net WAC Cap Rate Carryover Amounts may have more than a de minimis value. Under the REMIC regulations, the trust is required to account for the REMIC regular interest and the right to receive payments in respect of Net WAC Cap Rate Carryover Amounts as discrete property rights. It is possible that the right to receive payments in respect of Net WAC Cap Rate Carryover Amounts could be treated as a partnership among the holders of the Notes and the Class E Certificates, in which case holders of such Notes potentially would be subject to different timing of income and foreign holders of such Notes could be subject to withholding in respect of payments in respect of Net WAC Cap Rate Carryover Amounts. Holders of the Notes are advised to consult their own tax advisors regarding the allocation of issue price, timing, character and source of income and deductions resulting from the ownership of such Notes. Treasury regulations have been promulgated under Section 1275 of the Code generally providing for the integration of a “qualifying debt instrument” with a hedge if the combined cash flows of the components are substantially equivalent to the cash flows on a variable rate debt instrument. However, such regulations specifically disallow integration of debt instruments subject to Section 1272(a)(6) of the Code. Therefore, holders of the Notes will be unable to use the integration method provided for under such regulations with respect to those Notes. If the trust’s treatment of payments of Net WAC Cap Rate Carryover Amounts is respected, ownership of the right to receive payments in respect of Net WAC Cap Rate Carryover Amounts will entitle the owner to amortize the separate price paid for such right under the Notional Principal Contract Regulations.

Upon the sale of a Note, the amount of the sale allocated to the selling holder’s right to receive payments in respect of Net WAC Cap Rate Carryover Amounts would be considered a “termination payment” under the Notional Principal Contract Regulations allocable to the related Note. A holder of a Note will have gain or loss from such a termination of the right to receive payments in respect of Net WAC Cap Rate Carryover Amounts equal to (i) any termination payment it received or is deemed to have received minus (ii) the unamortized portion of any amount paid (or deemed paid) by the holder upon entering into or acquiring its interest in the right to receive payments in respect of Net WAC Cap Rate Carryover Amounts. Gain or loss realized upon the termination of the right to receive payments in respect of Net WAC Cap Rate Carryover Amounts will generally be treated as capital gain or loss. Moreover, in the case of a bank or thrift institution, Section 582(c) of the Code would likely not apply to treat such gain or loss as ordinary.

For federal income tax reporting purposes, some or all of the Offered Notes may be treated as having been issued with OID. The prepayment assumption that will be used in determining the rate of accrual of OID, premium and market discount, if any, for federal income tax purposes will be based on the assumption that subsequent to the date of any determination the HELOCs will prepay at the applicable CPR. No representation is made that the HELOCs will prepay at such rate or at any other rate. See “Material Federal Income Tax Considerations—Taxation of Debt Securities” in the prospectus.

If the method of computing OID described in the prospectus results in a negative amount for any period with respect to any holders of Notes, the amount of OID allocable to such period would be zero, and such holders will be permitted to offset such amounts only against future OID (if any) from such Notes. Although uncertain, a holder may be permitted to deduct a loss to the extent that his or her respective remaining basis in any such Note exceeds the maximum amount of future payments to which such holder is entitled, assuming no further prepayments of the HELOCs. Although the matter is not free from doubt, any such loss might be treated as a capital loss.

The OID regulations in some circumstances permit the holder of a debt instrument to recognize original issue discount under a method that differs from that of the trust. Accordingly, it is possible that holders of Notes issued with OID may be able to select a method for recognizing OID that differs from that used in preparing reports to holders and the Internal Revenue Service. Prospective purchasers of Notes issued with OID are advised to consult their tax advisors concerning the tax treatment of such Notes in this regard.

Certain of the Offered Notes may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of an Offered Note will be treated as holding such Offered Note with amortizable bond premium will depend on such Noteholder’s purchase price and the payments remaining to be made on such Note at the time of its acquisition by such Noteholder. Holders of such Notes should consult their own tax advisors regarding the possibility of making an election to amortize such premium. See “Material Federal Income Tax Considerations—Taxation of Debt Securities” in the prospectus.

With respect to the Notes, this paragraph is relevant to such Notes exclusive of the rights of the holders of the Notes to receive payments in respect of Net WAC Cap Rate Carryover Amounts. The Notes will be treated as assets described in Section 7701(a)(19)(C) of the Code and “real estate assets” under Section 856(c)(4)(A) of the Code, generally in the same proportion that the assets in the trust would be so treated. In addition, interest on the Notes will be treated as “interest on obligations secured by mortgages on real property” under Section 856(c)(3)(B) of the Code, generally to the extent that the Notes are treated as “real estate assets” under Section 856(c)(4)(A) of the Code. The Notes will also be treated as “qualified mortgages” under Section 860G(a)(3) of the Code. However, the right of each Note to receive payments in respect of Net WAC Cap Rate Carryover Amounts will not qualify as an asset described in Section 7701(a)(19)(C) of the Code, as a real estate asset under Section 856(c)(5)(B) of the Code or as a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code. As a result, the Notes may not be a suitable investment for a REMIC, a real estate investment trust or an entity intending to qualify under Section 7701(a)(19)(C) of the Code.

It is not anticipated that any REMIC elected by the trust will engage in any transactions that would subject it to the prohibited transactions tax as defined in Section 860F(a)(2) of the Code, the contributions tax as defined in Section 860G(d) of the Code or the tax on net income from foreclosure property as defined in Section 860G(c) of the Code. However, in the event that any such tax is imposed on any REMIC elected under the Indenture, such tax will be borne (i) by the securities administrator or any other party, if the securities administrator or such other party has breached its obligations with respect to REMIC compliance under the Indenture and (ii) otherwise by the trust, with a resulting reduction in amounts otherwise payable to the holders of the Notes.

The responsibility for filing annual federal information returns and other reports will be borne by the securities administrator.

For further information regarding the federal income tax consequences of investing in the Notes, see “Material Federal Income Tax Considerations” in the prospectus.

STATE AND OTHER TAXES

None of the depositor, the master servicer, the securities administrator or the indenture trustee makes any representations regarding the tax consequences of purchase, ownership or disposition of the Notes under the tax laws of any state or other jurisdiction. Investors considering an investment in the Notes should consult their own tax advisors regarding such tax consequences.

All investors should consult their own tax advisors regarding the state, local or foreign income tax consequences of the purchase, ownership and disposition of the Notes.

ERISA CONSIDERATIONS

Sections 404 and 406 of ERISA impose certain fiduciary and prohibited transaction restrictions on employee pension and welfare benefit plans subject to Title I of ERISA (“ERISA Plans”) and on certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and bank collective investment funds and insurance company general and separate accounts, in which such ERISA Plans are invested. Section 4975 of the Code imposes essentially the same prohibited transaction restrictions on tax-qualified retirement plans described in Section 401(a) of the Code, individual retirement accounts described in Section 408 of the Code, Archer MSAs described in Section 220(d) of the Code and education individual retirement accounts described in Section 530 of the Code and certain other entities (referred to in this free writing prospectus as Tax Favored Plans). ERISA and the Code prohibit a broad range of transactions involving assets of ERISA Plans and Tax Favored Plans (collectively referred to in this free writing prospectus as Plans) and persons who have certain specified relationships to such Plans (so-called “Parties in Interest” within the meaning of ERISA or “Disqualified Persons” within the meaning of Code), unless a statutory or administrative exemption is available with respect to any such transaction.

Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), plans maintained outside the United States primarily for the benefit of persons substantially all of whom are non-resident aliens as described in Section 4(b)(4) of ERISA and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. Accordingly, assets of such plans may be invested in the offered notes without regard to the ERISA considerations described below, subject to the provisions of other applicable federal and state law. Any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules set forth in Section 503 of the Code.

Certain transactions involving the issuing entity might be deemed to constitute prohibited transactions under ERISA and Section 4975 of the Code with respect to a Plan that purchases an offered note, if the assets of the issuing entity are deemed to be assets of the Plan (“Plan Assets”). Under the DOL Regulations, generally, when a Plan makes an investment in an equity interest in another entity (such as the issuing entity), the underlying assets of that entity may be considered Plan Assets unless certain exceptions apply. Exceptions contained in the DOL Regulations provide that a Plan’s assets will include both an equity interest and an undivided interest in each asset of an entity in which it makes an equity investment, unless certain exemptions apply as described in the prospectus, which exemptions are not expected to apply to the offered notes. Under the DOL Regulations, the term “equity interest” means any interest in an entity other than an instrument that is treated as indebtedness under applicable local law and which has no substantial equity features.

Although it is not free from doubt, the issuing entity anticipates that, as of the date hereof, the Class A Notes should be treated as indebtedness without significant equity features for the purposes of the DOL Regulations as of the date hereof.

ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan. Any person who exercises any authority or control with respect to the management or disposition of the assets of a Plan and any person who provides investment advice with respect to such assets for a fee is a fiduciary of such Plan. As a result of the DOL Regulations, a Plan’s investment in the Offered Notes may cause the HELOCs and other assets of the trust estate to be deemed Plan Assets. If this is the case, any party exercising management or discretionary control with respect to such assets may be deemed a Plan fiduciary and will therefore be subject to the fiduciary requirements and prohibited transaction provisions of ERISA and Section 4975 of the Code with respect thereto. The issuing entity, the depositor, the underwriter, the indenture trustee, the Note Insurer, any other provider of credit support, a holder of the Notes or any of their affiliates may be considered to be or may become Parties in Interest (or Disqualified Persons) with respect to certain Plans. Therefore, the acquisition or holding of the Offered Notes by or on behalf of a Plan could be considered to give rise to a prohibited transaction within the meaning of ERISA and the Code unless one or more statutory or administrative exemptions is available.

Because the issuing entity, the depositor, the underwriter, the indenture trustee, the Note Insurer, any other provider of credit support, a holder of the Notes or any of their affiliates may receive certain benefits in connection with the sale of the Offered Notes, the purchase of Offered Notes using Plan Assets over which any of such parties has investment authority might be deemed to be a violation of the prohibited transaction rules of ERISA or Section 4975 of the Code for which no exemption may be available. Whether or not the HELOCs and other assets of the trust estate were deemed to include Plan Assets, prior to making an investment in the Offered Notes, prospective Plan investors should determine whether the issuing entity, the depositor, the underwriter, the indenture trustee, the Note Insurer, any other provider of credit support, a holder of the Notes or any of their affiliates is a Party in Interest (or Disqualified Person) with respect to such Plan and, if so, whether such transaction is subject to one or more statutory or administrative exemptions. The DOL has granted certain class exemptions which provide relief from certain of the prohibited transaction provisions of ERISA and the related excise tax provisions of the Code and which are described in the prospectus. There can be no assurance that any DOL exemption will apply with respect to any particular Plan investment in the Offered Notes or, even if all of the conditions specified therein were satisfied, that any exemption would apply to all prohibited transactions that may occur in connection with such investment.

In addition to any exemption that may be available under PTCE 95-60 for the purchase and holding of the Offered Notes by an insurance company general account, Section 401(c) of ERISA provides certain exemptive relief from the provisions of Part 4 of Title I of ERISA and Section 4975 of the Code, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by the Code, for certain transactions involving an insurance company general account.

As mentioned above, although it is not free from doubt, the issuing entity anticipates that the Class A Notes should be treated as indebtedness without substantial equity features for the purposes of the DOL Regulations as of the date hereof. In addition, although it is not free from doubt, the issuing entity believes that, so long as the Class A Notes retain a rating of at least investment grade, the Class A Notes should continue to be treated as indebtedness without substantial equity features for purposes of the DOL Regulations. There is, however, increased uncertainty regarding the characterization of debt instruments that do not carry an investment grade rating. Consequently, a subsequent transferee of the Class A Notes or any interest therein who is a Plan trustee or one who is acting on behalf of a Plan, or using Plan Assets to effect such transfer, is required to provide written confirmation (or in the case of any Class A Note transferred in book-entry form, will be deemed to have confirmed) that at the time of such transfer (i) the Class A Notes are rated at least investment grade, (ii) such transferee believes that the Class A Notes are properly treated as indebtedness without substantial equity features for purposes of the DOL Regulations, and agrees to so treat the Class A Notes and (iii) the acquisition and holding of the Class A Note will not give rise to a nonexempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code. Alternatively, regardless of the rating of the Class A Notes, a prospective transferee of the Class A Notes or any interest therein who is a Plan trustee or is acting on behalf of a Plan, or using Plan Assets to effect such transfer, may provide the securities administrator an opinion of counsel satisfactory to the securities administrator and for the benefit of the indenture trustee, the issuing entity, the Note Insurer and the depositor, which opinion will not be at the expense of the trust, the issuing entity, the depositor, the Note Insurer, the indenture trustee or the securities administrator, that the purchase, holding and transfer of the Class A Notes or interests therein is permissible under ERISA or Section 4975 of the Code, will not constitute or result in any non-exempt prohibited transaction under ERISA or Section 4975 of the Code and will not subject the trust, the issuing entity, the indenture trustee, the depositor, the Note Insurer or the securities administrator, to any obligation in addition to those undertaken in the Sale and Servicing Agreement, the Trust Agreement and the Indenture. The Class A-IO Notes may not be purchased by a Plan or any person purchasing on behalf of a Plan or with Plan Assets.

The recently enacted Pension Protection Act of 2006 modified the ERISA rules relating to prohibited transactions and Plan Assets. Any prospective Plan investor considering whether to invest in the Offered Notes should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to such investment. In addition, any Plan fiduciary should consider its general fiduciary obligations under ERISA in determining whether to purchase Offered Notes on behalf of a Plan.

The sale of any of the Offered Notes to a Plan is in no respect a representation by the depositor or the underwriter that such an investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that such an investment is appropriate for Plans generally or any particular Plan.

LEGAL MATTERS

The validity of the Notes, including certain federal income tax consequences with respect hereto, will be passed upon for the depositor by Thacher Proffitt & Wood LLP, New York, New York. Thacher Proffitt & Wood LLP, New York, New York, will also pass upon certain legal matters on behalf of the sponsor and Bear, Stearns & Co. Inc.

LEGAL PROCEEDINGS

There are no material legal proceedings pending against the depositor, the securities administrator, the indenture trustee, the master servicer, the servicers, the issuing entity or the custodian or with respect to which the property of any of the foregoing transaction parties is subject, that are material to the noteholders. No legal proceedings against any of the foregoing transaction parties is known to be contemplated by governmental authorities, that are material to the noteholders. We refer you to “The Sponsor” for a description of the legal proceedings against the sponsor.

AFFILIATIONS, RELATIONSHIPS AND RELATED TRANSACTIONS

The sponsor, EMC as servicer, the issuing entity, Bear, Stearns & Co. Inc. and the depositor are affiliated parties. There are no affiliations among EMC, the depositor or the issuing entity and any of the indenture trustee, the master servicer, the securities administrator, the owner trustee, the Note Insurer, any 10% originator or the custodian. The master servicer and EMC are parties to certain custodial agreements whereby the master servicer, for consideration, provides custodial services to EMC for certain residential mortgage loans originated or purchased by it.

Pursuant to these custodial agreements, the master servicer is currently providing custodial services for all of the HELOCs to be sold by EMC to the depositor in connection with this securitization. The terms of the custodial agreements are customary for the residential mortgage-backed securitization industry providing for the delivery, receipt, review and safekeeping of mortgage loan files.

There are currently no business relationships, agreements, arrangements, transactions or understandings between (a) the sponsor, the depositor or the issuing entity and (b) any of the parties referred to in the first paragraph, or any of their respective affiliates, that were entered into outside the normal course of business or that contain terms other than would be obtained in an arm’s length transaction with an unrelated third party and that are material to the investor's understanding of the notes, or that relate to the notes or the pooled assets. No such business relationship, agreement, arrangement, transaction or understanding has existed during the past two years, except as described below.

With respect to the HELOCs originated by American Home Mortgage Corp. and Southstar Funding, LLC, Bear Stearns Mortgage Capital Corporation or EMC Residential Mortgage Corporation has provided funding pursuant to a warehouse agreement or master repurchase agreement during the period between origination and securitization. The terms of this financing arrangement provide for interest payments at a floating market rate, and a maximum term of not more than 180 days. This offering is being made pursuant to Rule 2710(h) of the Corporate Financing Rules of the National Association of Securities Dealers, Inc.

RATINGS

It is a condition of the issuance of the Offered Notes that each class of Offered Notes be assigned at least the ratings designated below by Standard & Poor’s and Moody’s.

Ratings
Class	Standard & Poor’s	Moody’s
A	AAA	Aaa
A-IO	AAA	Aaa

The security ratings assigned to the Offered Notes should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the respective rating agency. The ratings on the Offered Notes do not, however, constitute statements regarding the likelihood or frequency of prepayments on the mortgage loans or the anticipated yields in light of prepayments.

In addition, the ratings by Standard & Poor’s and Moody’s do not address the likelihood of the receipt of any amounts in respect of Net WAC Cap Rate Carryover Amounts or any interest shortfalls resulting from the application of the Relief Act.

The ratings assigned to the Class A Notes will depend primarily upon the creditworthiness of the Note Insurer. Any reduction in a rating assigned to the financial strength of the Note Insurer below the ratings initially assigned to the Class A Notes may result in a reduction of one or more of the ratings assigned to the Class A Notes. Any downward revision or withdrawal of any of the ratings assigned to the Class A Notes may have an adverse effect on the market price of the Class A Notes. The Note Insurer does not guaranty the market price of the Class A Notes nor does it guaranty that the ratings on the Class A Notes will not be revised or withdrawn.

The depositor has not requested ratings of the Offered Notes by any rating agency other than Standard & Poor’s and Moody’s. However, there can be no assurance as to whether any other rating agency will rate the Offered Notes or, if it does, what ratings would be assigned by such other rating agency. The ratings assigned by such other rating agency to the Offered Notes could be lower than the respective ratings assigned by the rating agencies.

The rating agencies have stated that it is their standard policy to monitor ratings on publicly offered securities for which a rating has been provided, as to each rating agency rating each class of offered notes in accordance with the rating agencies’ particular surveillance policies, unless the issuing entity requests a rating without surveillance. A rating agency will monitor the rating it issues on an ongoing basis and may update the rating after conducting its regular review of the issuing entity’s creditworthiness or after conducting a review of the status of the rating upon becoming aware of any information that might reasonably be expected to result in a change of rating. The depositor has not requested that any rating agency not monitor their ratings of the offered notes, and the depositor has not requested that any rating agency use any monitoring procedures other than their standard monitoring procedures.

LEGAL INVESTMENT

The Offered Notes will not constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, or SMMEA.

Institutions whose investment activities are subject to review by certain regulatory authorities hereafter may be or may become subject to restrictions on investment in the Offered Notes, and such restrictions may be retroactively imposed. The Federal Financial Institutions Examination Council, the Federal Deposit Insurance Corporation, the Office of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the Office of Thrift Supervision, or OTS, and the National Credit Union Administration, or NCUA, have adopted guidelines, and have proposed policies, regarding the suitability of investments in various types of derivative mortgage-backed securities, including securities such as the Offered Notes.

For example, on April 23, 1998, the Federal Financial Institutions Examination Council issued a revised supervisory policy statement, referred to as the 1998 Policy Statement, applicable to all depository institutions, setting forth guidelines for investments in “high-risk mortgage securities.” The 1998 Policy Statement has been adopted by the Federal Reserve Board, the Office of the Comptroller of the Currency, the Federal Deposit Insurance Corporation, the NCUA and the OTS. The 1998 Policy Statement rescinds a 1992 policy statement that had required, prior to purchase, a depository institution to determine whether a mortgage derivative product that it is considering acquiring is high-risk, and, if so, that the proposed acquisition would reduce the institution’s overall interest rate risk. In addition, the 1998 Policy Statement eliminates former constraints on investing in certain “high-risk” mortgage derivative products and substitutes broader guidelines for evaluating and monitoring investment risk. In addition, the NCUA has issued regulations governing federal credit union investments which prohibit investment in certain specified types of securities, which may include the Notes. The NCUA has indicated that its regulations will take precedence over the 1998 Policy Statement. Similar policy statements and regulations have been issued by other regulators having jurisdiction over other types of depository institutions.

The OTS has issued Thrift Bulletin 73a, or TB 73a, entitled “Investing in Complex Securities”, effective December 18, 2001 which applies to savings associations regulated by the OTS, and Thrift Bulletin 13a, or TB 13a, entitled “Management of Interest Rate Risk, Investment Securities, and Derivatives Activities”, effective December 1, 1998, which is applicable to thrift institutions regulated by the OTS.

TB 73a requires savings associations, prior to taking any investment position, to determine that the investment position meets applicable regulatory and policy requirements and internal guidelines, is suitable for the institution, and is safe and sound. The OTS recommends, with respect to purchases of specific securities, additional analysis, including, among others, analysis of repayment terms, legal structure, expected performance of the issuing entity and any underlying assets as well as analysis of the effects of payment priority, with respect to a security which is divided into separate tranches with unequal payments, and collateral investment parameters, with respect to a security that is prefunded or involves a revolving period. TB 73a reiterates the OTS’s due diligence requirements for investing in all securities and warns that if a savings association makes an investment that does not meet the applicable regulatory requirements, the savings association’s investment practices will be subject to criticism, and the OTS may require divestiture of such securities. The OTS also recommends, with respect to an investment in any “complex securities,” that savings associations should take into account quality and suitability, interest rate risk, and classification factors. For the purposes of each of TB 73a and TB 13a, “complex security” includes, among other things, any collateralized mortgage obligation or real estate mortgage investment conduit security, other than any “plain vanilla” mortgage pass-through security (that is, securities that are part of a single class of securities in the related pool that are non-callable and do not have any special features). Accordingly, all classes of Offered Notes would likely be viewed as “complex securities.” With respect to quality and suitability factors, TB 73a warns (i) that a savings association’s sole reliance on outside ratings for material purchases of complex securities is an unsafe and unsound practice, (ii) that a savings association should only use ratings and analyses from nationally recognized rating agencies in conjunction with, and in validation of, its own underwriting processes, and (iii) that it should not use ratings as a substitute for its own thorough underwriting analyses. With respect the interest rate risk factor, TB 73a recommends that savings associations should follow the guidance set forth in TB 13a.

TB 13a requires thrift institutions, prior to taking any investment position, to (i) conduct a pre-purchase portfolio sensitivity analysis for any “significant transaction” involving securities or financial derivatives, and (ii) conduct a pre-purchase price sensitivity analysis of any “complex security” or financial derivative. The OTS recommends that while a thrift institution should conduct its own in-house pre-acquisition analysis, it may rely on an analysis conducted by an independent third-party as long as management understands the analysis and its key assumptions. Further, TB 13a recommends that the use of “complex securities with high price sensitivity” be limited to transactions and strategies that lower a thrift institution’s portfolio interest rate risk. TB 13a warns that investment in complex securities by thrift institutions that do not have adequate risk measurement, monitoring and control systems may be viewed by OTS examiners as an unsafe and unsound practice.

There may be other restrictions on the ability of some investors either to purchase some classes of securities or to purchase any class of securities representing more than a specified percentage of the investors’ assets. The depositor will make no representations as to the proper characterization of any class of securities for legal investment or other purposes, or as to the ability of particular investors to purchase any class of securities under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of securities. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the securities of any class constitute legal investments or are subject to investment, capital or other restrictions.

AVAILABLE INFORMATION

The depositor is subject to the informational requirements of the Exchange Act and in accordance therewith files reports and other information with the Commission. Reports and other information filed by the depositor can be inspected and copied at the Public Reference Room maintained by the Commission at 100 F Street NE, Washington, DC 20549, and its Regional Offices located as follows: Chicago Regional Office, 500 West Madison, 14th Floor, Chicago, Illinois 60661; New York Regional Office, 233 Broadway, New York, New York 10279. Copies of the material can also be obtained from the Public Reference Section of the Commission, 100 F Street NE, Washington, DC 20549, at prescribed rates and electronically through the Commission’s Electronic Data Gathering, Analysis and Retrieval system at the Commission’s Website (http://www.sec.gov). Information about the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at (800) SEC-0330. Exchange Act reports as to any series filed with the Commission will be filed under the issuing entity’s name. The depositor does not intend to send any financial reports to Noteholders.

The issuing entity’s annual reports on Form 10-K (including reports of assessment of compliance with the AB Servicing Criteria, attestation reports, and statements of compliance, discussed in “Description of the Notes — Reports to Noteholders” and “Servicing of the Mortgage Loans — Evidence as to Compliance”, required to be filed under Regulation AB), periodic distribution reports on Form 10-D, current reports on Form 8-K and amendments to those reports, together with such other reports to note holders or information about the securities as shall have been filed with the Commission will be posted on the securities administrator’s internet web site as soon as reasonably practicable after it has been electronically filed with, or furnished to, the Commission. The address of the website is: www.etrustee.net.

INDEX OF DEFINED TERMS

1998 Policy Statement
60 Day Plus Delinquency Percentage
AB Servicing Criteria
Administration Agreement
Available Principal Payment Amount
Certificate Principal Balance
Certificates
Charged-Off HELOC
Charge-Off Amount
Class A Principal Payment Amount
Class M-1 Principal Payment Amount
Class S Floating Allocation Percentage
Class S Principal Payment Amount
Clearstream
Code
Collection Period
Constant Draw Rate
CPR
CSSF
Cumulative Charge-Off Percentage
Current Interest
Current Specified Enhancement Percentage
Custodial Agreements
Custodian
Cut-off Date
Disqualified Persons
Draw
Draw Period
DTC
EMC
equity interest
ERISA Plans
Euroclear
Excess Overcollateralization Amount
Expense Adjusted Mortgage Rate
Expense Fee Rate
Extraordinary Trust Fund Expenses
Extraordinary Trust Fund Expenses Cap
Financial Intermediary
Fiscal Quarter
Floating Allocation Percentage
Formula Rate
GMACM
HELOCs
Indenture
Insurance Agreement
Interest Collection Amount
Invested Amount
LaSalle
Managed Amortization Period
Margin
Master Servicer Collection Account
MIT
Moody’s
NCUA
Net WAC Cap Rate
Net WAC Cap Rate Carryover Amount
Note Insurer
Note Interest Rate
Note Principal Balance
Noteholders
Notes
Notional Principal Contract Regulations
Offered Notes
OID
Optional Termination Date
OTS
Overcollateralization Amount
Overcollateralization Floor
Overcollateralization Increase Amount
Overcollateralization Reduction Amount
Overcollateralization Target Amount
Parties in Interest
Payment Account
Policy
Prepayment Assumption
Principal Collection Amount
Rapid Amortization Event
Rapid Amortization Period
Rapid Amortization Trigger Event
Recoveries
Relief Act
Relief Act Shortfall
REMIC
REO
REO Property
Residual Certificates
Rules
Sale and Servicing Agreement
Servicing Agreement
Sponsor Certificate Pro Rata Test
Standard & Poor’s
Stated Principal Balance
Stepdown Date
Subsequent Recoveries
Trigger Event
Trust Agreement
Unpaid Interest Shortfall Amount

SCHEDULE A

Range of Principal Balances for the HELOCs

Range of Principal Balances ($)	Number of Mortgage Loans	Principal Balance ($)	Percentage of Total Mortgage Loans	Average Principal Balance (%)	Weighted Average Combined Loan-to-Value Ratio (%)
0.00 - 19,999.99	453	5,843,560.36	1.44	12,899.69	86.27
20,000.00 - 39,999.99	1,380	42,383,931.25	10.46	30,712.99	91.68
40,000.00 - 59,999.99	1,407	69,652,571.23	17.18	49,504.32	93.51
60,000.00 - 79,999.99	971	67,034,033.02	16.54	69,036.08	94.15
80,000.00 - 99,999.99	629	56,246,021.65	13.87	89,421.34	95.40
100,000.00 - 119,999.99	341	36,811,894.64	9.08	107,952.77	93.88
120,000.00 - 139,999.99	214	27,721,165.29	6.84	129,538.16	93.34
140,000.00 - 159,999.99	161	23,895,504.58	5.89	148,419.28	90.30
160,000.00 - 179,999.99	70	11,829,073.09	2.92	168,986.76	89.95
180,000.00 - 199,999.99	53	10,030,149.61	2.47	189,248.11	91.47
200,000.00 - 219,999.99	38	7,727,951.33	1.91	203,367.14	82.08
220,000.00 - 239,999.99	17	3,905,216.13	0.96	229,718.60	91.96
240,000.00 - 259,999.99	17	4,249,012.33	1.05	249,941.90	89.27
260,000.00 - 279,999.99	19	5,153,324.27	1.27	271,227.59	90.15
280,000.00 - 299,999.99	12	3,478,889.64	0.86	289,907.47	82.35
300,000.00 - 319,999.99	10	3,064,740.62	0.76	306,474.06	82.32
320,000.00 - 339,999.99	11	3,601,878.34	0.89	327,443.49	82.81
340,000.00 - 359,999.99	10	3,481,395.63	0.86	348,139.56	83.57
360,000.00 - 379,999.99	5	1,855,048.20	0.46	371,009.64	85.59
380,000.00 - 399,999.99	2	785,400.00	0.19	392,700.00	95.01
400,000.00 - 419,999.99	9	3,640,041.60	0.90	404,449.07	86.66
420,000.00 - 439,999.99	5	2,136,228.03	0.53	427,245.61	90.06
440,000.00 - 459,999.99	4	1,792,000.00	0.44	448,000.00	87.39
460,000.00 - 479,999.99	1	471,753.33	0.12	471,753.33	74.13
480,000.00 - 499,999.99	2	981,532.76	0.24	490,766.38	75.68
500,000.00 - 519,999.99	7	3,500,000.00	0.86	500,000.00	80.83
560,000.00 - 579,999.99	1	578,000.00	0.14	578,000.00	79.97
580,000.00 - 599,999.99	1	598,000.00	0.15	598,000.00	56.73
600,000.00 - 619,999.99	1	614,419.45	0.15	614,419.45	84.99
640,000.00 - 659,999.99	1	650,000.00	0.16	650,000.00	75.00
700,000.00 - 719,999.99	1	700,000.00	0.17	700,000.00	85.33
960,000.00 - 979,999.99	1	972,583.14	0.24	972,583.14	62.72
Total / Weighted Average:	5,854	$405,385,319.52	100.00%	$69,249.29	92.06%

Loan Programs for the HELOCs

Loan Program	Number of Mortgage Loans	Principal Balance	Percentage of Total Mortgage Loans	Average Principal Balance	Weighted Average Combined Loan-to-Value Ratio
120/0HELOC	1	19,014.02	0.00	19014.02	100.00
120/120HELOC	317	26,830,180.71	6.62	84637.79	79.40
120/180HELOC	4,615	327,013,876.04	80.67	70858.91	92.95
120/240HELOC	196	9,169,422.34	2.26	46782.77	91.04
120/60HELOC	8	321,011.50	0.08	40126.44	92.62
180/0HELOC	32	1,092,278.58	0.27	34133.71	94.89
180/120HELOC	618	35,932,580.32	8.86	58143.33	93.54
60/120HELOC	67	5,006,956.01	1.24	74730.69	92.10
Total / Weighted Average:	5,854	$405,385,319.52	100.00%	$69,249.29	92.06%

Range of Original Combined Loan-to-Value Ratios for the HELOCs

Range of Original Combined Loan-to-Value Ratios (%)	Number of Mortgage Loans	Principal Balance	Percentage of Total Mortgage Loans	Average Principal Balance	Weighted Average Combined Loan-to-Value Ratio
0.00 - 10.00	2	43,799.00	0.01	21,899.50	7.25
10.01 - 20.00	9	392,081.04	0.10	43,564.56	16.30
20.01 - 30.00	12	954,292.69	0.24	79,524.39	25.16
30.01 - 40.00	21	1,718,259.16	0.42	81,821.86	35.32
40.01 - 50.00	28	2,042,515.31	0.50	72,946.98	45.76
50.01 - 60.00	54	4,150,091.58	1.02	76,853.55	55.74
60.01 - 70.00	102	9,024,512.45	2.23	88,475.61	65.63
70.01 - 80.00	298	30,557,380.06	7.54	102,541.54	77.15
80.01 - 90.00	2,116	125,380,974.57	30.93	59,253.77	88.73
90.01 - 100.00	3,212	231,121,413.66	57.01	71,955.61	98.77
Total / Weighted Average:	5,854	$405,385,319.52	100.00%	$69,249.29	92.06%

Loan Purpose for the HELOCs

Loan Purpose	Number of Mortgage Loans	Principal Balance	Percentage of Total Mortgage Loans	Average Principal Balance	Weighted Average Combined Loan-to-Value Ratio
Purchase	3,671	261,329,021.29	64.46	71,187.42	95.74
Cash Out Refinance	1,832	124,068,620.36	30.61	67,723.05	84.66
Rate/Term Refinance	351	19,987,677.87	4.93	56,944.95	89.89
Total / Weighted Average:	5,854	$405,385,319.52	100.00%	$69,249.29	92.06%

Occupancy Status for the HELOCs

Occupancy Status	Number of Mortgage Loans	Principal Balance	Percentage of Total Mortgage Loans	Average Principal Balance	Weighted Average Combined Loan-to-Value Ratio
Owner Occupied	5,170	367,615,223.29	90.68	71,105.46	92.16
Second Home	348	18,776,408.49	4.63	53,955.20	93.80
Investor	336	18,993,687.74	4.69	56,528.83	88.49
Total / Weighted Average:	5,854	$405,385,319.52	100.00%	$69,249.29	92.06%

Property Types for the HELOCs

Property Types	Number of Mortgage Loans	Principal Balance	Percentage of Total Mortgage Loans	Average Principal Balance	Weighted Average Combined Loan-to-Value Ratio
Single Family	3,291	237,479,787.10	58.58	72,160.37	91.17
PUD	1,542	105,701,714.74	26.07	68,548.45	93.35
Condominium	742	42,337,094.30	10.44	57,058.08	94.12
2-4 Family	147	12,671,418.25	3.13	86,200.12	90.87
Townhouse	102	5,487,888.80	1.35	53,802.83	92.19
Hi-Rise Condo	30	1,707,416.33	0.42	56,913.88	93.62
Total / Weighted Average:	5,854	$405,385,319.52	100.00%	$69,249.29	92.06%

Geographic Distribution for the HELOCs

Geographic Distribution	Number of Mortgage Loans	Principal Balance	Percentage of Total Mortgage Loans	Average Principal Balance	Weighted Average Combined Loan-to-Value Ratio
California	1,595	143,505,717.55	35.40	89,972.24	93.15
Virginia	629	42,537,483.53	10.49	67,627.16	93.34
Florida	641	39,422,786.48	9.72	61,502.01	94.38
Illinois	443	33,654,271.31	8.30	75,969.01	85.26
Maryland	282	17,865,380.46	4.41	63,352.41	90.70
Arizona	275	16,649,463.38	4.11	60,543.50	91.72
Georgia	338	14,159,651.72	3.49	41,892.46	96.33
New York	127	11,659,460.08	2.88	91,806.77	89.25
Nevada	147	9,165,291.12	2.26	62,348.92	95.35
Colorado	165	8,906,657.20	2.20	53,979.74	96.46
OTHER	1,212	67,859,156.69	16.74	55,989.40	90.00
Total / Weighted Average:	5,854	$405,385,319.52	100.00%	$69,249.29	92.06%

Range of Credit Scores for the HELOCs

Range of Credit Scores	Number of Mortgage Loans	Principal Balance	Percentage of Total Mortgage Loans	Average Principal Balance	Weighted Average Combined Loan-to-Value Ratio
540 - 559	1	85,600.00	0.02	85,600.00	100.00
600 - 619	7	411,997.13	0.10	58,856.73	94.73
620 - 639	199	10,447,846.95	2.58	52,501.74	87.32
640 - 659	369	21,149,980.18	5.22	57,317.02	87.36
660 - 679	781	51,553,306.56	12.72	66,009.36	91.36
680 - 699	882	63,359,040.52	15.63	71,835.65	91.73
700 - 719	995	69,375,086.75	17.11	69,723.71	93.49
720 - 739	838	58,720,961.09	14.49	70,072.75	93.91
740 - 759	691	48,380,664.19	11.93	70,015.43	93.78
760 - 779	581	42,041,981.31	10.37	72,361.41	92.53
780 - 799	360	27,470,540.69	6.78	76,307.06	91.10
800 - 819	144	12,057,136.15	2.97	83,730.11	85.28
820 - 839	6	331,178.00	0.08	55,196.33	98.22
Total / Weighted Average:	5,854	$405,385,319.52	100.00%	$69,249.29	92.06%

Range of Credit Limits for the HELOCs

Range of Credit Limits ($)	Number of Mortgage Loans	Principal Balance	Percentage of Total Mortgage Loans	Average Principal Balance	Weighted Average Combined Loan-to-Value Ratio
0.00 - 19,999.99	232	3,502,948.93	0.86	15,098.92	88.72
20,000.00 - 39,999.99	1,293	38,504,743.22	9.50	29,779.38	92.87
40,000.00 - 59,999.99	1,450	68,293,159.88	16.85	47,098.73	93.61
60,000.00 - 79,999.99	1,014	66,418,726.25	16.38	65,501.70	94.58
80,000.00 - 99,999.99	641	54,446,788.69	13.43	84,940.39	95.70
100,000.00 - 119,999.99	422	40,039,194.63	9.88	94,879.61	92.82
120,000.00 - 139,999.99	240	28,482,544.96	7.03	118,677.27	93.85
140,000.00 - 159,999.99	203	25,693,785.28	6.34	126,570.37	89.02
160,000.00 - 179,999.99	68	10,863,214.12	2.68	159,753.15	92.39
180,000.00 - 199,999.99	57	9,699,155.84	2.39	170,160.63	91.44
200,000.00 - 219,999.99	56	9,310,474.56	2.30	166,258.47	83.90
220,000.00 - 239,999.99	20	4,002,791.85	0.99	200,139.59	89.63
240,000.00 - 259,999.99	29	5,352,381.91	1.32	184,564.89	87.06
260,000.00 - 279,999.99	20	4,773,660.75	1.18	238,683.04	89.20
280,000.00 - 299,999.99	12	2,989,962.12	0.74	249,163.51	88.43
300,000.00 - 319,999.99	16	4,095,920.89	1.01	255,995.06	75.34
320,000.00 - 339,999.99	14	3,461,343.18	0.85	247,238.80	83.48
340,000.00 - 359,999.99	14	4,365,001.79	1.08	311,785.84	79.83
360,000.00 - 379,999.99	5	1,855,048.20	0.46	371,009.64	85.59
380,000.00 - 399,999.99	3	1,000,693.75	0.25	333,564.58	90.68
400,000.00 - 419,999.99	11	3,805,715.36	0.94	345,974.12	86.31
420,000.00 - 439,999.99	7	2,562,145.46	0.63	366,020.78	89.28
440,000.00 - 459,999.99	7	2,563,866.23	0.63	366,266.60	86.85
500,000.00 - 519,999.99	11	4,616,391.03	1.14	419,671.91	79.10
520,000.00 - 539,999.99	2	100,904.72	0.02	50,452.36	69.92
560,000.00 - 579,999.99	1	578,000.00	0.14	578,000.00	79.97
620,000.00 - 639,999.99	1	598,000.00	0.15	598,000.00	56.73
640,000.00 - 659,999.99	1	650,000.00	0.16	650,000.00	75.00
700,000.00 - 719,999.99	1	700,000.00	0.17	700,000.00	85.33
740,000.00 - 759,999.99	1	614,419.45	0.15	614,419.45	84.99
1,120,000.00 - 1,139,999.99	1	471,753.33	0.12	471,753.33	74.13
1,340,000.00 - 1,359,999.99	1	972,583.14	0.24	972,583.14	62.72
Total / Weighted Average:	5,854	$405,385,319.52	100.00%	$69,249.29	92.06%

Range of Credit Limit Utilization Rates for the HELOCs

Range of Credit Limit Utilization Rates (%)	Number of Mortgage Loans	Principal Balance	Percentage of Total Mortgage Loans	Average Principal Balance	Weighted Average Combined Loan-to-Value Ratio
0.00 - 0.00	24	9,507.26	0.00	396.14	88.41
0.01 - 10.00	64	606,525.89	0.15	9,476.97	77.15
10.01 - 20.00	72	1,226,517.40	0.30	17,034.96	82.33
20.01 - 30.00	59	1,719,022.24	0.42	29,135.97	73.34
30.01 - 40.00	65	2,457,023.99	0.61	37,800.37	80.66
40.01 - 50.00	48	2,410,526.14	0.59	50,219.29	79.65
50.01 - 60.00	55	2,680,794.98	0.66	48,741.73	76.31
60.01 - 70.00	71	4,278,552.02	1.06	60,261.30	75.67
70.01 - 80.00	82	5,974,302.84	1.47	72,857.35	78.11
80.01 - 90.00	61	4,956,559.30	1.22	81,255.07	81.56
90.01 - 100.00	5,253	379,065,987.46	93.51	72,161.81	93.01
Total / Weighted Average:	5,854	$405,385,319.52	100.00%	$69,249.29	92.06%

Range of Gross Margins for the HELOCs

Range of Gross Margins (%)	Number of Mortgage Loans	Principal Balance	Percentage of Total Mortgage Loans	Average Principal Balance	Weighted Average Combined Loan-to-Value Ratio
-1.000 - -0.501	4	137,478.57	0.03	34,369.64	82.49
-0.500 - -0.001	74	4,822,521.19	1.19	65,169.21	71.94
0.000 - 0.499	319	29,938,358.35	7.39	93,850.65	79.17
0.500 - 0.999	496	41,513,738.61	10.24	83,697.05	86.50
1.000 - 1.499	619	42,363,578.07	10.45	68,438.74	87.62
1.500 - 1.999	620	43,517,992.30	10.73	70,190.31	93.60
2.000 - 2.499	546	38,263,297.83	9.44	70,079.30	93.46
2.500 - 2.999	507	33,682,114.00	8.31	66,434.15	95.27
3.000 - 3.499	363	22,342,493.52	5.51	61,549.57	95.16
3.500 - 3.999	590	42,607,727.78	10.51	72,216.49	97.65
4.000 - 4.499	540	34,875,824.47	8.60	64,584.86	98.26
4.500 - 4.999	344	25,234,184.96	6.22	73,355.19	97.44
5.000 - 5.499	214	13,880,346.92	3.42	64,861.43	95.90
5.500 - 5.999	166	9,528,680.20	2.35	57,401.69	92.73
6.000 - 6.499	100	6,139,414.60	1.51	61,394.15	91.89
6.500 - 6.999	135	6,631,441.63	1.64	49,121.79	90.73
7.000 - 7.499	98	4,625,449.52	1.14	47,198.46	87.77
7.500 - 7.999	64	2,673,259.00	0.66	41,769.67	89.06
8.000 - 8.499	31	1,438,722.00	0.35	46,410.39	89.85
8.500 - 8.999	15	811,076.00	0.20	54,071.73	89.65
9.000 - 9.499	8	319,620.00	0.08	39,952.50	89.11
10.000 - 10.499	1	38,000.00	0.01	38,000.00	90.00
Total / Weighted Average:	5,854	$405,385,319.52	100.00%	$69,249.29	92.06%

Range of Current Loan Rates for the HELOCs

Range of Current Loan Rates ($)	Number of Mortgage Loans	Principal Balance	Percentage of Total Mortgage Loans	Average Principal Balance	Weighted Average Combined Loan-to-Value Ratio
3.000 - 3.499	1	66,500.00	0.02	66,500.00	100.00
6.000 - 6.499	8	761,085.13	0.19	95,135.64	93.11
6.500 - 6.999	552	41,027,947.63	10.12	74,325.99	92.30
7.000 - 7.499	204	12,572,080.59	3.10	61,627.85	94.75
7.500 - 7.999	35	2,904,243.66	0.72	82,978.39	73.14
8.000 - 8.499	267	20,406,985.77	5.03	76,430.66	81.98
8.500 - 8.999	285	27,082,489.35	6.68	95,026.28	82.14
9.000 - 9.499	495	37,033,441.39	9.14	74,815.03	85.41
9.500 - 9.999	543	36,363,950.47	8.97	66,968.60	92.32
10.000 - 10.499	478	35,083,536.43	8.65	73,396.52	92.53
10.500 - 10.999	446	29,199,497.48	7.20	65,469.73	95.34
11.000 - 11.499	354	22,178,618.02	5.47	62,651.46	94.90
11.500 - 11.999	530	37,729,578.71	9.31	71,187.88	97.40
12.000 - 12.499	308	22,035,112.01	5.44	71,542.57	97.36
12.500 - 12.999	466	30,566,921.63	7.54	65,594.25	98.13
13.000 - 13.499	249	15,933,304.66	3.93	63,989.18	96.46
13.500 - 13.999	162	10,790,011.46	2.66	66,605.01	93.15
14.000 - 14.499	132	7,612,024.78	1.88	57,666.85	92.34
14.500 - 14.999	87	4,210,843.19	1.04	48,400.50	89.88
15.000 - 15.499	115	5,561,886.54	1.37	48,364.23	90.82
15.500 - 15.999	62	2,952,398.62	0.73	47,619.33	86.61
16.000 - 16.499	43	1,978,504.00	0.49	46,011.72	89.26
16.500 - 16.999	25	1,056,158.00	0.26	42,246.32	89.59
17.000 - 17.499	5	173,200.00	0.04	34,640.00	88.36
17.500 - 17.999	2	105,000.00	0.03	52,500.00	90.00
Total / Weighted Average:	5,854	$405,385,319.52	100.00%	$69,249.29	92.06%

Range of Maximum Loan Rates for the HELOCs

Range of Maximum Loan Rates (%)	Number of Mortgage Loans	Principal Balance	Percentage of Total Mortgage Loans	Average Principal Balance	Weighted Average Combined Loan-to-Value Ratio
8.000 - 9.999	1	15,000.00	0.00	15,000.00	90.00
10.000 - 11.999	3	173,100.00	0.04	57,700.00	95.27
16.000 - 17.999	3	170,841.75	0.04	56,947.25	98.92
18.000 - 19.999	5,528	378,452,365.78	93.36	68,460.99	92.92
24.000 - 25.999	319	26,574,011.99	6.56	83,304.11	79.83
Total / Weighted Average:	5,854	$405,385,319.52	100.00%	$69,249.29	92.06%

Range of Original Term for the HELOCs

Months	Number of Mortgage Loans	Principal Balance	Percentage of Total Mortgage Loans	Average Principal Balance	Weighted Average Combined Loan-to-Value Ratio
120	1	19,014.02	0.00	19,014.02	100.00
180	107	6,420,246.09	1.58	60,002.30	92.60
240	317	26,830,180.71	6.62	84,637.79	79.40
300	5,233	362,946,456.36	89.53	69,357.24	93.01
360	196	9,169,422.34	2.26	46,782.77	91.04
Total / Weighted Average:	5,854	$405,385,319.52	100.00%	$69,249.29	92.06%

Range of Remaining Term for the HELOCs

Months	Number of Mortgage Loans	Principal Balance	Percentage of Total Mortgage Loans	Average Principal Balance	Weighted Average Combined Loan-to-Value Ratio
120 and Less	1	19,014.02	0.00	19,014.02	100.00
121 - 240	424	33,250,426.80	8.20	78,420.82	81.95
241 - 360	5,429	372,115,878.70	91.79	68,542.25	92.96
Total / Weighted Average:	5,854	$405,385,319.52	100.00%	$69,249.29	92.06%

Original Draw Period for the HELOCs

Months	Number of Mortgage Loans	Principal Balance	Percentage of Total Mortgage Loans	Average Principal Balance	Weighted Average Combined Loan-to-Value Ratio
60	67	5,006,956.01	1.24	74,730.69	92.10
120	5,137	363,353,504.61	89.63	70,732.63	91.91
180	650	37,024,858.90	9.13	56,961.32	93.58
Total / Weighted Average:	5,854	$405,385,319.52	100.00%	$69,249.29	92.06%

Original Repayment Period for the HELOCs

Months	Number of Mortgage Loans	Principal Balance	Percentage of Total Mortgage Loans	Average Principal Balance	Weighted Average Combined Loan-to-Value Ratio
60	8	321,011.50	0.08	40,126.44	92.62
120	1,002	67,769,717.04	16.72	67,634.45	87.84
180	4,615	327,013,876.04	80.67	70,858.91	92.95
240	196	9,169,422.34	2.26	46,782.77	91.04
No Repayment Period	33	1,111,292.60	0.27	33,675.53	94.97
Total / Weighted Average:	5,854	$405,385,319.52	100.00%	$69,249.29	92.06%

Remaining Draw Period for the HELOCs

Months	Number of Mortgage Loans	Principal Balance	Percentage of Total Mortgage Loans	Average Principal Balance	Weighted Average Combined Loan-to-Value Ratio
60 and Less	67	5,006,956.01	1.24	74,730.69	92.10
61 - 120	5,137	363,353,504.61	89.63	70,732.63	91.91
121 - 180	650	37,024,858.90	9.13	56,961.32	93.58
Total / Weighted Average:	5,854	$405,385,319.52	100.00%	$69,249.29	92.06%

Lien Position for the HELOCs

Lien Position	Number of Mortgage Loans	Principal Balance	Percentage of Total Mortgage Loans	Average Principal Balance	Weighted Average Combined Loan-to-Value Ratio
First Lien	76	8,402,906.90	2.07	110,564.56	65.94
Second Lien	5,778	396,982,412.62	97.93	68,705.85	92.61
Total / Weighted Average:	5,854	$405,385,319.52	100.00%	$69,249.29	92.06%

Documentation Programs for the HELOCs

Documentation Program	Number of Mortgage Loans	Principal Balance	Percentage of Total Mortgage Loans	Average Principal Balance	Weighted Average Combined Loan-to-Value Ratio
Stated Income	2,629	186,696,717.69	46.05	71,014.35	93.33
Full/Alternative	1,909	122,962,750.17	30.33	64,412.13	91.17
No Ratio	938	72,898,104.92	17.98	77,716.53	92.16
No Documentation	168	11,318,988.76	2.79	67,374.93	86.37
No Income/No Asset	94	5,760,914.12	1.42	61,286.32	85.69
Stated/Stated	90	4,878,861.21	1.20	54,209.57	84.97
Limited	26	868,982.65	0.21	33,422.41	93.41
Total / Weighted Average:	5,854	$405,385,319.52	100.00%	$69,249.29	92.06%

Teaser Expiration for the HELOCs

Date	Number of Mortgage Loans	Principal Balance	Percentage of Total Mortgage Loans	Average Principal Balance	Weighted Average Combined Loan-to-Value Ratio
N/A	4,793	333,417,107.26	82.25	69,563.34	91.86
September - 2006	524	34,963,227.11	8.62	66,723.72	93.99
October - 2006	354	24,184,491.23	5.97	68,317.77	91.49
August - 2006	173	12,432,730.92	3.07	71,865.50	93.05
December - 2006	7	324,763.00	0.08	46,394.71	98.18
November - 2006	3	63,000.00	0.02	21,000.00	97.26
Total / Weighted Average:	5,854	$405,385,319.52	100.00%	$69,249.29	92.06%

Initial Periodic Rate Caps for the HELOCs

Cap	Number of Mortgage Loans	Principal Balance	Percentage of Total Mortgage Loans	Average Principal Balance	Weighted Average Combined Loan-to-Value Ratio
None	5,854	$405,385,319.52	100.00%	$69,249.29	92.06
Total / Weighted Average:	5,854	$405,385,319.52	100.00%	$69,249.29	92.06%

Subsequent Periodic Rate Caps for the HELOCs

Cap	Number of Mortgage Loans	Principal Balance	Percentage of Total Mortgage Loans	Average Principal Balance	Weighted Average Combined Loan-to-Value Ratio
None	5,854	$405,385,319.52	100.00%	$69,249.29	92.06
Total / Weighted Average:	5,854	$405,385,319.52	100.00%	$69,249.29	92.06%

Index for the HELOCs

Index	Number of Mortgage Loans	Principal Balance	Percentage of Total Mortgage Loans	Average Principal Balance	Weighted Average Combined Loan-to-Value Ratio
Prime	5,854	$405,385,319.52	100.00%	$69,249.29	92.06
Total / Weighted Average:	5,854	$405,385,319.52	100.00%	$69,249.29	92.06%

Months to Next Rate Adjustment for the HELOCs

Months	Number of Mortgage Loans	Principal Balance	Percentage of Total Mortgage Loans	Average Principal Balance	Weighted Average Combined Loan-to-Value Ratio
1	5,484	380,638,173.48	93.90	69,408.86	92.09
2	358	24,309,960.83	6.00	67,904.92	91.50
3	4	72,972.21	0.02	18,243.05	96.27
4	8	364,213.00	0.09	45,526.63	97.83
Total / Weighted Average:	5,854	$405,385,319.52	100.00%	$69,249.29	92.06%

Debt-to-Income Ratio for the HELOCs

Debt-to-Income Ratio (%)	Number of Mortgage Loans	Principal Balance	Percentage of Total Mortgage Loans	Average Principal Balance	Weighted Average Combined Loan-to-Value Ratio
N/A	1,200	89,978,007.80	22.20	74,981.67	91.02
0.01 - 10.00	15	736,325.77	0.18	49,088.38	92.55
10.01 - 20.00	138	9,051,646.73	2.23	65,591.64	85.19
20.01 - 30.00	842	54,103,783.98	13.35	64,256.28	90.71
30.01 - 40.00	2,081	139,190,553.71	34.34	66,886.38	93.36
40.01 - 50.00	1,506	106,266,994.48	26.21	70,562.41	92.51
50.01 - 60.00	72	6,058,007.05	1.49	84,138.99	92.00
Total / Weighted Average:	5,854	$405,385,319.52	100.00%	$69,249.29	92.06%

ANNEX I

GLOBAL CLEARANCE, SETTLEMENT, AND TAX
DOCUMENTATION PROCEDURES

Except under limited circumstances, the globally offered Bear Stearns Asset Backed Securities I LLC, Mortgage-Backed Notes, Series 2006-8, which are referred to as the global securities, will be available only in book-entry form. Investors in the global securities may hold interests in these global securities through any of DTC, Clearstream or Euroclear. Initial settlement and all secondary trades will settle in same-day funds.

Secondary market trading between investors holding interests in global securities through Clearstream and Euroclear will be conducted in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice. Secondary market trading between investors holding interests in global securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

Secondary cross-market trading between investors holding interests in global securities through Clearstream or Euroclear and investors holding interests in global securities through DTC participants will be effected on a delivery-against-payment basis through the respective depositories of Clearstream and Euroclear, in such capacity, and other DTC participants.

Although DTC, Euroclear and Clearstream are expected to follow the procedures described below in order to facilitate transfers of interests in the global securities among participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or continue to perform those procedures, and those procedures may be discontinued at any time. Neither the depositor, the master servicer, the securities administrator nor the indenture trustee will have any responsibility for the performance by DTC, Euroclear and Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their obligations.

Non-U.S. holders of global securities will be subject to U.S. withholding taxes unless those holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

The global securities will be registered in the name of Cede & Co. as nominee of DTC. Investors’ interests in the global securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. Clearstream and Euroclear will hold positions on behalf of their participants through their respective depositories, which in turn will hold such positions in accounts as DTC participants.

Investors electing to hold interests in global securities through DTC participants, rather than through Clearstream or Euroclear accounts, will be subject to the settlement practices applicable to similar issues of mortgage-backed notes. Investors’ securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold interests in global securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no “lock-up” or restricted period. Interests in global securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

Transfers between DTC Participants. Secondary market trading between DTC participants will be settled using the DTC procedures applicable to similar issues of note interest Notes in same-day funds.

Transfers between Clearstream and/or Euroclear Participants. Secondary market trading between Clearstream participants or Euroclear participants and/or investors holding interests in global securities through them will be settled using the procedures applicable to conventional eurobonds in same-day funds.

Transfers between DTC Seller and Clearstream or Euroclear Purchaser. When interests in global securities are to be transferred on behalf of a seller from the account of a DTC participant to the account of a Clearstream participant or a Euroclear participant for a purchaser, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream participant or Euroclear participant at least one business day prior to settlement. Clearstream or the Euroclear operator will instruct its respective depository to receive an interest in the global securities against payment. Payment will include interest accrued on the global securities from and including the last Payment Date to but excluding the settlement date. Payment will then be made by the respective depository to the DTC participant’s account against delivery of an interest in the global securities. After this settlement has been completed, the interest will be credited to the respective clearing system, and by the clearing system, in accordance with its usual procedures, to the Clearstream participant’s or Euroclear participant’s account. The credit of this interest will appear on the next business day and the cash debit will be back-valued to, and the interest on the global securities will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed through DTC on the intended value date, i.e., the trade fails, the Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.

Clearstream participants and Euroclear participants will need to make available to the respective clearing system the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement from cash on hand, in which case the Clearstream participants or Euroclear participants will take on credit exposure to Clearstream or the Euroclear operator until interests in the global securities are credited to their accounts one day later.

As an alternative, if Clearstream or the Euroclear operator has extended a line of credit to them, Clearstream participants or Euroclear participants can elect not to pre-position funds and allow that credit line to be drawn upon. Under this procedure, Clearstream participants or Euroclear participants receiving interests in global securities for purchasers would incur overdraft charges for one day, to the extent they cleared the overdraft when interests in the global securities were credited to their accounts. However, interest on the global securities would accrue from the value date. Therefore, the investment income on the interest in the global securities earned during that one-day period would tend to offset the amount of these overdraft charges, although this result will depend on each Clearstream participant’s or Euroclear participant’s particular cost of funds.

Since the settlement through DTC will take place during New York business hours, DTC participants are subject to DTC procedures for transferring interests in global securities to the respective depository of Clearstream or Euroclear for the benefit of Clearstream participants or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the sponsor settling the sale through a DTC participant, a cross-market transaction will settle no differently than a sale to a purchaser settling through a DTC participant.

Finally, intra-day traders that use Clearstream participants or Euroclear participants to purchase interests in global securities from DTC participants or sellers settling through them for delivery to Clearstream participants or Euroclear participants should note that these trades will automatically fail on the sale side unless affirmative action is taken. At least three techniques should be available to eliminate this potential condition:

•
borrowing interests in global securities through Clearstream or Euroclear for one day, until the purchase side of the intra-day trade is reflected in the relevant Clearstream or Euroclear accounts, in accordance with the clearing system’s customary procedures;

•
borrowing interests in global securities in the United States from a DTC participant no later than one day prior to settlement, which would give sufficient time for such interests to be reflected in the relevant Clearstream or Euroclear accounts in order to settle the sale side of the trade; or

•
staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Clearstream participant or Euroclear participant.

Transfers between Clearstream or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Clearstream participants and Euroclear participants may employ their customary procedures for transactions in which interests in global securities are to be transferred by the respective clearing system, through the respective depository, to a DTC participant. The seller will send instructions to Clearstream or the Euroclear operator through a Clearstream participant or Euroclear participant at least one business day prior to settlement. Clearstream or Euroclear will instruct its respective depository, to credit an interest in the global securities to the DTC participant’s account against payment. Payment will include interest accrued on the global securities from and including the last Payment Date to but excluding the settlement date. The payment will then be reflected in the account of the Clearstream participant or Euroclear participant the following business day, and receipt of the cash proceeds in the Clearstream participant’s or Euroclear participant’s account would be back-valued to the value date, which would be the preceding day, when settlement occurred through DTC in New York. If settlement is not completed on the intended value date, i.e., the trade fails, receipt of the cash proceeds in the Clearstream participant’s or Euroclear participant’s account would instead be valued as of the actual settlement date.

Certain U.S. Federal Income Tax Documentation Requirements

A beneficial owner who is an individual or corporation holding the global security on its own behalf of global securities holding securities through Clearstream or Euroclear, or through DTC if the holder has an address outside the U.S., will be subject to the 30% U.S. withholding tax that typically applies to payments of interest, including original issue discount, on registered debt issued by U.S. persons, unless:

•
each clearing system, bank or other institution that holds customers’ securities in the ordinary course of its trade or business in the chain of intermediaries between the beneficial owner or a foreign corporation or foreign trust and the U.S. entity required to withhold tax complies with applicable certification requirements; and

•	the beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

•
Exemption for Non-U.S. Persons—Form W-8BEN. Beneficial holders of global securities that are Non-U.S. persons generally can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN, or Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding. Non-U.S. persons residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate, depending on the treaty terms, by filing Form W-8BEN. If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of the change.

•
Exemption for Non-U.S. persons with effectively connected income—Form W-8ECI. A Non-U.S. person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI, or Certificate of Foreign Person’s Claim for Exemption from Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States.

•	Exemption for U.S. Persons—Form W-9. U.S. persons can obtain a complete exemption from the withholding tax by filing Form W-9, or Payer’s Request for Taxpayer Identification Number and Certification.

U.S. Federal Income Tax Reporting Procedure. The holder of a global security or, in the case of a Form W-8BEN or Form W-8ECI filer, his agent, files by submitting the appropriate form to the person through whom it holds the security—the clearing agency, in the case of persons holding directly on the books of the clearing agency. Form W-8BEN and Form W-8ECI generally are effective until the third succeeding calendar year from the date the form is signed. However, the W-8BEN and W-8ECI with a taxpayer identification number will remain effective until a change in circumstances makes any information on the form incorrect, provided that the withholding agent reports at least annually to the beneficial owner on Form 1042-S. The term “U.S. person” means:

•	a citizen or resident of the United States;

•
a corporation, partnership or other entity treated as a corporation or a partnership for United States federal income tax purposes, organized in or under the laws of the United States or any state thereof, including for this purpose the District of Columbia, unless, in the case of a partnership, future Treasury regulations provide otherwise;

•	an estate that is subject to U.S. federal income tax regardless of the source of its income; or

•
a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust.

If the information shown on Form W-8BEN or Form W-8ECI changes, a new Form W-8BEN or Form W-8ECI, as applicable, must be filed within 30 days of the change. Certain trusts not described in the final bullet of the preceding sentence in existence on August 20, 1996 that elect to be treated as a United States Person will also be a U.S. person. The term “Non-U.S. person” means any person who is not a U.S. person. This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of the global securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the global securities